UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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INTERACTIVE INTELLIGENCE GROUP, INC.
(Name of Registrant as Specified in its Charter)
______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2016

To Our Shareholders:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2016 Annual Meeting of Shareholders of Interactive Intelligence Group, Inc. ("Interactive Intelligence"). The meeting will be held at our world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278 at 1:30 p.m., Eastern Time, on May 18, 2016.

At the annual meeting, in addition to voting on the matters described in this proxy statement, we will review our 2015 business results and discuss our plans for 2016 and beyond. There will also be an opportunity to discuss matters of interest to you as a shareholder.

This year, we are again providing access to our proxy materials via the Internet. On or about April 8, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to the majority of our shareholders, and on or about the same date, we mailed a printed copy of this proxy statement and a proxy card to our other shareholders who have requested a printed copy of our proxy materials. On the mailing date of the Notice, all shareholders of record and street name holders will have the ability to access all of the proxy materials, including this proxy statement, on a website referred to in the Notice and this proxy statement.

Regardless of the number of shares you own, it is important that your shares be represented whether or not you attend the meeting. Shareholders of record can vote their shares via the Internet, by using a toll-free telephone number or by traditional mail. Instructions for using these convenient services appear on the Notice, the proxy card and in this proxy statement. If you received a printed copy of the proxy materials, you can vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the postage-paid envelope provided. Any shareholder attending our meeting may vote in person even if a proxy has been returned.

For additional information about Interactive Intelligence, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We hope that you will be able to attend our meeting, and we look forward to seeing you.

Sincerely,

Donald E. Brown, M.D.
Chairman of the Board

INTERACTIVE INTELLIGENCE GROUP, INC.
7601 INTERACTIVE WAY
INDIANAPOLIS, INDIANA 46278

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	1:30 p.m., Eastern Time, on Wednesday, May 18, 2016

PLACE	Interactive Intelligence Group, Inc. World Headquarters 7601 Interactive Way Indianapolis, Indiana 46278

ITEMS OF BUSINESS
1.   To elect two directors to hold office for a term of three years or until their successors are elected and have qualified;
2.   To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers;
3.   To consent to the appointment of KPMG LLP as our independent registered public accounting firm for 2016;
4. To approve amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan;
5. To approve the amendment and restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan; and
6.   To transact any other business that may be properly brought before our meeting or any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 15, 2016.

ANNUAL REPORT	Our 2015 Annual Report on Form 10-K, which is not a part of these proxy materials, is being made available with the accompanying proxy statement.

PROXY VOTING
Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:
1.   Go to www.proxyvote.com shown on the Notice of Internet Availability of Proxy Materials or your proxy card and vote via the Internet;
2.   You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or
3.   If you received a printed copy of the proxy card by mail, then MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.

If you do attend the meeting, you may revoke your proxy and vote by ballot.

By order of the Board of Directors,

Ashley A. Vukovits Corporate Secretary Indianapolis, Indiana April 8, 2016

INTERACTIVE INTELLIGENCE GROUP, INC.
7601 INTERACTIVE WAY
INDIANAPOLIS, INDIANA 46278
__________________________________________________

PROXY STATEMENT
SOLICITATION OF PROXIES
FOR THE
2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 1:30 P.M. EASTERN TIME ON MAY 18, 2016

GENERAL INFORMATION

This proxy statement and accompanying proxy card are being provided to shareholders on or about April 8, 2016 in connection with the solicitation by the Board of Directors (the "Board") of Interactive Intelligence Group, Inc. ("Interactive Intelligence," "we," "us," "our" or the "company") of proxies to be voted at the 2016 Annual Meeting of Shareholders on May 18, 2016 (the "annual meeting").

Why did I receive a Notice of Internet Availability of Proxy Materials?

Instead of individually mailing a printed copy of the proxy materials to each shareholder, we may furnish proxy materials to our shareholders via the Internet under the e-proxy rules adopted by the Securities and Exchange Commission (the "SEC"). On or about April 8, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to the majority of our shareholders as of the close of business on March 15, 2016 (the "Record Date"), and we mailed a printed copy of the proxy materials to our other shareholders who have requested a printed copy of our proxy materials. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request such a copy in the manner described in the Notice. The Notice also instructs you as to how you may access and review this proxy statement and our 2015 Annual Report on Form 10-K for the year ended December 31, 2015, which is our 2015 Annual Report to Shareholders, and how you may submit your proxy to vote at the annual meeting.

This proxy statement, the form of the proxy card and voting instructions are being made available to our shareholders on or about April 8, 2016 at www.proxyvote.com. Our 2015 Annual Report on Form 10-K is being made available at the same time and by the same method. The 2015 Annual Report on Form 10-K is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.

What is a proxy and how do I vote by proxy?

A proxy is your legal designation of another person (the "proxy") to vote on your behalf. If you are a shareholder of record, we encourage you to vote via the Internet or by telephone. Internet voting information is provided on the Notice and the proxy card. You may vote by touchtone telephone by calling 1-800-690-6903. You will need to have the Notice or, if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting via the Internet or by telephone. These methods are convenient and save us significant postage and processing expense. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

If you are a shareholder of record and you received a printed copy of the proxy materials, you may vote by marking your proxy card, dating and signing it, and mailing it in the postage-paid envelope provided. The shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board on that proposal.

If you are a "street name" holder, you must provide instructions on voting to your broker, bank, trust or other nominee holder.

What is the difference between a "shareholder of record" and a "street name" holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our independent transfer agent and registrar, Computershare Trust Company, N.A., you are a "shareholder of record." If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, such as Broadridge Financial Solutions, Inc. ("Broadridge"), you are a "street name" holder.

How many proxy cards will I receive?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts and custodial accounts) or in multiple accounts. If your shares are held in "street name," you will receive your proxy card, voting instruction card or other voting information from your broker, bank, trust or other nominee, and you will return your proxy or voting instruction card or cards to such broker, bank, trust or other nominee. You should complete and sign each proxy card or voting instruction card you receive.

VOTING INFORMATION
Who is qualified to vote?

You are qualified to receive notice of and to vote at our annual meeting if you own shares of our common stock at the close of business on the Record Date for our annual meeting. At the close of business on the Record Date, there were 22,059,727 shares of our common stock issued and outstanding. Each shareholder will have one (l) vote for each share held including shares:

•	held directly in your name as the shareholder of record;

•	held in "street name" in an account with a broker, bank, trust or other nominee; and

•	attributed to your account in the Interactive Intelligence Group, Inc. 401(k) Savings Plan (the "401(k) Plan").

Is there a list of shareholders entitled to vote at the annual meeting?

A list of shareholders entitled to vote at our annual meeting will be available for inspection for a purpose germane to our annual meeting by any shareholder during usual business hours at our world headquarters during the ten days prior to our meeting date.

How do I use my shares to cast a vote?

Depending on whether you hold your shares directly as a "shareholder of record" or you hold your shares as a "street name" holder, there are several methods you can choose from to cast your vote.

If you are a "shareholder of record," you can vote your proxy in any one of these methods:

1. Go to www.proxyvote.com, as shown on the Notice or your proxy card, and vote via the Internet;
2. You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or
3. If you received a printed copy of the proxy card by mail, then mark, sign, date and promptly return your proxy card in the postage-paid envelope provided.

You will need to have the Notice or, if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting via the Internet or by telephone. Therefore, please follow the specific instructions set forth on the Notice, proxy card or voting instruction card. For security purposes, our electronic voting system has been designed to authenticate your identity as a shareholder of our common stock. If you vote your proxy via the Internet or by telephone, you do not need to return a proxy card.

If you hold your shares as a "street name" holder, your broker, bank, trust or other nominee will provide you with materials and instructions for voting your shares.

How do I vote my shares in the 401(k) Plan?

If you participate in the 401(k) Plan, you may give voting instructions to Bank of America Merrill Lynch Retirement Group, the plan Trustee, as to the number of shares of our common stock credited to your 401(k) Plan account as of the most recent valuation date coincident with or preceding the Record Date. The Trustee will vote your shares in accordance with your instructions received by May 16, 2016 at 11:59 p.m. Eastern Time. You may also revoke previously given voting instructions by May 16, 2016 at 11:59 p.m. Eastern Time, by delivering a new proxy via the Internet, by telephone or by mail. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares credited to your account as directed by the Investment Committee of the 401(k) Plan. The Investment Committee intends to direct the Trustee to vote such shares "FOR" each of the director nominees and "FOR" each of Proposals 2, 3, 4 and 5.

Can I vote my shares in person at the annual meeting?

If you decide to join us in person at our annual meeting and you are a "shareholder of record," you may vote your shares in person at the meeting. If you hold your shares as a "street name" holder, you must obtain a legal proxy from your broker, bank, trust or other nominee, giving you the right to vote the shares at the meeting.

Can I change my vote after I have submitted a proxy?

Shareholders who submit a proxy retain the right to revoke it at any time before it is voted by (1) attending our annual meeting and voting in person, (2) notifying our Corporate Secretary in writing of such revocation prior to our annual meeting or (3) delivering a new proxy via the Internet, by telephone or by mail. If you submit more than one proxy, the proxy having the latest date will revoke any earlier proxy.

What constitutes a quorum and why is it required?

The holders of a majority of our shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at our annual meeting. A quorum is required in order for our shareholders to conduct business at our annual meeting.

What is the Board's recommendation on how I should vote my shares?

Our Board recommends a vote "FOR"  the election of each of the director nominees, "FOR"  the approval by our shareholders, in an advisory (non-binding) vote, of the compensation paid to our named executive officers, "FOR"  the consent by our shareholders to the appointment of our independent registered public accounting firm for 2016, "FOR" the approval of amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan (the "2006 Plan") and "FOR" the approval of the amendment and restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan (the "ESPP").

How would my shares be voted if I do not specify how I would prefer them to be voted?

If no choice is specified, your proxy will be voted "FOR" the election of each of the director nominees, "FOR"  the approval by our shareholders, in an advisory (non-binding) vote, of the compensation paid to our named executive officers, "FOR"  the consent by our shareholders to the appointment of our independent registered public accounting firm for 2016, "FOR" the approval of amendments to the 2006 Plan and "FOR" the approval of the amendment and restatement of the ESPP. A proxy or proxy card may indicate that all or a portion of the shares represented by such proxy or proxy card are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals (for example, the election of directors, the vote on compensation paid to our named executive officers, the approval of amendments to the 2006 Plan and the approval of the amendment and restatement of the ESPP) in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and not entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals.

What vote is required to approve a proposal? Also, how are abstentions and broker non-votes treated?

Election of Director Nominees. The election of the director nominees will be determined by a plurality of the shares voting on such election. Plurality voting means that the two candidates who receive the highest number of "FOR" votes are elected, irrespective of the number of "FOR" votes received and even if the votes are less than a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of the Compensation Paid to our Named Executive Officers. To be approved, more shares must be voted "FOR" this proposal than "AGAINST." Abstentions and broker non-votes will have no effect on the outcome of this proposal. As this is an advisory vote, this proposal will not be binding upon us or our Board of Directors or our Compensation Committee.

Consent to the Appointment of the Independent Registered Public Accounting Firm. The consent by our shareholders to the appointment of the independent registered public accounting firm will be approved if more shares are voted "FOR" the proposal than "AGAINST." Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Amendments to the 2006 Plan.  The amendments to the 2006 Plan will be approved if a majority of the total votes cast vote in favor of the amendments. In other words, the amendments to the 2006 Plan will be approved if the number of shares voted "FOR" the proposal exceeds the number of shares voted "AGAINST" or "ABSTAIN." Abstentions will have the same effect as a vote against the approval of the amendments to the 2006 Plan. Broker non-votes will have no effect on the outcome of this proposal.
Amendment and Restatement of the ESPP.  The amendment and restatement of the ESPP will be approved if more shares are voted "FOR" the proposal than "AGAINST." Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Who will pay for the cost of this proxy solicitation?

This solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by our officers, directors and regular employees personally, by telephone, by facsimile or by other electronic communication. We do not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that we may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies or proxy cards and proxy material to principals. The entire cost of solicitation will be borne by us.

Who will count the votes?

At our annual meeting, votes will be counted by an election inspector from Broadridge. Such representative will be present at the annual meeting to process the votes cast by our shareholders, make a report of inspection, count the votes cast by our shareholders and certify as to the number of votes cast on each proposal.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at our annual meeting and publish final results on a Form 8-K filed with the SEC within four business days after the annual meeting.

How do I submit a shareholder proposal for next year's annual meeting?

If you wish to submit a shareholder proposal to be included in next year's proxy statement or to be presented at next year's annual meeting, you must comply with the applicable deadlines and other advance notice requirements set forth in our By-Laws, as currently in effect, as described in "Date of Receipt of Shareholder Proposals for Our 2017 Annual Meeting of Shareholders."

What if I want to receive a printed copy of the 2015 Annual Report on Form 10-K and this proxy statement?

If you received a Notice, you may request a printed copy of the 2015 Annual Report on Form 10-K and proxy statement by any of the following methods: via the Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com. Our shareholders may also request an Information Packet without charge, which includes our 2015 Annual Report on Form 10-K, including consolidated financial statements, as filed with the SEC (which is our Annual Report to Shareholders) and proxy statement. Please visit our Investor Relations page located on our website at http://investors.inin.com and click on the "Contact Us" link. You will be asked to provide general contact information before continuing. Or you may make a written request to our Investor Relations department at Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or may call 317-872-3000 and press option "4" to speak with an investor relations representative.

If you have any further questions about voting your shares or attending our annual meeting, please contact our Investor Relations Team via email at investor.relations@inin.com or by telephone at 317-872-3000 and press option "4."

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

Our Board currently consists of six directors divided into three classes, with the term of one class of directors expiring each year, pursuant to our By-Laws, as currently in effect. Generally, each director serves until the annual meeting held in the year that is three years after such director's election and until such director's successor is elected and has qualified.

The terms of Mark E. Hill and Michael C. Heim, two of our six directors, will expire at this annual meeting. Our Board has nominated each of these individuals, upon recommendation of our Nominating and Corporate Governance Committee, to be elected at this annual meeting for a term of three years to expire at our 2019 Annual Meeting of Shareholders or until his successor is elected and has qualified.

Unless proxy cards are otherwise marked, the persons named as proxies will vote the shares represented by all executed proxy cards which are received "FOR" the election of each of our director nominees.

Our Board has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event, and/or if any other unforeseen contingencies should arise, it is the intention of the persons named as proxies to vote for other nominees selected by our Nominating and Corporate Governance Committee in accordance with their best judgment.

The following descriptions set forth certain information about each director, including each person's business experience for at least the past five years as well as a summary description of the experiences, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that each such person should serve as our director. There is no family relationship between any of our directors or executive officers. The ages listed below for each director or nominee were as of March 31, 2016.

Nominees for Term to Expire in 2019

MARK E. HILL; Director since 2004; Age 59; Carmel, Indiana. Mr. Hill is Managing Partner of Collina Ventures, LLC, a private investment company focusing on technology companies ("Collina"). In 1983, Mr. Hill co-founded Baker Hill Corporation, a provider of software and services for the banking industry. In 2005, Baker Hill was acquired by Experian, a global information solutions company, and he oversaw the transition through 2006. Mr. Hill invests in, and is a board member or advisor to, various software and technology companies. Since 2015, he has served as a director at publicly held KAR Auction Services, Inc., which provides services for used-car auctions as well as financial and logistical support to wholesale-used car sellers and buyers. Mr. Hill is an adjunct professor at the Indiana University School of Informatics. He started his career at International Business Machines Corporation ("IBM") and holds a B.B.A. from the University of Notre Dame and an M.B.A. from the Indiana University Kelley School of Business.

Mr. Hill provides valuable insights to our Board of Directors resulting from his more than 30 years of experience in the software and technology industry and his experience as a co-founder of a company that provided technology business solutions. Mr. Hill's current position as the managing partner of an investment company that focuses on technology companies provides him with current industry knowledge that, together with his other board positions and previous hands-on technology experience, enable him to understand our business and provide useful guidance and advice to management.

MICHAEL C. HEIM; Director since 2007; Age 61; Zionsville, Indiana. Mr. Heim is the Corporate Vice President and Global Chief Information Officer of Whirlpool Corporation ("Whirlpool”). He previously served as the Senior Vice President, Information Technology and Chief Information Officer of Eli Lilly and Co. ("Lilly"), from 2009 to 2012, and Vice President, Information Technology and Chief Information Officer at Lilly from 2004. From 1999 until 2004, Mr. Heim was the Lilly chief technology officer responsible for enterprise architecture and data strategy, the global implementation of SAP and global financial and human resources information technology solutions. He first joined Lilly in 1979 and served in various roles in information technology, internal audit, engineering and the corporation's operations committee. Mr. Heim served on a number of executive councils while at Lilly, including the Microsoft Pharmaceutical Advisory Council and the SAP Life Sciences Executive Council. A native of Cincinnati, Ohio, he received a B.A. degree in business administration from Marian College and an M.B.A. from Bowling Green State University.

Mr. Heim's many years of executive technology leadership with Lilly, as well as his current position with Whirlpool, give him a strong knowledge base of the technology industry that enables him to understand, analyze and provide guidance on our business and industry. In addition, through his work in the technology group of two large companies, Mr. Heim provides us insight into the technology decision-making process at large companies that we target to license our software.

The Board recommends a vote "FOR" the nominees listed above.

Directors Whose Present Terms Expire in 2017

DONALD E. BROWN, M.D.; Director since 1994; Age 60; Indianapolis, Indiana. Dr. Brown co-founded Interactive Intelligence in October 1994 and has served as our Chief Executive Officer since April 1995 and President since inception. This is the third software company founded by Dr. Brown. Dr. Brown has been a director since our inception and also serves as our Chairman of the Board, a position he has held since 1998. In March 1988, Dr. Brown co-founded Software Artistry, Inc. ("Software Artistry"), a developer of customer support software that became a public company in March 1995 and was subsequently acquired by IBM in January 1998. At Software Artistry, Dr. Brown served as Chief Executive Officer and director from inception through September 1994. Dr. Brown's first software company was acquired by Electronic Data Systems, Inc. in September 1987. Dr. Brown graduated from the Indiana University School of Medicine. He also holds two additional degrees from Indiana University, an M.S. in computer science and a B.S. in physics.

Dr. Brown has over 20 years of leadership experience with the company since he co-founded it in 1994. Prior to that, Dr. Brown gained executive and leadership experience at the two other technology companies that he founded. As a result, he has an extensive understanding of the research and development, sales and marketing, strategy and operations of our company as well as significant knowledge of our industry.

RICHARD A. RECK; Director since 2005; Age 66; Hinsdale, Illinois. Mr. Reck is the founder and President of Business Strategy Advisors LLC, a business strategy consultancy that focuses on serving technology, services and entertainment companies. Mr. Reck was a partner with KPMG LLP ("KPMG") from 1973 through his retirement in 2002 and served as the National Director of the software and services practice of KPMG. Mr. Reck has been elected to serve as a board member of The Tribune Publishing Company, a public multiplatform media and marketing solutions company; has served as a director and as a member of the audit committee, compensation committee and as chairman of the nominating and corporate governance committee of Merge Healthcare, Inc., a public healthcare software and information company that was sold in October 2015 to IBM; and continues to serve as a director and chairman of the audit committee of Advanced Life Sciences Holdings, Inc., a public biopharmaceutical company which has been inactive since 2011. Additionally, Mr. Reck serves on the board of directors of SilkRoad, Inc., a private human resources cloud-based software company, and as a member of the board of advisors of Ultra Corporation, a private information technology services company. Mr. Reck received a Bachelor of Arts degree in mathematics from DePauw University and an M.B.A. in accounting from the University of Michigan.

Mr. Reck has many years of experience as an audit partner at KPMG with extensive financial accounting knowledge and leadership experience that is critical to our Board and, more specifically, our Audit Committee. Mr. Reck has been deemed an audit committee financial expert by our Board based on his experience in the accounting industry. In addition to Mr. Reck's accounting experience, he also has an extensive knowledge of the technology industry, which allows him to understand and provide guidance to our business.

Directors Whose Present Terms Expire in 2018

EDWARD L. HAMBURG, Ph.D.; Director since 2004; Age 64; Chicago, Illinois. Dr. Hamburg is the former Executive Vice President of Corporate Operations and Chief Financial Officer of SPSS Inc. ("SPSS"), a multinational computer software firm that provided predictive analytical technology and services. He held this position from 1992 to 2004 after heading business development for SPSS from 1986 to 1992. Dr. Hamburg served in an advisory executive position with SPSS from 2004 to 2008. SPSS was acquired by IBM in 2009. He is currently an Advisory Partner with Morgan Stanley Expansion Capital after serving as a venture partner with Morgan Stanley Private Equity from 2005 until 2011. Dr. Hamburg also currently serves as a director of two privately held technology companies and the American Institutes for Research, a not-for-profit organization engaged in behavioral and social science research. He received a Ph.D. from the University of Chicago and both his M.A. and B.A. from the University of Maryland at College Park.

Dr. Hamburg's more than 30 years of experience as both a software company operating executive and as a member of the board of directors at various technology companies has provided him with distinctive leadership skills as well as abilities to analyze and address a wide range of issues essential to our business and industry. He has particular expertise in mergers and acquisitions, strategic planning, international operations and overall business infrastructure management. Dr. Hamburg is chair of our Audit Committee and has been deemed an audit committee financial expert by our board based on his experience as a senior financial executive and service on the audit committees of other companies.

MITCHELL E. DANIELS, JR.; Age 67; Lafayette, Indiana. Mr. Daniels is the former governor of Indiana, first elected in 2004 and re-elected in 2008. After serving as the governor of Indiana from 2004 to 2012, Mr. Daniels was selected to be President of Purdue University and has served in that position since 2013. Mr. Daniels has held a variety of top-level positions in business and politics. Mr. Daniels began his career working as Chief of Staff for Senator Richard Lugar from 1977 to 1982 and was then appointed Executive Director of the National Republican Senatorial Committee from 1983 to 1984. He also served as an advisor to President Ronald Reagan in 1985. In 1987, he returned to Indiana as President and CEO of the Hudson Institute, then a contract research organization known for its analyses of the central role of technology in human progress, among other issues. From there, Mr. Daniels worked 11 years at Lilly, including service as President of North American Pharmaceutical Operations from 1993 to 1997 and Senior Vice President of Corporate Strategy and Policy from 1997 to 2001. Mr. Daniels was then appointed by President George W. Bush as the Director of the U.S. Office of Management and Budget from 2001 to 2003. He is the author of two books, "Keeping the Republic: Saving America by Trusting Americans" and "Notes from the Road," a chronicle of his Indiana travels as a first-time political candidate. Mr. Daniels currently serves as a director of Cerner Corporation. Mr. Daniels earned a bachelor's degree with honors from the Woodrow Wilson School of Public and International Affairs at Princeton University in 1971 and a law degree from Georgetown University in 1979. He is the recipient of eight honorary degrees from institutions including Butler University, Rose-Hulman Institute of Technology and Wabash College.

Mr. Daniels provides valuable insight to our Board of Directors resulting from more than 30 years of experience in managing large organizations and government. Mr. Daniels has had a successful career in business and government, holding numerous top management positions in both the private and public sectors. His work as CEO of the Hudson Institute, President of Lilly's North American Pharmaceutical Operations and President of Purdue University has provided him with the business and leadership skills to provide useful guidance and advice to management.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines (the "Guidelines") to assist in the exercise of its responsibilities. These Guidelines reflect the Board's commitment to monitoring the effectiveness of policy and decision-making both at the Board and management level, with a view toward enhancing shareholder value over the long term. These Guidelines are in addition to, and are not intended to change or interpret, any federal or state law or regulation, including the Indiana Business Corporation Law, or our Articles of Incorporation or By-Laws, as currently in effect. The Guidelines are reviewed periodically and updated as necessary by our Board based upon recommendations from our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and Board oversight practices. The Guidelines comply with requirements contained in the listing standards of The NASDAQ Stock Market LLC ("NASDAQ") (the exchange on which our equity securities are registered) and otherwise enhance our corporate governance policies. We will provide to any person, without charge, a copy of these Guidelines, upon request to our Corporate Secretary at our world headquarters. These Guidelines are also available on our website at http://investors.inin.com under "Governance." We intend to disclose any amendments or updates to these Guidelines by posting such amendments or updates on our website.

Director Independence and Board Meetings

Our Board has determined that Dr. Hamburg and Messrs. Daniels, Heim, Hill and Reck are "independent directors," as defined by the NASDAQ listing standards and the director independence rules of the SEC. Our Board has determined that each of Dr. Hamburg and Messrs. Daniels, Heim, Hill and Reck has no material direct or indirect relationship with us that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director on our Board.

Our Board holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day prior to the Board meeting so that the evening prior to the Board meeting and the day of the Board meeting can be devoted to presentations and discussions between the Board and senior management about our short and long-term strategies. In addition to the quarterly meetings, special meetings may be scheduled at our Board's discretion. During 2015, our Board held four meetings and each of our directors, with the exception of Mr. Daniels, attended or participated in 100% of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which each such director served. Mr. Daniels was unable to attend the Compensation Committee meeting that took place on the day of his election to the Board; however, he attended all subsequent Board and Compensation Committee meetings.

We have a policy that states that all directors are expected to attend our annual meetings. All of our directors then in office attended our 2015 Annual Meeting of Shareholders in person.

Leadership

The Chairman of our Board, Dr. Brown, is also our President and Chief Executive Officer. Our Guidelines provide that the Board should be free to choose its Chairman as it deems best for the company at that point in time, based on the recommendation of the Nominating and Corporate Governance Committee. Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if separate, whether the Chairman should be selected from the non-employee directors or be an employee.

To promote independent Board leadership, as Dr. Brown is our Chairman and our President and Chief Executive Officer, our Board has appointed, and annually will appoint, a lead director from among the independent directors. Mr. Hill was reappointed to the independent lead director position in 2015 and is continuing to serve in that role in 2016. The lead director's responsibilities include:

•	serving as liaison between our Chairman and our independent directors;

•	monitoring the agendas of the Board meetings;

•	monitoring the agendas of and leading independent director meetings; and

•	temporarily taking over the Chairman/Chief Executive Officer position if the current Chairman/Chief Executive Officer is unable to perform his duties.

Dr. Brown is responsible for the day-to-day operations of our company, communicating with our constituents and implementing our strategy and other decisions of the Board. Because these items get significant focus at Board meetings, the Nominating and Corporate Governance Committee and the full Board of Directors believe that it is appropriate to have our Chief Executive Officer and President act as the Chairman of the Board. The Board of Directors also recognizes the important leadership roles played by our lead director and the chairman of each of the committees of the Board. Finally, we believe that the current leadership structure supports the Board's role in risk oversight by combining the operational experience of a member of management with the oversight focus of an independent member of the Board. The Board evaluates its leadership structure from time to time and may change it as circumstances warrant.

Role in Risk Oversight

Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy. Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee. The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting, information technology and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer, Vice President of Finance, external auditors and other management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies for information and financial systems. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation and material accounting changes or proposed audit adjustments that could affect our financial statements. Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities. The Audit Committee members, as well as each other director, have access to our Chief Financial Officer and any other member of our management for discussions between meetings as warranted. The Audit Committee provides reports to the full Board on risk-related items. In addition to the responsibilities delegated to the Audit Committee, the Board delegates to the Board committees the responsibility for assisting in the oversight of categories of risk within their areas of responsibility. See "Executive Compensation and Related Information — Compensation Related Risk Assessment" in this proxy statement for a description of the Compensation Committee's role in overseeing compensation-related risks.

Board and Committee Membership

The responsibility for good corporate governance rests with our Board, whose primary role is providing oversight, counseling and direction in the best long-term interests of us and our shareholders. Our Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee (together, our "Standing Committees"). Each Standing Committee is described below. The following table sets forth the current membership information for each of our Standing Committees:

STANDING COMMITTEES OF THE BOARD
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Donald E. Brown, M.D.(1)	Chair
Mitchell E. Daniels, Jr.	X		X
Edward L. Hamburg, Ph.D.	X	Chair		X
Michael C. Heim	X	X		X
Mark E. Hill	X		Chair	Chair
Richard A. Reck	X	X	X
2015 Total Meetings Held	4	12	4	2
_________________________
(1) Dr. Brown is our President and Chief Executive Officer and is the only employee that serves on our Board. Dr. Brown sometimes attends Standing Committee meetings as a member of management, except certain meetings where management is excluded.

Standing Committees of the Board

Audit Committee

Our Audit Committee operates under a written charter adopted by our Board, a copy of which is available, free of charge, on our website at http://investors.inin.com under "Governance." Our Audit Committee reviews and assesses the adequacy of its charter and performance on an annual basis. Our Board established our Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the primary purpose of overseeing our accounting and financial reporting processes and audits of our annual financial statements and internal control over financial reporting by our independent registered public accounting firm.

Among its current primary functions, our Audit Committee has the sole authority to perform the following:

•	retain and terminate our independent registered public accounting firm;

•	approve compensation and provide oversight of the work of our independent registered public accounting firm;

•	evaluate the qualifications, performance and independence of our independent registered public accounting firm;

•
pre-approve all auditing services and permitted non-audit services, including the fees and terms for such services (subject to the de minimis exception for non-audit services that are approved by our Audit Committee prior to completion of the audit) provided by our independent registered public accounting firm;

•	review and discuss with our management and our independent registered public accounting firm our annual and quarterly financial statements;

•
discuss with our management and our independent registered public accounting firm major issues regarding accounting principles and financial statement presentations and the adequacy of our internal control over financial reporting; and

•	review and approve all related person transactions.

All members of our Audit Committee have been and currently are "independent" as such term is defined for audit committee members under the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. Our Board has determined that Dr. Hamburg and Mr. Reck meet the definition of an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Compensation Committee

Our Compensation Committee operates under a written charter adopted by our Board, a copy of which is available, free of charge, on our website at http://investors.inin.com under "Governance." Our Compensation Committee reviews and assesses the adequacy of its charter and performance on an annual basis. Among its current primary functions, our Compensation Committee reviews and determines the annual compensation of our non-employee directors; the annual base salaries, performance-based cash incentive awards and other incentive compensation of our executive officers; administers our equity awards plans in which directors, executive officers and other key employees participate; and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement. For a description of the role of management and our compensation consultant in setting compensation, see "Executive Compensation and Related Information—Compensation Discussion and Analysis—Role of Management and Our Compensation Consultant in Setting and Reviewing Compensation."

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee have been and currently are "independent" directors, as such term is defined for compensation committee members under the NASDAQ listing standards and Rule 10C-1 of the Exchange Act, and no member is or was our employee. In addition, except for Mr. Hill, whose son-in-law, a manager of professional services, received $122,048 in total compensation as an employee of the company during 2015, no member of our Compensation Committee had any relationship requiring disclosure under "Certain Relationships and Related Person Transactions." During 2015, none of our executive officers served on the compensation committee or board of directors of another entity.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (our "Nominating Committee") operates under a written charter adopted by our Board, a copy of which is available, free of charge, on our website at http://investors.inin.com under "Governance." Our Nominating Committee assists our Board in (i) identifying individuals qualified to become Board members, (ii) developing our Guidelines, (iii) advising our Board in the annual review of our Board's performance and (iv) recommending directors for each Standing Committee. The members of our Nominating Committee have been and currently are "independent," as defined under the NASDAQ listing standards.

Our Nominating Committee considers candidates for membership on our Board who are recommended by shareholders and/or fellow Board members. A shareholder who wishes to recommend a director candidate for consideration by our Nominating Committee should send such recommendation to our Corporate Secretary addressed to: Interactive Intelligence Group, Inc. Nominating Committee, c/o Corporate Secretary at our world headquarters. Our Corporate Secretary has been instructed by our Board to forward such shareholder director candidate recommendations to our Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected and the addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than recommend the individual to our Nominating Committee as a nominee, must comply with our advance notice requirements set forth in our By-Laws, as currently in effect, as described in "Date of Receipt of Shareholder Proposals for Our 2017 Annual Meeting of Shareholders."

In the process of recommending individuals to become Board members, the Nominating Committee identifies any specific needs in terms of industry or professional background and determines independence standards for nominees. Our entire Board nominates members for election to our Board. Nominees for director are selected on the basis of board experience, judgment, integrity, ability to make independent inquiries, understanding our business and environment and willingness to devote adequate time to Board duties. In identifying potential director nominees, our Nominating Committee, in accordance with our Guidelines, also takes into account geographic, occupational, gender, race and age diversity. The Nominating Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors. Our Nominating Committee's process for identifying and evaluating nominees for director will be the same whether the nominee is from our Nominating Committee's search for a candidate, or whether the nominee was recommended by a shareholder.

Shareholder Communications

Our Board has a process whereby our shareholders may send communications to our Board's attention. Any shareholder desiring to communicate with our Board, or one or more specific members thereof, should communicate in a writing addressed to Interactive Intelligence Group, Inc., Board of Directors, c/o Corporate Secretary at our world headquarters. Our Corporate Secretary has been instructed by our Board to promptly forward all such communications to the specified addressees.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (our "Ethics Code") that applies to all of our directors, officers and employees. We will provide to any person a copy of our Ethics Code, free of charge, upon request to our Corporate Secretary at our world headquarters. Our Ethics Code is available on our website at http://investors.inin.com under "Governance." We intend to disclose any amendments or updates to our Ethics Code by posting such amendments or updates on our website. In addition, any waivers of our Ethics Code for our directors or executive officers will be posted on our website under "Governance." There were no waivers of our Ethics Code by any of our executive officers or directors during 2015.

DIRECTOR COMPENSATION AND BENEFITS

Only non-employee directors receive compensation for their services as directors. Our compensation package for non-employee members of our Board is comprised of cash (annual retainers and committee meeting fees) and equity grants. Directors are also entitled to reimbursement of expenses incurred in connection with attendance at Board and/or committee meetings. Our director pay package is designed to attract and retain highly-qualified, independent professionals to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. Our Compensation Committee generally reviews our non-employee director compensation program on an annual basis. Actual annual pay varies among directors based on committee memberships, committee chair responsibilities and meeting attendance.

In 2015, non-employee directors received restricted stock unit ("RSU") grants under the 2006 Plan that vest one year after the grant date. The fair value of these RSU grants is determined on the date of the grant. During 2014 and prior years, we granted stock options to our non-employee directors. Under our 2006 Plan, the exercise price for option grants is equal to the closing price of our common stock, as reported by the NASDAQ Global Select Market, on the business day immediately preceding the date of grant, and the term of the options is six years. For most options granted to our non-employee directors prior to 2005, the term of each option was ten years from the date of grant. Commencing in May 2009, we began granting our non-employee directors options annually that vest one year after the grant date. Previously, our non-employee directors were granted options that vested over four years.

Our Board also has the full and complete authority and discretion, except as limited by our 2006 Plan, to grant additional equity awards to eligible directors from time to time and to provide the terms and conditions (which need not be identical among eligible directors), including without limitation the vesting provisions, thereof.

Director Compensation Arrangements

On the date of the annual meeting of shareholders in 2015, each eligible non-employee director was granted RSUs with a grant date fair value equal to $125,000, the number of which was based on the closing price of our common stock on the last trading day prior to the grant date. The RSUs will vest one year after the grant date. In addition, Mr. Daniels, as a new non-employee member of the Board, received RSUs with a grant date fair value equal to an additional $200,000, the number of which was based on the closing price of our common stock on the last trading day prior to the grant date. These RSUs will vest in four equal annual installments and were granted on the day of his election to the Board. In 2016, each non-employee director will receive an equity award at the annual meeting of shareholders with a grant date fair value of $125,000 in the form of either stock options or RSUs.

In 2015, each of our non-employee directors was entitled to receive the following compensation:

Type of Compensation	Amount
Cash Retainers:
Annual Cash Retainer(1)	$32,000
Annual Cash Retainer for Committee Chair:
Audit Committee(1)	$15,000
Compensation and Nominating Committees(1)	$5,000
Annual Cash Retainer for Audit Committee Members(1)	$5,000

Committee Attendance Fee (per meeting attended that was not held in conjunction with a meeting of our full Board):
In person(2)	$1,500
By teleconference(2)	$750

Restricted Stock Units:
Annual Equity Retainer(3)	$125,000
Equity Grant for Newly Elected Directors(4)	$200,000
________________________
(1) All annual cash retainers were paid in equal quarterly installments in advance at the beginning of each quarter.
(2) All attendance fees were paid in arrears.
(3) Represents RSUs with a grant date fair value equal to $125,000, the number of which was based on the closing price on the last trading day prior to the grant date. These RSUs were granted to all of our non-employee directors on May 27, 2015, the date of our 2015 Annual Meeting of Shareholders, in accordance with the terms of our 2006 Plan.
(4) Represents RSUs with a grant date fair value equal to $200,000, the number of which was based on the closing price on the last trading day prior to the grant date. These RSUs were granted to Mr. Daniels on May 27, 2015, the date of our 2015 Annual Meeting of Shareholders and the date of his election, in accordance with the terms of our 2006 Plan.

In addition to the above, in 2015 Dr. Hamburg and Mr. Reck were granted RSUs with a grant date fair value equal to $10,000 and $5,000, respectively, and $750 in cash for their assistance with our convertible debt offering in May 2015 and our search for a new Chief Financial Officer in 2015. These RSUs were granted on the date of the 2015 Annual Meeting of Shareholders and vest one year after the grant date.

Director Compensation in 2015

The following table sets forth information regarding the compensation that each non-employee director earned during 2015. Dr. Brown did not earn any additional compensation for serving on our Board in 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total Compensation
Mitchell E. Daniels, Jr.	$26,667	$324,939	$351,606
Edward L. Hamburg, Ph.D.	53,750	134,945	188,695
Michael C. Heim	43,000	124,963	167,963
Mark E. Hill	42,000	124,963	166,963
Richard A. Reck	43,750	129,932	173,682
Richard G. Halperin(3)	8,000	—	8,000
_________________________
(1) The amounts in this column include the annual Board retainer, annual committee chairman retainer, annual Audit Committee retainer and the amounts earned by each director for attending committee meetings that were not held in conjunction with a meeting of our full Board in person and/or by teleconference.
(2) The amounts in this column represent the grant date fair value of the RSUs granted to each non-employee director during the year ended December 31, 2015 in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation ("FASB ASC 718") (except that the estimated forfeitures related to service-based vesting conditions were disregarded). Our non-employee directors had the following shares of our common stock underlying equity awards, including stock options (both vested and unvested) and RSUs outstanding as of December 31, 2015:

Director	Shares Underlying Options	RSUs
Mitchell E. Daniels, Jr.	—	7,520
Edward L. Hamburg, Ph.D.	40,000	3,123
Michael C. Heim	32,000	2,892
Mark E. Hill	40,000	2,892
Richard A. Reck	16,000	3,007
(3) Mr. Halperin served as a non-employee director until his term expired at our 2015 Annual Meeting of Shareholders.

Non-Employee Director Change-of-Control Agreements

On June 7, 2007, we entered into a Non-Employee Director Change-of-Control Agreement (each, a "Director Change-of-Control Agreement") with each of Dr. Hamburg and Messrs. Hill and Reck. In addition, on May 29, 2008, we entered into a Director Change-of-Control Agreement with Mr. Heim. Each of these Director Change-of-Control Agreements was assumed by Interactive Intelligence Group, Inc. as of July 1, 2011. Under the terms of each Director Change-of-Control Agreement, in the event the service on our Board of Directors is terminated for any reason following an event where a "Change-of-Control" has occurred (as defined under "Executive Compensation and Related Information—Employment Agreements and Post-Termination and Change-of-Control Arrangements"), any and all outstanding stock options granted under our 2006 Plan will vest on an accelerated pro rata monthly basis, including full credit for partial months elapsed. In addition, with respect to stock option vesting, each director will be credited with one additional month of service for each month of service completed, up to a maximum of 24 additional months of service credit.

Director Stock Ownership Guidelines

In November 2011, the Board of Directors, upon recommendation of the Compensation Committee, approved stock ownership guidelines for each member of the Board. In accordance with these guidelines, each member of the Board must own at least 6,000 shares of our common stock by the later of (i) November 17, 2016 or (ii) five years from the date of such director's appointment or election to the Board. These shares must be maintained during the time the individual serves as a member of the Board. All of our current directors exceed our minimum stock ownership requirements, with the exception of Mr. Daniels, who was elected to the Board at the 2015 Annual Meeting of Shareholders and is not yet required to own 6,000 shares of our common stock.

OUR EXECUTIVE OFFICERS

The following table sets forth information, as of March 31, 2016, about our executive officers followed by their biographies:

Name	Age	Position
Donald E. Brown, M.D.	60	Chairman of the Board, President and Chief Executive Officer
Ashley A. Vukovits	45	Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer
Gary R. Blough	60	Chief International Officer
Thomas J. Fisher	42	Chief Services Officer
William J. Gildea, III	49	Chief Operating Officer
Jeff M. Platon	56	Chief Marketing Officer
Paul F. Weber	54	Chief Business Officer, Senior Vice President, North American Sales

Donald E. Brown, M.D.'s biographical information is contained under "Election of Directors (Item 1 on Proxy Card)—Directors Whose Present Terms Expire in 2017."

Ashley A. Vukovits has served as our Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer since August 2015. Previously, Ms. Vukovits served as the company's Vice President of Finance from January 2011 until August 2015, Corporate Controller from June 2005 until January 2011 and Senior Manager of Financial Reporting from July 2003 until June 2005. Ms. Vukovits has also served as the treasurer of the Interactive Intelligence Foundation since its inception in 2010. Prior to joining the company, Ms. Vukovits held senior finance positions with Union Acceptance Corporation and was an audit professional at KPMG LLP. Ms. Vukovits holds a bachelor's degree with a double major in accounting and finance from Miami University and is a Certified Public Accountant.

Gary R. Blough has served as our Chief International Officer since January 2014.  Prior to that, Mr. Blough served as our Executive Vice President, Worldwide Sales from July 2004 to December 2013. Mr. Blough served as our Vice President of Sales for Europe, the Middle East and Africa from January 2002 to July 2004 and previously served as our Area Director and Vice President of Sales for Western U.S. and Latin America since joining us in February 1997. Prior to joining us, Mr. Blough held various sales positions at Software Artistry, including Director of Western Region Sales and was Director of Sales for On-Line Software, a developer of programmer productivity tools. Mr. Blough has a B.S. degree in Marketing from Virginia Polytechnic Institute and State University.

Thomas J. Fisher has served as our Chief Services Officer since January 2014 and also previously held other roles including Vice President of Global Sales Operations from May 2012 until January 2014, Senior Director of Solutions Engineering from January 2011 until May 2012 and Director of Systems Engineering from January 2005 to January 2011.  Prior to joining us in March 2001, Mr. Fisher was part of the professional services team at Cisco Systems, Inc. ("Cisco"), a computer networking company, where he designed and deployed contact center solutions for commercial and government accounts. Prior to his role at Cisco, Mr. Fisher worked at Andersen Consulting (Accenture) designing and deploying contact center solutions for the global financial services sector. Mr. Fisher holds Bachelor of Science degrees from Ohio University in Biology and Communications Systems Management, with a minor in Business Administration.

William J. Gildea has served as our Chief Operating Officer since August 2015. Previously, Mr. Gildea served as Chief Performance Officer from January 2015 until August 2015, Senior Vice President, Corporate Development from January 2013 until January 2015 and as our Vice President, Business Development from March 2008 until January 2013. Prior to joining us in 2008, Mr. Gildea was a sell-side financial analyst covering the communications technology industry at Janney Montgomery Scott. Previously he served as an associate analyst as Wachovia Securities. Mr. Gildea began his career as a communications attorney in private practice in Washington, D.C. He holds a Bachelor of Arts degree from the College of William & Mary, a Juris Doctor from Catholic University and a Master of Business Administration from the University of North Carolina.

Jeff M. Platon has served as our Chief Marketing Officer since November 2014. Prior to joining us, Mr. Platon served for 12 years in various marketing roles for Cisco, including as Vice President Marketing, Security Solutions from 2002 to 2009, then as General Manager, Marketing, Enterprise Cloud Solutions from 2009 to 2014. Prior to Cisco, Mr. Platon had been CEO and President of network security management firm AlertSoft and Vice President of Marketing for McAfee, the world's largest security technology company. Mr. Platon holds a Bachelor of Business degree from the University of Texas at Austin and has completed executive Master of Business Administration courses at the London School of Business and the MIT Sloan School of Management.

Paul F. Weber has served as our Chief Business Officer and Senior Vice President, North American Sales since January 2014, our Vice President, North American Sales from January 2002 until January 2014 and previously was our Area Director of Sales since joining us in March 1997. Prior to joining us, Mr. Weber spent five years with Software Artistry, selling within the customer relationship management industry. Mr. Weber started his career with Automatic Data Processing, where he sold data processing services for payroll and tax processing. Mr. Weber holds a Bachelor of Science degree in business administration from Missouri State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2016, information about the beneficial ownership of our common stock by 5% or greater beneficial owners and ownership of management, including each of our incumbent directors and director nominees, our named executive officers and all current executive officers and directors as a group. Except as otherwise indicated below, the individual or entity owns such common stock directly with sole investment and sole voting power. For each of our named executive officers and directors, the following table also includes restricted stock units ("RSUs") and options to purchase shares of our common stock that are exercisable on or within 60 days after March 15, 2016.

5% or Greater Beneficial Owners:
Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership	Percent of Class
Bares Capital Management, Inc.
Brian Bares
12600 Hill Country Blvd, Suite R-230
Austin, TX 78738(1)	3,206,003	14.8%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202(2)	1,712,984	7.8%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055(3)	1,673,485	7.7%
RBC Global Asset Management (U.S.) Inc.
50 South Sixth Street, Suite 2350
Minneapolis, MN 55402(4)	1,588,059	7.3%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355(5)	1,329,096	6.1%
FMR LLC
245 Summer Street
Boston, MA 02210(6)	1,280,639	5.9%
Brown Advisory Incorporated
901 South Bond Street, Suite 400
Baltimore, MD 21231(7)	1,118,625	5.2%

Officer and Director Stock Ownership:
Name of Beneficial Owner	Shares(8)		Options(9)	RSUs(10)	Total Beneficial Ownership	Percent of Class
Directors
Mitchell E. Daniels, Jr.	2,000		—	—	2,000	*
Edward L. Hamburg, Ph.D.	33,156		40,000	—	73,156	*
Michael C. Heim	20,000		32,000	—	52,000	*
Mark E. Hill	130,172		40,000	—	170,172	*
Richard A. Reck	78,000		16,000	—	94,000	*
Named Executive Officers
Donald E. Brown, M.D.**	3,761,449	(11)	147,500	—	3,908,949	17.6%
Ashley A. Vukovits	4,308	(12)	18,126	—	22,434	*
Gary R. Blough	241,465	(13)	83,750	—	325,215	1.5%
Thomas J. Fisher	8,114	(14)	21,250	—	29,364	*
Paul F. Weber	31,230	(15)	66,875	312	98,417	*
Stephen R. Head(16)	68,609		92,647	—	161,256	*
Current Directors and Executive Officers as a Group
All Current Directors and Executive Officers as a Group (12 persons)	4,318,190		499,876	312	4,818,378	21.4%
___________________
 * Indicates ownership of less than one percent of the outstanding shares of our common stock.

** As discussed above, Dr. Brown is our Chairman of the Board, President and Chief Executive Officer and a beneficial owner of more than 5% of our outstanding common stock. Therefore, information pertaining to his beneficial ownership of our common stock is presented once as a named executive officer.

(1) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 16, 2016, indicating beneficial ownership as of December 31, 2015. Bares Capital Management, Inc. ("Bares Capital") is an investment advisor and shares the power to vote or to direct the vote of, and to dispose or direct the disposition of, 3,168,416 shares. Bares Capital reported that Brian Bares, the President of Bares Capital, has the sole power to vote or direct the vote of, and to dispose or direct the disposition of, 37,587 shares and shares the power to vote or to direct the vote of, and to dispose or direct the disposition of, 3,168,416 shares.
(2) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 11, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is an investment advisor and possesses sole power to vote or direct the vote of 280,040 shares and sole power to dispose or direct the disposition of 1,712,984 shares.
(3) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on January 26, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is a parent holding company or control person and possesses sole power to vote or direct the vote of 1,635,665 shares and the sole power to dispose or direct the disposition of 1,673,485 shares. The beneficial owner reported that the following of its subsidiaries acquired shares: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Ltd and BlackRock Asset Management Schweiz AG, and reported that Blackrock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock.
(4) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 10, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is an investment adviser and shares the power to vote or direct the vote of 1,318,694 shares and shares the power to dispose or direct the disposition of 1,588,059 shares.
(5) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 10, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is an investment advisor and possesses sole power to vote or direct the vote of 38,170 shares, shares the power to vote or direct the vote of 2,300 shares, has the sole power to dispose or direct the disposition of 1,289,926 shares and shares the power to dispose or direct the disposition of 39,170 shares.

(6) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 12, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is a parent holding company and possesses sole power to vote or direct the vote of 5,052 shares and sole power to dispose or direct the disposition of 1,280,639 shares. The shareholder reported that Abigail P. Johnson, a Director, the Vice Chairman, the Chief Executive Officer and the President of such shareholder, has the sole power to dispose or direct the disposition of 1,280,639 shares.
(7) Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 9, 2016, indicating beneficial ownership as of December 31, 2015. The shareholder is a parent holding company or control person and possesses sole power to vote or direct the vote of 826,044 shares, and shares the power to dispose or direct the disposition of 1,118,625 shares. The beneficial owner reported that the following of its subsidiaries also beneficially own shares: Brown Advisory, LLC, an investment advisor, which has the sole power to vote or direct the vote of 795,941 shares, and shares the power to dispose or direct the disposition of 1,088,522 shares, and Brown Investment Advisory & Trust Company, a bank, which has the sole power to vote or direct the vote of, and shares the power to dispose or direct the disposition of, 30,103 shares.
(8) Represents the number of shares beneficially owned, excluding shares which may be acquired through the exercise of stock options or the vesting of RSUs.
(9) Represents shares which may be acquired through the exercise of stock options as of March 15, 2016 or within 60 days after that date.
(10) Represents RSUs that will vest within 60 days after March 15, 2016.
(11) Includes 500,000 shares held in grantor retained annuity trusts and 180 shares held in our 401(k) Plan.
(12) Includes 1,159 shares held in our ESPP and 137 shares held in our 401(k) Plan.
(13) Includes 180 shares held in our 401(k) Plan.
(14) Includes 137 shares held in our 401(k) Plan.
(15) Includes 180 shares held in our 401(k) Plan.
(16) Represents holdings as of Mr. Head's retirement date of August 15, 2015.

APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
(ITEM 2 ON PROXY CARD)

As we did the last five years, we are asking you to approve the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement. This proposal, commonly known as a Say on Pay proposal, gives our shareholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation paid to our named executive officers and the philosophy, policies and practices described in this proxy statement. Approximately 99.1%, 98.8%, 98.4%, 98.7% and 99.7% of the votes cast on our 2015, 2014, 2013, 2012 and 2011 Say on Pay proposals, respectively, were voted in favor of the proposal in such years. In accordance with the advisory vote conducted at the 2011 Annual Meeting of Shareholders on the frequency of future Say on Pay votes, we are currently conducting Say on Pay votes on an annual basis. The next advisory vote on the frequency of Say on Pay votes will be conducted at our 2017 Annual Meeting of Shareholders.

We believe we have assembled a strong executive management team comprised of individuals who have been with us for many years and most of whom have experience with other companies in the software industry. This combination of experiences allows us to continue the innovations that have long been our core competence, while at the same time achieving aggressive annual goals.

The purposes of our compensation programs are to attract and then retain our executives by designing compensation programs that are highly competitive with comparable positions within our industry and to align our executive officers' compensation targets with our overall goals and shareholder interests. We compensate our executive officers using a combination of salary, performance-based cash incentive compensation and equity awards. We design our compensation programs to align our executives' contributions to ultimately achieve our goal of maximizing shareholder value. We believe that our executive compensation programs accomplish this goal.

The Compensation Discussion and Analysis that follows this proposal describes our executive compensation programs and the decisions made by the Compensation Committee during 2015 in more detail. Highlights of our 2015 compensation programs for our named executive officers include the following:

•
annual base salaries, which increased in 2015 based on the Committee's review of the peer group data, our performance in 2014 and, for Ms. Vukovits, to recognize her increased responsibilities upon her appointment as our Chief Financial Officer;

• performance-based cash incentive compensation; and

• long-term incentive awards in the form of performance-based RSUs that are earned based on our 2015 performance and vest over four years and time-based RSUs that vest over four years, rather than stock options.

Accordingly, we recommend that our shareholders vote "FOR" the following resolution at the annual meeting:

"RESOLVED, that the company's shareholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the company's proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion."

As an advisory vote, this proposal will not be binding upon us, our Board of Directors or our Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinion of our shareholders, and we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation programs, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends a vote "FOR" the advisory proposal approving the compensation paid to our named executive officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

We, the Compensation Committee, have reviewed and discussed the following "Compensation Discussion and Analysis" section of this proxy statement with Interactive Intelligence's management. Based on our review and discussions, we recommended to the Board of Directors that the following "Compensation Discussion and Analysis" section be included in this proxy statement on Schedule 14A and incorporated by reference into Interactive Intelligence's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

Submitted by the Compensation Committee

Mark E. Hill, Chairman
Mitchell E. Daniels, Jr.
Richard A. Reck

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis supplements the more detailed information concerning executive compensation that appears in the tables and the narrative discussion that follows the tables. Our goal is to provide our current and potential shareholders and the investing public with a better understanding of our executive compensation practices and the decisions made concerning the compensation paid to our executive officers, including our named executive officers set forth in the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

The Compensation Committee of our Board of Directors, referred to in this section as the Committee, plays a key role in designing and administering our executive compensation programs. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee appears above.

During 2015, we continued to invest in the development of, and rolled out, our new PureCloud PlatformSM, a multi-tenant cloud solution, and continued our focus on growing total revenues, with particular emphasis on our cloud subscription revenues, while taking steps to manage our expenses. Total revenues increased 15% compared to 2014, while cloud subscription revenues increased 62% compared to 2014. As our cloud-based sales continue to increase as a percentage of total sales, the associated recurring cloud subscription revenues will be recognized over time, which may impact our operating results since expenses are generally recognized as incurred.

The following is a summary of our financial results in 2015 and 2014 (dollars in thousands, except per share amounts):

Financial Results
	Years Ended December 31,
	2015	2014
Total revenues	$390,862	$341,296
Operating loss	(15,412)	(17,779)
Net loss	(21,827)	(41,367)
Loss per share (basic)	(1.01)	(1.98)
Loss per share (diluted)	(1.01)	(1.98)

Compensation for 2015 was determined and approved by the Committee based upon the review of our 2014 annual operating results, the comparison of compensation amounts and plans to those of our peer group (as described in more detail under "Role of Management and Our Compensation Consultant in Setting and Reviewing Compensation" below) and the recommendations by Dr. Brown, our Chief Executive Officer, with information provided by Mr. Head and Ms. Vukovits, our Chief Financial Officer and Vice President of Finance, respectively, at the time 2015 compensation was being determined (collectively referred to in this Compensation Discussion and Analysis as "management"). Our 2015 total compensation plans for our named executive officers, included the following:

•
annual base salaries, which increased in 2015 based on the Committee's review of the peer group data, our performance in 2014 and, for Ms. Vukovits, to recognize her increased responsibilities upon her appointment as our Chief Financial Officer;

• performance-based cash incentive compensation; and
• long-term incentive awards in the form of performance-based RSUs that are earned based on our 2015 performance and vest over four years and time-based RSUs that vest over four years, rather than stock options.

In May 2015, we announced that Mr. Stephen R. Head would be retiring from his positions within the company but would continue to serve in his positions until such time as a suitable replacement had been hired. Effective August 1, 2015, Mr. Head retired from serving as our Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer and retired from the company effective August 15, 2015. Ashley A. Vukovits was promoted to Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer, effective August 1, 2015. For a more detailed discussion regarding the compensation agreements related to Mr. Head's retirement, see "2015 Compensation Decisions—Compensation Related to Retirement of Chief Financial Officer" below.

The following graph illustrates the alignment of our executive compensation with the objectives of our compensation programs and our performance by comparing the average total compensation of our named executive officers over the last five years with our recurring revenue trend over the same period. We have utilized our recurring revenue trend in the graph below due to our focus on increasing recurring revenues.

______________
(1) The Average Total Compensation for 2015 includes Mr. Head's compensation through his August 15, 2015 retirement date and Ms. Vukovits' full year compensation, which included seven months serving as our Vice President of Finance and five months serving as our Chief Financial Officer.

Objectives of our Compensation Programs

We believe we have assembled a strong executive management team comprised mostly of individuals that have been with Interactive Intelligence for many years and most of whom have experience with other companies in the software industry. This combination of experiences allows us to continue to invest in the innovations that have long been our core competence, while at the same time achieving aggressive annual goals.

The purposes of our compensation programs are to attract and then retain our executives by designing compensation programs that are highly competitive with comparable positions within our industry and to align our executive officers' compensation targets with our overall goals and shareholder interests. We compensate our executive officers using a combination of salary, performance-based cash incentive compensation and equity awards. We design our compensation programs to align our executives' contributions to ultimately achieve our goal of maximizing shareholder value.

The Committee designed our 2015 executive compensation with the following objectives in mind:

•
Compensation should be designed to reward employees for working together across their departments to improve company performance as a whole. To achieve this objective, executives have compensation aligned with company financial results.

•
Compensation should be commensurate with comparable companies in the software industry. We must attract and retain employees who may be recruited by other companies, so our compensation programs should remain competitive. We achieve this objective by comparing our executive officers' compensation with comparable positions within our peer group.

•
We want to reward short-term accomplishments of our executive officers, while also focusing their efforts on the achievement of our long-term objectives. We achieve this balance by offering performance-based cash incentive compensation as well as equity awards.

•
Our compensation programs should align our executive officers' objectives with those of our shareholders. The Committee believes this is best achieved by rewarding our executive officers' efforts to attain long-term goals. We set performance criteria and targets for each of our executive officers based on gross profit on orders and operating cash flow relative to the company as a whole.

Elements of our Compensation Programs

Our compensation programs are comprised of three major elements: (i) annual base salary; (ii) performance-based cash incentive compensation and (iii) long-term equity incentive compensation, each of which is described below.

Compensation Element	Purpose	Link to Compensation Objectives
Annual base salary
To provide an appropriate level of fixed compensation that will promote executive recruitment and retention based on business responsibilities, personal performance during the prior year against established targets and leadership qualities.
• Reward individual performance • Reward company performance • Competition • Reward short-term accomplishments
Performance-based cash incentive compensation	Variable component used to motivate our executives to work together across departments to achieve corporate goals.	• Reward company performance • Reward short-term accomplishments • Align executive officers' objectives with shareholder objectives
Long-term equity incentive compensation	To motivate executive officers and retain key employees for the long-term by aligning their goals with those of our shareholders.	• Reward company performance • Reward achieving long-term objectives • Align executive officers' objectives with shareholder objectives

Total Direct Compensation

The following chart illustrates the allocation of actual 2015 compensation for each named executive officer between each of the three major compensation elements listed above. The chart demonstrates the significant percentage of actual 2015 compensation for each named executive officer that was in the form of variable performance-based pay tied to our business results.

_________________
(1) Represents the grant date fair value of the time-based RSUs received in 2015 and the grant date fair value of the performance-based RSUs earned based on our 2015 performance.
(2) Represents the amount earned in 2015 under the respective named executive officer's performance-based cash incentive plan.

In making executive compensation decisions, the Committee focuses on the "total direct compensation" that an executive officer will receive annually. This consists of salary, performance-based cash incentive compensation and the value of equity awards granted during the given year. The Committee does not have a specific policy for allocating the amount of compensation among the pay elements (short versus long-term or cash versus equity-based compensation), but seeks to target each executive officer's total compensation opportunity to the level the Committee considers market competitive and reflective of individual performance.

Impact of Say on Pay Votes

In May of 2015, we held an annual shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a Say on Pay vote. Our shareholders overwhelmingly approved the proposal, with approximately 99.1% of the votes cast on our 2015 Say on Pay proposal being voted in favor of the proposal.  At our annual meetings held in May of 2014, 2013, 2012 and 2011, approximately 98.8%, 98.4%, 98.7% and 99.7%, respectively, of the votes cast were voted in favor of the Say on Pay proposal. Taking into account the strong shareholder support reflected by our 2015 Say on Pay vote results, as well as our vote results from prior years, the Committee determined not to change our executive compensation policies and practices in response to or as a result of the 2015 vote.

Based on the strong preference expressed by our shareholders at our 2011 annual meeting, our Board has determined that we will hold an annual shareholder advisory vote on the compensation of our named executive officers until the next Say on Pay frequency vote, which will be held at our 2017 Annual Meeting of Shareholders.

2015 Compensation Decisions

Annual Base Salary

In setting base salaries for 2015, management and the Committee reviewed base salaries for comparable positions at other companies in our peer group and took into consideration our 2014 operating results. Based on that review and, for each named executive officer other than himself, the recommendations of Dr. Brown, the Committee determined to increase the salaries for each of our named executive officers to keep such salaries competitive with our peer group, to recognize the executive's contributions to attaining our 2014 operating results and, in the case of Ms. Vukovits, to recognize her increased responsibilities upon her appointment as our Chief Financial Officer. Base salaries for 2015 and the percentage increase from 2014 base salaries for each of our named executive officers were as follows:

	2015
Named Executive Officer	Base Salary	% Increase
Donald E. Brown, M.D.	$500,000	5%
Ashley A. Vukovits(1)	225,000	29
Stephen R. Head(2)	320,000	5
Gary R. Blough	260,000	4
Thomas J. Fisher	265,000	6
Paul F. Weber	230,000	2
__________
(1) Upon her promotion to Chief Financial Officer, effective August 1, 2015, Ms. Vukovits' base salary was increased from $175,000 to $225,000.
(2) Mr. Head retired as our Chief Financial Officer effective August 1, 2015.

Performance-Based Cash Incentive Compensation

Each year, management recommends the performance targets for our named executive officers, which are presented to the Committee for its review and approval. The 2015 performance targets for our named executive officers were developed based on our 2014 financial performance, the expected growth of our business and continued shift to the cloud during 2015 and our strategic initiatives for 2015. Also considered were the general economic conditions during 2014 and the economic predictions for 2015 at the time the compensation decisions for 2015 were being made. Each of our named executive officer's performance bonuses were paid, if earned, once the financial statements for the performance period were approved for issuance by our Audit Committee. For 2015, the Committee determined that bonuses based on increases in gross profits on orders and operating cash flows were appropriate for all of our named executive officers, as these bonuses were designed to encourage collaboration toward achieving company-wide goals.

Although each of the performance-based bonuses had a targeted payout amount, each named executive officer had the ability to earn at least a portion of his or her bonus even if actual performance did not reach the targeted level. Similarly, if actual performance exceeded the targeted level, our named executive officers had the ability to earn more than the targeted payout amounts. For each of the bonuses described below, for the first three quarters of the year, payments were limited to the targeted amounts. In the second, third and fourth quarters, any payments made in prior quarters were subtracted from the amounts earned. Performance-based bonuses may be adjusted after year-end in the event of financial statement adjustments or order adjustments related to the performance year. Any adjustments will be deducted from bonuses due in future periods or may require repayment. During 2015, there were no adjustments to prior year bonuses. In addition, the Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders. No such adjustments were made with respect to our 2015 performance-based cash incentive compensation.

The Committee established the following two performance-based cash incentive compensation bonuses for all of our named executive officers for 2015:

Gross Profits on Orders Bonus:

The Gross Profits on Orders Bonus ("GPOB") was earned and paid quarterly based on our year-to-date gross profit on orders, which included annual recurring revenue for new cloud orders plus 60% of the gross profit value of on-premises orders, including first year support. The Committee designed this bonus to focus on the growth of the company as a whole and not one specific area. The targeted incentive payout amounts for Dr. Brown, Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber under the GPOB were $250,000, $62,500, $102,500, $137,500, $67,500 and $132,500, respectively, and were set by the Committee based on achieving the target annual gross profits on orders, with bonus payments starting if 85% of the target was achieved. The annual GPOB was calculated as follows:

Actual Annual Gross Profit on Orders - (Target Gross Profit on Orders X 85%)	X bonus potential
Target Gross Profit on Orders - (Target Gross Profit on Orders X 85%)

The actual 2015 gross profit on orders was less than the targeted gross profit on orders; therefore, Dr. Brown, Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber earned GPOB bonuses of $126,227, $13,149, $64,063, $69,425, $34,081 and $66,900, respectively for 2015. Ms. Vukovits' and Mr. Head's GPOB bonuses were pro-rated based on the portion of the year each of them served as Chief Financial Officer.

Operating Cash Flow Bonus:

The Operating Cash Flow Bonus ("OCFB") was earned and paid quarterly based on our year-to-date cash flow from operations, capital expenditures and capitalized software, net. The Committee designed this bonus to focus on cash generation for the company as a whole and the collection of up-front cash payments. The targeted incentive payout amounts for Dr. Brown, Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber under the OCFB were $250,000, $62,500, $102,500, $137,500, $67,500 and $132,500, respectively, and were set by the Committee based on achieving the target annual cash flow from operations, capital expenditures and capitalized software, net. Payments under the OCFB bonus would begin when actual cash flow from operations (after adjustment for capital expenditures and capitalized software, net) was $10 million less than the target cash flow from operations (after adjustment for capital expenditures and capitalized software, net). The annual OCFB was calculated as follows:

Adjusted Actual Cash Flow - (Target Cash Flow from Operations - $10 million)	X bonus potential
(Target Cash Flow from Operations - $10 million)

Where:

Adjusted Actual Cash Flow =	Actual Cash Flow from Operations - Net Adjustments

and

Net Adjustments =	(Actual Capital Expenditures + Actual Capitalized Software, Net) - (Target Capital Expenditures + Target Capitalized Software, Net)

The actual 2015 cash flow from operations, as adjusted for capital expenditures and capitalized software, net was more than the targeted cash flow from operations, as adjusted for capital expenditures and capitalized software, net; therefore, Dr. Brown, Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber earned OCFB bonuses of $330,169, $50,548, $64,062, $181,593, $89,146 and $174,990, respectively for 2015. Ms. Vukovits' and Mr. Head's OCFB bonuses were pro-rated based on the portion of the year each of them served as Chief Financial Officer.

In addition to the bonuses described above, while serving as our Vice President of Finance during the first seven months of 2015, Ms. Vukovits was eligible for a Management Based Objectives ("MBO") bonus. The pro rata targeted incentive payout amount for Ms. Vukovits under the MBO bonus was $12,250 and was based on her achievement of various finance-specific objectives related to her role as our Vice President of Finance. Certain of the objectives were not met in 2015; therefore, Ms. Vukovits earned an MBO bonus of $11,149 for 2015.

See the Summary Compensation Table following this Compensation Discussion and Analysis for further details on the performance-based cash incentive compensation earned by our named executive officers during 2015 under each of these bonuses.

Long-Term Equity Incentive Compensation

In addition to offering performance-based cash incentive compensation, management and the Committee continue to view stock options, RSUs and other equity awards as a way to motivate and retain our executive officers for the long-term by aligning their goals with those of our shareholders. In 2015, based on trends in compensation as well as information provided by Frederic W. Cook & Co., Inc. ("Cook"), the Committee's third party compensation consulting firm, in connection with an analysis performed in 2014 regarding to the equity structure of our peer group, the Committee granted time-based and performance-based RSUs to our executive officers, rather than stock options. The Committee also believed these equity awards promoted retention of our executive officers.

On February 13, 2015, the Committee, based on the recommendation of management, approved the following equity grants to each of our named executive officers:

	Number of	Number of
Named Executive Officer	Time-Based RSUs Granted	Performance-Based RSUs Granted
Donald E. Brown, M.D.	16,500	16,500
Ashley A. Vukovits	1,500	1,500
Stephen R. Head	8,250	8,250
Gary R. Blough	7,000	7,000
Thomas J. Fisher	6,000	6,000
Paul F. Weber	6,500	6,500

One-fourth of the time-based RSUs vested on February 13, 2016, while the remaining three-fourths of the time-based RSUs will vest in three equal annual installments beginning on February 13, 2017.

The performance-based RSUs were to be earned based on 2015 performance. 25% of the total performance-based RSUs would be earned if our actual 2015 gross profit on orders, including first year support, equaled 85% of the target 2015 gross profit on orders, and an incrementally greater percent would be earned as the actual 2015 gross profit on orders approached or exceeded the target 2015 gross profit on orders. 25% of the total performance-based RSUs would be earned if our actual 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net) was $10 million less than the target 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net), and an incrementally greater percent would be earned as the actual 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net) approached or exceeded the target 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net).

In January 2016, the Committee determined that 100% of the performance-based RSUs were earned based on our 2015 performance. Therefore, one-fourth of the performance-based RSUs vested on February 13, 2016, while the remaining three-fourths of the performance-based RSUs will vest in three equal annual installments beginning on February 13, 2017.

In addition, Ms. Vukovits was granted 3,617 time-based RSUs in light of her increased responsibilities upon her promotion to Chief Financial Officer effective August 1, 2015, which RSUs will vest in four equal annual installments beginning on August 1, 2016. The Committee also approved time-based and performance-based RSU grants to other members of the executive team and certain sales management during 2015.

The Committee has the ability to grant equity awards to other designated key employees to reward them for their contributions on an annual basis. Dr. Brown presented a list of employees that he recommended to receive RSUs on January 27, 2015 and the Committee approved the grants of these awards. In addition, the Committee approves a set number of RSUs on a quarterly basis for Dr. Brown to grant at his discretion to employees (with the exception of executives). Typically the awards, if granted, are used to compensate new hires or existing employees who have been promoted to key management positions.

In 2016, the Committee elected to grant stock options to our executive officers. The Committee will continue to review our equity compensation structure in order to best motivate and retain our executive officers for the long-term.

Compensation Related to Retirement of Chief Financial Officer

In May 2015, we announced that Mr. Head would be retiring from his positions within the company, but would continue to serve in his positions until such time as a suitable replacement had been hired (the "Hire Date"). In recognition of Mr. Head's loyal and faithful past service to us, his contributions to our growth during his tenure with us and as an inducement to Mr. Head to fulfill his commitment to continue to serve in his positions until the Hire Date, the Committee approved amendments to Mr. Head's outstanding stock option awards granted under the 2006 Plan and granted Mr. Head an additional stock-based award under the 2006 Plan.

The Committee approved the following amendments to the Nonqualified Stock Option Agreements between Mr. Head and us:

•
The agreements dated January 22, 2010 and January 21, 2011, each governing the grant of options to purchase 30,000 shares of our common stock, were amended to extend the post-termination exercise period of each such stock option award from one month to the date the options expire in accordance with their terms.

•
The agreements dated January 9, 2012 and January 11, 2013, governing the grant of options to purchase 30,000 shares and 15,000 shares, respectively, of common stock, were amended to provide for pro rata vesting for the current tranche of each such stock option award and to extend the post-termination exercise period of each such stock option award from one month to the date the options expire in accordance with their terms.

•
The agreement dated January 13, 2014, governing the grant of options to purchase 15,000 shares of common stock, was amended to provide for pro rata vesting for the current tranche of such stock option award.

In addition, the Committee approved a grant to Mr. Head, pursuant to and in accordance with Section 13 of the 2006 Plan, of an Other Stock-Based Award (as defined in the 2006 Plan), providing that, as a bonus in lieu of cash, the following shares of common stock would be granted to Mr. Head upon (a) his Eligible Separation (which excludes termination by reason of death, Disability (as defined in the 2006 Plan) or Cause (as defined in the 2006 Plan)) if he continued to serve in his positions until at least the Hire Date or (b) if he was terminated by us without Cause prior to the later of May 31, 2015 or the Hire Date:

Date of Eligible Separation or termination by us without Cause	Number of shares of common stock awarded
On May 31, 2015	2,000 shares
After May 31, 2015	20 additional shares per calendar day until the date of the Eligible Separation or the termination of employment by us without Cause

This Other Stock-Based Award was subject to the terms and conditions of the 2006 Plan and the Other Stock-Based Award Agreement between us and Mr. Head, dated as of May 6, 2015. Effective August 1, 2015, Mr. Head retired from serving as our Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer and retired from the company effective August 15, 2015. As a result, Mr. Head received 3,520 shares of common stock upon his retirement pursuant to this Other Stock-Based Award.

Upon Mr. Head's retirement, all unvested RSUs as of his retirement date were forfeited. In addition, Mr. Head's performance-based cash incentive compensation was pro-rated based on the portion of the year he served as Chief Financial Officer, as described above in "Performance-Based Cash Incentive Compensation."

Benefits Available to Executive Officers and All Other Employees

Retirement and Health and Welfare Benefits

We have never had a defined benefit pension plan. We maintain the 401(k) Plan to provide retirement benefits for substantially all of our North American employees. Participants in the 401(k) Plan may elect to contribute up to 50% of their pre-tax annual compensation to the 401(k) Plan, subject to applicable Internal Revenue Service ("IRS") limits and regulations. Participants may also contribute amounts representing qualified rollovers from other qualified benefit plans. We may also make discretionary company contributions to the 401(k) Plan.

Each year, we make an annual company matching contribution to eligible participants, including our named executive officers. For 2015, we matched up to 33% of the first 9% of a participant's pre-tax compensation contributed to the 401(k) Plan, which resulted in an aggregate match of $3.0 million in cash contributed to the employees' accounts in February 2016.

The company matching contribution vests in equal installments over four years based on the initial date of the participant's employment. For an eligible participant who has worked for us for four or more years at the time of the contribution, the contribution is 100% vested. The company matching contributions we made to our named executive officers are shown in the "All Other Compensation" column of the Summary Compensation Table below.

Although we have not expressed any intent to terminate the 401(k) Plan, we have the option to do so at any time subject to the provisions of the Employee Retirement Income Security Act of 1974. Upon termination of the 401(k) Plan, either full or partial participants, including our named executive officers, become fully vested in their entire account balances.

All of our executive officers, including our named executive officers, are also eligible to participate in other employee benefit plans that are generally available to all of our employees, including our ESPP and life and health insurance programs. The Committee believes that these additional plans are competitive with benefits offered by the other companies in our peer group.

Perquisites

Certain of our executive officers and employees may be entitled to receive perquisites, as defined in their respective employment agreements. There were no perquisites, individually or in the aggregate, that exceeded $10,000 that were given to any director or named executive officer during 2015.

Employment Agreements and Change-of-Control Arrangements

We have entered into employment agreements, as well as change-of-control agreements, with Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber. The employment agreements for Ms. Vukovits and Messrs. Fisher and Weber provide for severance payments if they are terminated by us for any reason other than for cause. The change-of-control agreements are intended to maintain continuity of management, particularly in the context of a transaction in which we undergo a change of control. These agreements are "double triggered," which means that an executive officer is only entitled to severance payments if (1) we experience a change of control, as defined in the agreement, and (2) the executive officer's employment is terminated by us for any reason other than for cause or as a result of the executive officer's disability or if the executive officer resigns for good reason within 18 months of the change of control. For a more detailed description of the material terms of these agreements, see "Employment Agreements and Post-Termination and Change-of-Control Arrangements—Employment Agreements" and "—Change-of-Control and Retention Agreements."

Other Benefits and Reimbursements

Our Board of Directors has adopted a travel policy whereby Dr. Brown is reimbursed for flying a private aircraft for business travel within certain limitations. Dr. Brown often travels on short notice and to areas that have limited access to direct commercial flights. Dr. Brown is reimbursed for expenses incurred in the operation of his privately owned aircraft when used for company business at a rate approved by our Audit Committee. Because the reimbursement is for business travel only that is integrally and directly related to the performance of his duties, our reimbursement is not considered a perquisite. For further details, see "Certain Relationships and Related Person Transactions."

Role of Management and Our Compensation Consultant in Setting and Reviewing Compensation

Every few years, the Committee engages Cook, a third-party compensation consulting firm, to assist in compiling our peer group, to compile peer group compensation data and to report on industry compensation trends. The Committee engaged Cook in 2014 to perform this comprehensive analysis. In 2015, the Committee consulted with Cook to validate the peer group utilized in setting executive compensation for 2015 and to evaluate the Chief Executive Officer and Chief Financial Officer compensation data within the peer group. This assistance was utilized in setting 2015 compensation. We did not engage Cook or any other third-party compensation consultant to provide any other services during 2015. Prior to the engagement of Cook, the Committee reviewed and considered the factors set forth in the SEC's and NASDAQ's rules with respect to the independence of compensation consultants as they related to Cook. The work of Cook did not raise any conflict of interest issues during 2015.

Dr. Brown provided the Committee with recommendations on the compensation of our executive officers. These recommendations were prepared by Dr. Brown, with the assistance of Mr. Head and Ms. Vukovits, taking into account such factors as compensation history, tenure, responsibilities, leadership qualities, market data for comparable positions at companies within the software industry that are comparable in size to us (our "peer group"), retention concerns and the need to maintain consistency within the organization. The Committee gave significant consideration to the recommendations of Dr.

Brown and compared these recommendations to each executive officer's 2014 compensation plan. The Committee also compared the salary and performance-based cash incentive compensation programs of our executive officers with the most recently reported salary and performance-based cash incentive compensation programs of individuals holding the same or similar positions at companies within our peer group. The Committee reviewed the performance of Dr. Brown, Mr. Head and Ms. Vukovits, without their participation, and determined their compensation for 2015.

The peer group used in developing the 2015 compensation plans was comprised of the following companies within the software industry who had total revenues similar to ours as of the most recent date for which compensation information was available:

8x8, Inc.	Epiq Systems, Inc.	Perficient, Inc.
Advent Software, Inc.	inContact, Inc.	Progress Software Corporation
Bottomline Technologies (de), Inc.	j2 Global, Inc.	Tangoe, Inc.
BroadSoft, Inc.	MicroStrategy Incorporated
Constant Contact, Inc.	Pegasystems Inc.

The Committee set the cash incentive compensation to be paid to a particular executive officer at a level that the Committee deemed to be reasonable and competitive based on the peer group data but did not target our executive compensation to fall within a certain percentile of the peer group compensation data for cash compensation or for any element of compensation paid to our executive officers. The Committee did not otherwise benchmark the compensation of our named executive officers utilizing the peer group data, and except as set forth above under "2015 Compensation Decisions," the amounts to be paid were not based on set formulas or calculations.

Tax Deductibility Under Internal Revenue Code Section 162(m) and Other Related Issues

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") eliminates, subject to certain exceptions, the deductibility of compensation paid to certain executives to the extent their compensation for any year exceeds $1,000,000. Exceptions to amounts included in executive compensation for purposes of Section 162(m) involve various types of "qualifying performance-based" compensation (i.e. compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by the Committee under plans that have been approved by our shareholders). The Committee believes that tax deductibility is an important factor when evaluating executive compensation. In evaluating compensation, the Committee has considered, and will continue to consider, the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with our compensation objectives. However, the Committee has exercised, and may continue to exercise, its discretion to provide base salaries and other compensation that may not be fully tax deductible to us.

The Sarbanes-Oxley Act of 2002 subjects our Chief Executive Officer and Chief Financial Officer to forfeiture of incentive compensation and profits from the sale of stock in the event of an accounting restatement associated with non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws. At this time, the Committee has not adopted any additional forfeiture provisions for incentive compensation.

Compensation Related Risk Assessment

Our Compensation Committee is responsible for overseeing the risks relating to compensation policies and programs company-wide. In performing its evaluation, the Compensation Committee discusses with our Chief Executive Officer the design features and characteristics of our compensation policies and programs, the relevant performance measures for our executive officers' bonus programs and the risks related to such bonuses and the other elements of compensation awarded to our executive officers. The Compensation Committee believes the composition and balance of our compensation policies encourage appropriate risk-taking as follows:

•	Our overall compensation levels are competitive with our peer group.

•
Our compensation mix is designed in part to reward long-term performance and is balanced among (i) fixed components like salary and benefits, (ii) annual bonuses based on certain operational and financial performance measures and (iii) equity-based awards.

•
The oversight provided by our Board and Compensation Committee in budget reviews, senior management compensation programs and equity and bonus awards and the integration of the independent Board members into the Compensation and Audit Committees contribute to our control environment.

•
Our Board regularly interacts with management and is closely involved with our Chief Executive Officer and Chief Financial Officer, helping to ensure the tone at the top is consistent with a strong control environment and that the communication of the control environment and conservative risk approach is effective.

•
We provide our executive officers with a competitive base salary to provide them with a steady income, which allows our executive officers to focus more on our long-term performance than on short-term stock price fluctuations.

•
We design the bonus programs for our executive officers to ensure that they remain focused on financial performance measures that drive long-term shareholder value, such as revenue growth, profitability and cash flow from operations measures, and continually review the operations managed by each executive officer during regularly scheduled meetings. At the same time, our use of stock-based compensation balances against short-term decision making.

•	Our bonus programs for our executive officers have a progressive payout formula with no "cliffs" between ranges of performance.

•	Our Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders.

•	Equity grants typically vest over a four-year vesting period to encourage our executive officers to maintain a long-term perspective.

•	We prohibit all hedging transactions involving our stock. As a result, our executive officers cannot insulate themselves from the effects of poor stock price performance.

•
Some of our non-executive employees are eligible to receive bonuses and we generally grant equity awards annually to our non-executive key employees. With respect to the non-executive employees' bonuses, the operational and financial measures are reasonable or clearly attainable without excessive risk-taking. The bonuses are payable at different levels depending on results and generally are not "all or nothing" awards. For those non-executive employees who are eligible to receive equity awards, the equity awards vest over four years, which encourages employees to focus on the long-term operational and financial performance of our company.

Based on these factors, the Compensation Committee determined that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

Executive Compensation Tables and Narratives

The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to each of our named executive officers for the years ended December 31, 2015 and, if applicable, 2014 and 2013. For a more thorough discussion of our executive compensation practices, refer to the "Compensation Discussion and Analysis" above.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Donald E. Brown, M.D.
Chairman, President and	2015	$500,000	$—	$1,414,050	$—	$456,396	$7,871	$2,378,317
Chief Executive Officer	2014	475,000	—	992,727	531,120	286,630	7,590	2,293,067
	2013	450,000	—	399,700	530,457	680,614	7,574	2,068,345

Ashley A. Vukovits
Chief Financial Officer,	2015	213,497	11,149	278,511	—	63,697	5,940	572,794
Senior Vice President of
Administration, Secretary
and Treasurer
Stephen R. Head
Former Chief Financial	2015	214,316	—	849,796	—	128,125	—	1,192,237
Officer, Senior Vice President	2014	305,000	—	496,364	265,560	130,409	7,590	1,204,923
of Finance and	2013	290,000	—	199,850	265,229	304,188	7,574	1,066,841
Administration, Secretary
and Treasurer(7)
Gary R. Blough
Chief International Officer	2015	260,000	—	599,900	—	251,018	7,871	1,118,789
	2014	250,000	—	496,364	265,560	232,959	7,590	1,252,473
	2013	240,000	—	199,850	265,229	360,009	7,574	1,072,662

Thomas J. Fisher
Chief Services Officer	2015	265,000	—	514,200	—	123,227	5,940	908,367
	2014	250,000	30,000	496,364	265,560	83,468	5,775	1,131,167

Paul F. Weber
Chief Business Officer	2015	230,000	—	557,050	—	241,890	7,871	1,036,811
and Senior Vice President,	2014	225,000	—	496,364	365,145	129,007	7,590	1,223,106
North American Sales
_________________________
(1) Includes the base salary earned by each named executive officer during the respective year.
(2) The amounts in this column include the management based performance objectives bonus received by Ms. Vukovits in 2015 and the discretionary bonus received by Mr. Fisher in 2014 in recognition of his achievement in improving our CaaS operations.
(3) The amounts in this column represent the aggregate grant date fair value of the RSUs granted to the named executive officer in the year indicated in accordance with FASB ASC 718. The grant date fair value of any performance-based RSUs was computed based on the level of performance that was deemed probable on the grant date.
(4) The amounts in this column represent the aggregate grant date fair value of option awards granted to the named executive officer in the year indicated in accordance with FASB ASC 718. For the valuation assumptions used to determine these amounts for 2014 and 2013, refer to Note 7 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. As discussed in "Compensation Discussion and Analysis—2015 Compensation Decisions—Long-Term Equity Incentive Compensation," there were no options granted to our named executive officers in 2015. The modification of certain of Mr. Head's outstanding options in connection with his retirement in August 2015 resulted in no incremental expense to us.

(5) The amounts in this column represent the aggregate dollar value of performance-based cash incentive bonuses earned with respect to performance in the respective year, regardless of when actually paid. Each performance-based cash incentive bonus for 2015 is described in more detail in "Compensation Discussion and Analysis—2015 Compensation Decisions—Performance-Based Cash Incentive Compensation." The amounts awarded to each named executive officer under his or her 2015, and, if applicable, 2014 and 2013 compensation programs include:

Named Executive Officer		Company-Wide Performance Bonus (a)	Individual Area of Responsibility Performance Bonus	Total Non-Equity Incentive Plan Compensation

Donald E. Brown, M.D.	2015	$456,396	$—	$456,396
	2014	286,630	—	286,630
	2013	680,614	—	680,614

Ashley A. Vukovits	2015	63,697	—	63,697

Stephen R. Head	2015	128,125	—	128,125
	2014	130,409	—	130,409
	2013	304,188	—	304,188

Gary R. Blough	2015	251,018	—	251,018
	2014	91,431	141,528	232,959
	2013	—	360,009	360,009

Thomas J. Fisher	2015	123,227	—	123,227
	2014	43,958	39,510	83,468

Paul F. Weber	2015	241,890	—	241,890
	2014	87,915	41,092	129,007
______________________
(a) During 2015, each of our named executive officers were eligible to earn performance bonuses based on company-wide performance targets. During 2014 and 2013, Dr. Brown and Mr. Head were eligible to earn performance bonuses based on company-wide profitability targets. During 2014, Messrs. Blough, Fisher and Weber were each eligible to receive both a performance bonus based on a company-wide profitability target and performance bonuses based on the profitability of his area of responsibility. During 2013, Mr. Blough was eligible for a performance bonus designed to place more emphasis on the profitability and growth of his area of responsibility. As described above in "Compensation Discussion and Analysis—2015 Compensation Decisions—Performance-Based Cash Incentive Compensation," each named executive officer had the ability to earn more than the targeted payout amounts under his or her respective bonus.
(6) The amounts in this column represent the company matching contribution made to each named executive officer's account under our 401(k) Plan in the year indicated. For 2015 and 2013, this matching contribution was made in cash. For 2014, this matching contribution was made by issuing shares of our common stock to each named executive officer's account.
(7) Mr. Head retired from the company effective August 15, 2015.

Grants of Plan-Based Awards Table

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date(1)	Date of Compensation Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Donald E. Brown, M.D.	2/13/2015	2/13/2015	—		—	16,500		707,025
	2/13/2015	2/13/2015	—		16,500	—		707,025
	—	—	250,000	(5)	—	—		—
	—	—	250,000	(6)	—	—		—
Ashley A. Vukovits	2/13/2015	2/13/2015	—		—	1,500		64,275
	2/13/2015	2/13/2015	—		1,500	—		64,275
	8/1/2015	7/20/2015	—		—	3,617		149,961
	—	—	62,500	(5)	—	—		—
	—	—	62,500	(6)	—	—		—
	—	—	12,250	(7)	—	—		—
Stephen R. Head	2/13/2015	2/13/2015	—		—	8,250		353,513
	2/13/2015	2/13/2015	—		8,250	—		353,513
	8/15/2015	5/6/2015	—		—	3,520	(8)	142,771
	—	—	102,500	(5)	—	—		—
	—	—	102,500	(6)	—	—		—
Gary R. Blough	2/13/2015	2/13/2015	—		—	7,000		299,950
	2/13/2015	2/13/2015	—		7,000	—		299,950
	—	—	137,500	(5)	—	—		—
	—	—	137,500	(6)	—	—		—
Thomas J. Fisher	2/13/2015	2/13/2015	—		—	6,000		257,100
	2/13/2015	2/13/2015	—		6,000	—		257,100
	—	—	67,500	(5)	—	—		—
	—	—	67,500	(6)	—	—		—
Paul F. Weber	2/13/2015	2/13/2015	—		—	6,500		278,525
	2/13/2015	2/13/2015	—		6,500	—		278,525
	—	—	132,500	(5)	—	—		—
	—	—	132,500	(6)	—	—		—
______________________
(1) For 2015, our Compensation Committee granted time-based and performance-based RSUs to our named executive officers on February 13, 2015. The approval date and the grant date for the time-based and performance-based RSU grants were the same. In addition, Ms. Vukovits received an additional RSU grant upon her promotion to Chief Financial Officer, while Mr. Head received an additional Other Stock-Based Award (as defined in the 2006 Plan) upon his retirement from the company. The Compensation Committee approved these grants to Ms. Vukovits and Mr. Head on July 20, 2015 and May 6, 2015, respectively.
(2) Amounts represent the target number of performance-based RSUs granted to our named executive officers on the respective grant date. These performance-based RSUs were to be earned based on 2015 performance. See "Compensation Discussion and Analysis—2015 Compensation Decisions—Long-Term Equity Incentive Compensation." There were no thresholds or maximum levels established for the performance-based RSUs granted in 2015. In January 2016, the Committee determined that 100% of the performance-based RSUs were earned based on our 2015 performance.
(3) Amounts represent the number of time-based RSUs granted to our named executive officers on the respective grant date.
(4) Amounts in this column represent the aggregate grant date fair value of each RSU award in accordance with FASB ASC 718. For valuation assumptions used to determine the amounts, refer to Note 7 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

(5) Amounts represent the Gross Profit on Order Bonus ("GPOB") targeted payout amounts for each named executive officer, although they had the potential to earn more or less than the targeted amounts depending on actual performance. Dr. Brown, Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber earned GPOB bonuses of $126,227, $13,149, $64,063, $69,425, $34,081 and $66,900, respectively, during 2015 as the actual annual gross profit on orders was less than the target annual gross profit on orders.
(6) Amounts represent the Operating Cash Flow Bonus ("OCFB") targeted payout amounts for each named executive officer, although they had the potential to earn more or less than the targeted amounts depending on actual performance. Dr. Brown, Ms. Vukovits and Messrs. Head, Blough, Fisher and Weber earned OCFB bonuses of $330,169, $50,548, $64,062, $181,593, $89,146 and $174,990, respectively, during 2015 as the actual annual cash flow from operations (net of adjustments) was more than the target annual cash flow from operations (net of adjustments).
(7) Amount represents the Management Based Objectives ("MBO") bonus targeted payout amount for Ms. Vukovits during the seven months serving as our Vice President of Finance. Ms. Vukovits earned an MBO bonus of $11,149 during 2015 as certain of the objectives were not met in 2015.
(8) Represents the Other Stock-Based Award granted to Mr. Head upon his retirement from the company.

Narrative Discussion

Our Stock Option Plan

Our current stock option plan, adopted in 2006, authorizes the Board of Directors or the Compensation Committee, as applicable, to grant incentive and nonqualified stock options, stock appreciation rights, restricted stock,  RSUs, performance shares, performance units and other stock-based awards. After adoption of the 2006 Plan by our shareholders in May 2006, we may no longer make any grants under previous plans. At our 2013 Annual Meeting of Shareholders on May 22, 2013, our shareholders approved an amendment to the 2006 Plan which increased the number of shares available for issuance under the 2006 Plan by 2,000,000 shares. A maximum of 9,050,933 shares are available for delivery under the 2006 Plan. The number of shares available under the 2006 Plan is subject to adjustment for certain changes in our capital structure. The exercise price of options granted under the 2006 Plan is equal to the closing price of our common stock, as reported by the NASDAQ Global Select Market, on the business day immediately preceding the date of grant. As of December 31, 2015, there were 1,215,271 shares of stock available for issuance for equity compensation awards under the 2006 Plan. We are asking our shareholders to approve amendments to the 2006 Plan at this annual meeting to increase the number of shares available for issuance by an additional 2,600,000 shares, increase the individual annual grant limit from 100,000 shares to 150,000 shares and extend the term of the plan until 2026. See "Approval of Amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan (Item 4 on Proxy Card)."

We have historically granted both time-based and performance-based RSUs and three types of stock options. Our stock options are all granted with a term of six years from the grant date. The first type of stock option is non-performance-based subject only to time-based vesting. These stock options were historically granted by us as annual grants to executives and other employees, to certain new employees and to newly-elected non-employee directors. These stock options vest in four equal annual installments beginning one year after the grant date. The fair value of these option grants is determined on the date of grant and the related compensation expense is recognized for the entire award on a straight-line basis over the requisite service period.

The second type of stock option granted by us is performance-based and is subject to cancellation if the specified performance targets are not met. If the applicable performance targets have been achieved, the options will vest in four equal annual installments beginning one year after the grant date. The fair value of these stock option grants is determined on the date of grant and the related compensation expense is recognized over the requisite service period, including the initial period for which the specified performance targets must be met.

The third type of stock option granted by us is director options granted to non-employee directors annually. These options are similar to the non-performance-based options described above except that these director options vest one year after the grant date. The fair value of these option grants is determined on the date of the grant and the related compensation expense is recognized over one year. Prior to 2015, these director options were generally granted at our Annual Meeting of Shareholders during the second quarter of each fiscal year. In 2015, our non-employee directors received RSUs at the Annual Meeting of Shareholders instead of stock options, as described below.

If an incentive stock option is granted to an employee who, at the time the option is granted, owns stock representing more than 10% percent of the voting power of all classes of our stock, the exercise price of the option may not be less than 110% of the market value per share on the date the option is granted and the term of the option shall be not more than five years from the date of grant.

In 2015, we elected to grant performance-based and/or time-based RSUs to directors, executives, certain key employees and certain new employees. The fair value of the RSUs is determined on the date of grant. Time-based RSUs granted to executives, certain key employees, certain new employees and new non-employee directors vest in four equal annual installments beginning one year after the grant date. Time-based RSUs granted annually to non-employee directors vest in full one year after the grant date. Performance-based RSUs vest in four equal annual installments once the individual has achieved the performance targets. RSUs are not included in issued and outstanding common stock until the shares are vested and settlement has occurred.

The 2006 Plan may be terminated by our Board of Directors at any time.

Employee Stock Purchase Plan

At our 2000 Annual Meeting of Shareholders, our shareholders approved our ESPP. A total of 500,000 shares of common stock were reserved for issuance under our ESPP. At our 2005 Annual Meeting of Shareholders, our shareholders approved an amendment to our ESPP, which increased the number of shares of our common stock available for issuance and purchase from 500,000 to 750,000. Our ESPP permits eligible employees to acquire shares of our common stock through periodic payroll deductions of up to 20% of their total compensation up to a maximum of $1,000 per pay period. Currently, the price at which our common stock may be issued and purchased is 95% of the fair market value of our common stock on the purchase date of the stock, which is generally the first business day of the next calendar quarter. An eligible participant may set aside no more than $25,000 to purchase shares annually. In addition, participants who are executive officers may not purchase, in the aggregate, more than 50% of our common stock purchased under our ESPP during a calendar year. The initial offering period commenced on April 1, 2000. A total of 42,635 shares were purchased and issued during 2015 under the ESPP at an average price per share of $37.42. As of December 31, 2015, there were 20,728 shares available for purchase and issuance under the ESPP.

Our ESPP was modified as of January 1, 2006 to ensure that it is considered non-compensatory under FASB ASC 718. We have not recognized any stock-based compensation expense related to this plan. The ESPP was assumed by Interactive Intelligence Group, Inc. as of July 1, 2011. We are asking our shareholders to approve an amendment and restatement of the ESPP at this annual meeting. See "Approval of the Amendment and Restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan (Item 5 on Proxy Card)" for details regarding the amendment and restatement of the ESPP.

Other

For additional information regarding the cash and equity incentive awards reflected in the Grants of Plan-Based Awards table, see "Compensation Discussion and Analysis—2015 Compensation Decisions—Performance-Based Cash Incentive Compensation" and "—Long-Term Equity Incentive Compensation."

For additional information regarding our employment agreements and our retention agreements with our named executive officers, see "Employment Agreements and Post-Termination and Change-of-Control Arrangements."

Outstanding Equity Awards at Fiscal Year-End Table

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards(1)					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Donald E. Brown, M.D.	50,000	—	—	$32.33	1/21/2017
	45,000	15,000	1/9/2012	24.50	1/9/2018
	15,000	15,000	1/11/2013	39.97	1/11/2019
	7,500	22,500	1/13/2014	66.39	1/13/2020
						27,500	$864,050
								16,500	$518,430
Ashley A. Vukovits	5,000	—	—	32.33	1/21/2017
	5,000	2,500	1/9/12	24.50	1/9/2018
	2,500	2,500	1/11/13	39.97	1/11/2019
	938	2,812	1/13/14	66.39	1/13/2020
						7,075	222,297
								1,500	47,130
Stephen R. Head	20,000	—	—	19.66	1/22/2016
	30,000	—	—	32.33	1/21/2017
	26,979	—	—	24.50	1/9/2018
	9,719	—	—	39.97	1/11/2019
	5,949	—	—	66.39	1/13/2020
Gary R. Blough	35,000	—	—	32.33	1/21/2017
	22,500	7,500	1/9/2012	24.50	1/9/2018
	7,500	7,500	1/11/2013	39.97	1/11/2019
	3,750	11,250	1/13/2014	66.39	1/13/2020
						12,500	392,750
								7,000	219,940
Thomas J. Fisher	7,500	2,500	4/20/2012	30.92	4/20/2018
	2,500	2,500	1/11/2013	39.97	1/11/2019
	3,750	11,250	1/13/2014	66.39	1/13/2020
						9,833	308,953
								6,000	188,520
Paul F. Weber	20,000	—	—	19.66	1/22/2016
	25,000	—	—	32.33	1/21/2017
	18,750	6,250	1/9/2012	24.50	1/9/2018
	6,250	6,250	1/11/2013	39.97	1/11/2019
	3,750	11,250	1/13/2014	66.39	1/13/2020
						13,332	418,891
								6,500	204,230
____________
(1) Includes stock options to purchase shares of our common stock, granted at the closing price of our common stock, as reported on the NASDAQ Global Select Market, on the business day immediately preceding the date of grant under our 2006 Plan.
(2) Options become exercisable in four equal annual installments each year beginning on the first anniversary of the grant date.

(3) Time-based RSUs vest in four equal annual installments beginning on the first anniversary of the grant date. Unvested time-based RSUs were granted on the following dates:

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Grant Date
Donald E. Brown, M.D.	5,000	1/11/2013
	6,000	1/13/2014
	16,500	2/13/2015
Ashley A. Vukovits	833	1/11/2013
	750	1/13/2014
	375	2/19/2014
	1,500	2/13/2015
	3,617	8/1/2015
Gary R. Blough	2,500	1/11/2013
	3,000	1/13/2014
	7,000	2/13/2015
Thomas J. Fisher	833	1/11/2013
	3,000	1/13/2014
	6,000	2/13/2015
Paul F. Weber	2,083	1/11/2013
	624	5/13/2013
	4,125	1/13/2014
	6,500	2/13/2015
(4) Represents the value of the RSUs calculated by multiplying $31.42, the closing price of our common stock on December 31, 2015, by the number of RSUs.
(5) Represents the performance-based RSUs granted on February 13, 2015, which were 100% earned based on 2015 performance. Once earned, one-fourth of these RSUs vested on February 13, 2016, while the remaining three-fourths of these RSUs will vest in three equal annual installments beginning on February 13, 2017.

Option Exercises and Stock Vested Table

The following table sets forth information regarding stock options to purchase our common stock exercised by each named executive officer, and RSUs that vested, during 2015.

	Options Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Donald E. Brown, M.D.	50,000	$740,000	4,500	$193,915
Ashley A. Vukovits	1,250	15,938	792	34,108
Stephen R. Head	—	—	5,770	239,729
Gary R. Blough	35,000	391,560	2,250	96,958
Thomas J. Fisher	—	—	1,667	71,948
Paul F. Weber	—	—	2,730	118,832
_________________________
(1) The amounts in this column represent the pre-tax dollar value realized on exercise, calculated on the basis of the difference between the option exercise price and the market price of our common stock upon exercise, as reported on the NASDAQ Global Select Market, multiplied by the number of shares of our common stock underlying the stock option.
(2) The amounts in this column represent the dollar value realized upon vesting of the RSUs, calculated as the market price of our common stock upon vesting, as reported on the NASDAQ Global Select Market, multiplied by the number of shares of our common stock underlying the portion of the RSU that vested. For Mr. Head, the amount in this column also includes the dollar value of the Other Stock-Based Award granted to Mr. Head upon his retirement, calculated based on the market price of our common stock on the date of grant, as reported on the NASDAQ Global Select Market.

Securities Authorized for Issuance Under Equity Compensation Plans

Securities authorized for issuance under our equity compensation plans as of December 31, 2015 are as follows:

	A	B	C
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders(1)	1,060,858 (2)	$35.85	1,235,999 (3)
____________________
(1) Amount includes our ESPP and 2006 Plan.
(2) The weighted average remaining life of these options was 2.35 years.
(3) Amount consists of 1,215,271 shares available for issuance under our 2006 Plan and 20,728 shares available for issuance and purchase under our ESPP.

Employment Agreements and Post-Termination and Change-of-Control Arrangements

Employment Agreements

On March 11, 2002, July 7, 2003, November 26, 2003 and May 26, 2006, we entered into Employment Agreements with Mr. Fisher, Ms. Vukovits and Messrs. Weber and Blough, respectively.

Each Employment Agreement contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement and for a defined period after the agreement is terminated. The non-disclosure provisions continue indefinitely after termination of employment. The non-competition and non-solicitation provisions continue for a period of 6 months after termination in the case of Mr. Weber, 18 months in the case of Ms. Vukovits and Mr. Fisher and either 12 or 18 months in the case of Mr. Blough. If any of the aforementioned executives are terminated for cause or in the event they resign, they will receive their respective base salary and any other benefits which have been accrued and to which the executive is entitled, but will not receive any severance compensation. If Ms. Vukovits or Messrs. Fisher or Weber are terminated by us for any reason other than for cause, in addition to receiving all accrued salary and benefits to which such executives are entitled, they will also receive the following severance payments: one month of base salary in the case of Ms. Vukovits and Mr. Fisher and six months of base salary in the case of Mr. Weber. If Ms. Vukovits and Messrs. Fisher and Weber were terminated for any reason other than for cause as of December 31, 2015 (assuming no Change-of-Control under the Retention Agreements as discussed below), they would have been entitled to severance payments as follows: Ms. Vukovits $18,750, Mr. Fisher, $22,083 and Mr. Weber, $115,000. Mr. Blough's Employment Agreement does not provide for any severance payments.

Change-of-Control and Retention Agreements

We entered into Change-of-Control and Retention Agreements (each, a "Retention Agreement") on April 25, 2006 with Mr. Weber, on May 26, 2006 with Mr. Blough, on February 2, 2011 with Ms. Vukovits and on January 20, 2014 with Mr. Fisher.  Each of these Retention Agreements, other than Mr. Fisher's agreement, was amended, assigned and assumed by Interactive Intelligence Group, Inc. as of July 1, 2011. Under the terms of each Retention Agreement, in the event of a "Change-of-Control" (as defined below), if employment is terminated by us for any reason other than for "Cause" (as defined below) or as a result of the executive officer's disability or if the executive officer resigns for "Good Reason" (as defined below), in each case during the period commencing on the date we publicly announce a definitive agreement that results in a Change-of-Control and ending on the date which is 18 months after the Change-of-Control, each of Ms. Vukovits and Messrs. Blough, Fisher and Weber will be entitled (a) to receive a lump sum payment of all salary and accrued vacation earned through the date of termination, (b) to receive a lump sum payment for any cash incentive amounts attributable to any completed period for which a cash incentive was earned but unpaid on the date of termination and attributable to any uncompleted period for which a potential cash incentive award exists and was earned based on the level of performance achieved as of the date of termination, (c) to receive a lump sum cash severance payment equal to the lesser of his or her annual base salary or the prorated amount of salary he or she would have received had he or she remained an employee through the first anniversary date of the Change-of-Control, (d) to have accelerated the vesting of his or her unvested options to purchase our common stock and any other then unvested or restricted equity grants, in each case that would have become vested based solely on the passage of time (which excludes grants, the vesting of which is contingent upon specified performance criteria having been met) during the two year period following the date of termination of employment, (e) to have accelerated the vesting of his or her unvested options to purchase our common stock and any other then unvested or restricted equity grants, in each case pursuant to the specific provisions of the applicable award agreement, (f) to receive a lump sum cash stipend equal to 12 times the monthly premiums pursuant to the continuation coverage requirements of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") (whether or not he or she actually elects COBRA continuation coverage) and (g) to receive coverage under our directors' and officers' insurance policy for 24 months following the termination of employment. If a Change-of-Control occurs and the executive officer's employment was terminated by us without Cause or he or she resigns for Good Reason within six months prior to the effective date of the Change-of-Control, and he or she can show the termination was at the request of the third party effecting the Change-of-Control or arose in connection with or in anticipation of the Change-of-Control, the executive officer would be entitled to the above benefits. The Retention Agreements also provide that if any amounts payable to Ms. Vukovits or Messrs. Blough, Fisher or Weber under the Retention Agreement or otherwise would be subject to the excise tax or denial of deduction imposed by Sections 280G and 4999 of the Code, then the amounts payable will be reduced in order to avoid any such excess parachute payment. The Retention Agreement provides that in the event the executive receives payments thereunder, he or she shall not be entitled to any other severance, benefits or other payments from us, including under his or her Employment Agreement or under our stock option plans.

The Retention Agreements provide for a 12-month non-solicitation period following the executive's termination upon a Change-of-Control. In addition, in order to receive the severance benefits provided for by the Retention Agreements, the executive must provide us with a general release of any claims he or she may have against us, except with respect to any claims the executive may have to be indemnified by us.

"Change-of-Control" is generally defined in the Retention Agreements as follows: (a) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of the "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of our securities representing fifty (50%) percent or more of (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities; provided, however, that acquisitions from or by us or one of our employee benefit plans, and acquisitions by Dr. Brown or a person controlled by him or upon his death, shall not constitute a Change-of-Control; (b) we are a party to a merger or consolidation which results in our voting securities outstanding immediately prior thereto failing to continue to represent at least fifty (50%) percent of the combined voting power of our voting securities or the surviving entity outstanding immediately after such merger or consolidation; (c) the sale or disposition of all or substantially all of our assets; (d) a change in the composition of our Board within any consecutive two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors (meaning directors who either (i) were our directors as of the effective date of the Retention Agreement, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with an actual or threatened proxy contest related to the election of our directors); or (e) our dissolution or liquidation.

"Cause" means a good faith determination, on a reasonable basis, by not less than two thirds of the members of the Board that the executive:

•
willfully failed to follow the lawful written directions of the Board provided to the executive prior to such failure; provided that no termination for such Cause shall occur unless the executive: (i) has been provided with notice, specifying such willful failure in reasonable detail, of our intention to terminate the executive for Cause; and (ii) has failed to cure or correct such willful failure within thirty (30) days of receiving such notice;

•
engaged in gross misconduct which is materially detrimental to us; provided that no termination for such Cause shall occur unless the executive: (i) has been provided with notice, specifying such gross misconduct in reasonable detail, of our intention to terminate the executive for Cause; and (ii) has failed to cure or correct such gross misconduct within thirty (30) days of receiving such notice;

•
willfully failed to comply in any material respect with our Confidentiality and/or Proprietary Rights Agreement, insider trading policy, or any of our other reasonable policies, in each case provided, or reasonably made available, to the executive prior to such failure, where non-compliance would be materially detrimental to us; provided that no termination for such Cause shall occur unless the executive: (i) has been provided with notice, specifying such willful failure in reasonable detail, of our intention to terminate the executive for such Cause; and (ii) has failed to cure or correct such willful failure within thirty (30) days of receiving such notice; or

•
has been convicted of a felony (other than a felony arising from a violation of a motor vehicle law) or a crime involving moral turpitude, or it has been determined by a court that he or she committed a fraud against us or a fraud against any other person or entity that is materially detrimental to us.

"Good Reason" generally means the occurrence of any of the following conditions, without the executive officer's written consent:

•
assignment to the executive officer of a title, position, responsibilities or duties that is not a substantive functional equivalent to the title, position, responsibilities or duties which the executive officer had immediately prior to the Change-of-Control;

•
a reduction in the executive officer's base salary or target cash incentive opportunity in effect immediately prior to the Change-of-Control (subject to applicable performance requirements with respect to the actual amount of cash incentive compensation earned that are similar to the applicable performance requirements in effect immediately prior to the Change-of-Control);

•
our failure (i) to continue to provide the executive officer an opportunity to participate in any benefit or compensation plans provided to employees who held positions with us or our successor comparable to the executive officer's position immediately prior to the Change-of-Control, or (ii) to provide the executive officer all other fringe benefits (or the equivalent) in effect for the benefit of any employee group which includes any employee who held a position with us or our successor comparable to the executive officer's position immediately prior to the Change-of-Control;

•
requirements by us of the executive officer to (i) relocate to any office or location more than 50 miles (one-way) from our office where the executive officer was based immediately prior to the Change-of-Control, or (ii) to engage in travel in the performance of services on our behalf at a frequency or for a duration substantially in excess of such travel required by us prior to the Change-of-Control;

•	a material breach of the Retention Agreement by us, including our failure to obtain the agreement of a successor to perform all of our obligations under the Retention Agreement; or

•	any act, set of facts or omissions with respect to the executive officer that would, under applicable law, constitute a constructive termination of the executive officer.

Notwithstanding the foregoing, nothing described in any of previous items shall constitute Good Reason unless the executive officer provides us written notice, in reasonable detail, of his or her belief that an action or inaction constituting such Good Reason has occurred and we fail to cure or correct such action or inaction, within thirty (30) days of our receipt of such written notice, such that the asserted Good Reason no longer exists.

Should Ms. Vukovits and Messrs. Blough, Fisher and Weber have been terminated upon a Change-of-Control under the Retention Agreement as of December 31, 2015, in addition to accrued vacation, each would be entitled to severance payments indicated in the following table:

TERMINATION UPON CHANGE-OF-CONTROL UNDER THE RETENTION AGREEMENT
Name	Salary	Non-Equity Incentive Plan Compensation(1)	Health Benefits Coverage (COBRA)	Value Realized on Stock Options(2)	Value Realized on RSUs(2)	Total Severance Upon Change-of-Control
Ashley A. Vukovits	$225,000	$30,631	$19,188	$17,300	$153,707	$445,826
Gary R. Blough	260,000	44,768	14,262	51,900	361,330	732,260
Thomas J. Fisher	265,000	43,140	19,188	1,250	277,533	606,111
Paul F. Weber	230,000	21,977	19,188	43,250	375,689	690,104
________________
(1) Represents the aggregate dollar value of performance-based cash bonuses that were earned but unpaid through December 31, 2015.
(2) Represents the intrinsic value as of December 31, 2015 of the executive's "in-the-money" unvested time-based stock options and RSUs that would vest during the two years after December 31, 2015 and one-half of the executive's unvested performance-based RSUs, the vesting of which would accelerate as a result of the executive's termination of employment on December 31, 2015 due to a Change-of-Control (as defined in the Retention Agreement). The value of the options is calculated on the basis of the difference between the exercise price and $31.42, the closing price of our common stock as reported on the NASDAQ Global Select Market on December 31, 2015, multiplied by the number of shares of common stock underlying such options. The value of the RSUs is calculated by multiplying $31.42 by the number of RSUs that would vest.

2006 Equity Incentive Plan

Unless otherwise specifically provided by our Compensation Committee, the 2006 Plan provides for the following treatment of outstanding options and RSUs in the event of a termination of employment:

•
Termination for Cause. Upon the executive's termination of employment or service for cause (as defined in the plan), all rights under any options granted to the executive will terminate immediately, and the executive will, if the Compensation Committee, in its sole discretion determines, be obligated to repay to the company within ten (10) days of the Compensation Committee's demand the amount of any gain realized by the executive upon any exercise within the 90-day period prior to the termination of employment of any options granted to such executive under the plan. Upon such termination of employment or service, any unvested RSUs held by the executive will be forfeited.

•
Termination Due to Retirement or Without Cause or Voluntary Termination. If the executive retires, is terminated by us without cause, or voluntarily resigns, the executive may exercise outstanding options, under the plan, to the extent that the executive was entitled to exercise the options at the date of termination, but only within the period of one (1) month immediately succeeding the executive's termination, and in no event after the applicable expiration dates of the options. Upon such termination of employment or service, any unvested RSUs held by the executive will be forfeited.

•
Termination Due to Death or Disability. In the event of the executive's death or disability, the executive or the executive's beneficiary, as the case may be, may exercise outstanding options to the extent that the executive was entitled to exercise the options at the date of termination, but only within the one (1)-year period immediately succeeding the executive's death or disability, and in no event after the applicable expiration date of the options.

In the event of the executive's death or disability:

•
The restrictions on a "Ratable Portion" of any RSUs with a time-based period of restriction held by the executive will lapse and those RSUs will be free of restrictions and will not be forfeited. Under the 2006 Plan, "Ratable Portion" is equal to the number of RSUs awarded to the executive, multiplied by the percentage of the restricted period that expired on the date of the executive's death or disability, and the product is then reduced by the number of RSUs that had already vested as of the date of the executive's death or disability.

•
For RSUs with a performance-based period of restriction, in the event of the executive's death or disability, any unvested portion of such RSUs will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable.

Pursuant to the award agreements governing the performance-based RSUs granted to our executives, upon termination of the executive's employment or service due to death or disability during the performance period, instead of the pro rata monthly vesting described above, the number of earned performance-based RSUs is calculated as the number of RSUs times (the number of full months elapsed in the performance period prior to the termination of the executive's employment or service due to death or disability divided by 12) times the percentage of the performance level achieved for the performance period.  One fourth of such earned RSUs will become vested and nonforfeitable, meaning that the applicable period of restriction shall expire. The remaining three fourths of such earned RSUs will be forfeited by the executive. Upon termination of the executive's employment or service due to death or disability after the end of the performance period, the period of restriction on the Ratable Portion of the earned RSUs will lapse, and those earned RSUs will be free of restrictions and will not be forfeited.
If such an event had occurred on December 31, 2015, our named executive officers would have had the following number of RSUs vest, with the corresponding value of such RSUs based on the closing price of our common stock of $31.42 per share on December 31, 2015:  Dr. Brown, 12,107 RSUs with a value of $380,402; Ms. Vukovits, 1,835 RSUs with a value of $57,656; Mr. Blough, 5,465 RSUs with a value of $171,710; Mr. Fisher, 4,187 RSUs with a value of $131,556; and Mr. Weber, 5,588 RSUs with a value of $175,575.

•
Termination Upon Change-of-Control. Except as otherwise provided in an executive's award agreement, if an executive's employment or service is involuntarily terminated, for any reason, at any time within 12 months after a change-of-control (which is defined substantially similar to the definition of Change-of-Control under the Retention Agreements but does not include a carve out for acquisitions by Dr. Brown, a person under his control or upon his death), unless otherwise specifically prohibited by law:

•	any and all outstanding options and RSUs with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed; and

•
any and all outstanding options and RSUs with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested award may be computed under the following formula: total award number of shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination.

In addition to the above, on December 31, 2013, the Compensation Committee approved a new form of award agreement for nonqualified stock options. As a result, for any nonqualified stock options granted after December 31, 2013, if the executive's employment by, or service to, us is terminated and the termination constitutes an "Eligible Separation," the executive may exercise such outstanding options to the extent that the executive was entitled to exercise the options at the date of termination at any time prior to the original expiration date of the options or five years after the Eligible Separation, whichever is shorter. "Eligible Separation" is defined as the termination of employment or service of an executive who is age 55 or older with at least ten years of recognized service with us, other than by reason of death or cause, but only if the executive complies with the restrictive covenants set forth in the applicable award agreement.

As stated above, there may be circumstances that constitute a "change-of-control" under the 2006 Plan, but not under the Retention Agreements. If any of our named executive officers had been terminated upon a change-of-control that does not constitute a Change-of-Control under the Retention Agreements on December 31, 2015, the value realized with respect to the options and RSUs granted under the 2006 Plan would be as follows:

TERMINATION UPON CHANGE-OF-CONTROL
Name	Value Realized on Options and RSUs Under the 2006 Plan(1)
Donald E. Brown, M.D.	$831,887
Ashley A. Vukovits	128,237
Gary R. Blough	378,428
Thomas J. Fisher	258,501
Paul F. Weber	376,389
_________
(1) Amounts represent the intrinsic value as of December 31, 2015 of the executive's "in the money" unvested stock options and RSUs, the vesting of which would accelerate as a result of the executive's termination of employment on December 31, 2015 due to a change-of-control (as defined in the 2006 Plan). The value of the options is calculated on the basis of the difference between the exercise price and $31.42, the closing price of our common stock as reported on the NASDAQ Global Select Market on December 31, 2015, multiplied by the number of shares of common stock underlying such options. The value of the RSUs is calculated by multiplying $31.42 by the number of RSUs that would vest.

Retirement of Chief Financial Officer

On November 3, 2003 and March 13, 2006, we entered into an Employment Agreement and Retention Agreement, respectively, with Mr. Head. Mr. Head retired from the company effective August 15, 2015. For further discussion regarding agreements entered into upon Mr. Head's retirement, see "Compensation Discussion and Analysis—2015 Compensation Decisions—Compensation Related to Retirement of Chief Financial Officer."

CONSENT TO THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 3 ON PROXY CARD)

KPMG LLP ("KPMG") has served as our independent registered public accounting firm since 2003. KPMG has issued an unqualified opinion for each of the years that it has been engaged to audit our consolidated financial statements, including 2015, and there were no disagreements on any matters regarding accounting principles or practices applied by management, financial statement disclosure or auditing scope or procedures. Representatives from KPMG will be present at our annual meeting, and will have the opportunity to make any statements they desire and are expected to be available to respond to appropriate questions. At this meeting, we are asking our shareholders to consent to the Audit Committee's appointment of KPMG as our independent registered public accounting firm for 2016. In the event this proposal is not approved, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm. Notwithstanding consent by the shareholders, the Audit Committee reserves the right to appoint a different independent registered public accounting firm for 2016.

The Board recommends a vote "FOR" the consent by our shareholders to the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

AUDIT COMMITTEE MATTERS

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services of KPMG

The Sarbanes-Oxley Act of 2002 and the independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from the issuers' respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management are required to periodically report to our Audit Committee regarding the extent of services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

Each year, our Audit Committee discusses and approves the hiring of the independent registered public accounting firm. Once a resolution is approved, our Audit Committee Chairman executes an engagement letter for the annual audit and quarterly reviews. Our Chief Financial Officer may execute an engagement letter for additional services, such as tax consulting, with the approval of our Audit Committee. Additionally, from time to time, we may desire additional permitted professional services. Pre-approval for these services is obtained from the Audit Committee Chairman prior to such services commencing.

Fees Paid to KPMG

The following table presents billed fees for professional audit services rendered by KPMG for the audits of our consolidated financial statements for the years ended December 31, 2015 and 2014 and billed fees for other services rendered by KPMG during those periods. All of the services described in the following fee table were approved in conformity with our Audit Committee's pre-approval process (in thousands) and are based on information available as of April 8, 2016:

	Years Ended December 31,
	2015	2014
Audit Fees	$775	$609

KPMG did not receive any fees for non-audit related services in 2015 or 2014.
Audit Fees

Audit fees consisted of the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for each of our last two years, as well as for the review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during each year. In addition, audit fees included professional services rendered in connection with KPMG's audit of our internal control over financial reporting as of December 31, 2015 and 2014 and professional services rendered in connection with our convertible notes offering during 2015.

Pursuant to Section 404 of the Sarbanes-Oxley Act and due to our public float exceeding $700 million as of June 30, 2015, we were classified by the SEC as a large accelerated filer as of December 31, 2015. As a result, we were required to remain in compliance with the provisions of Section 404 of the Sarbanes-Oxley Act that required: (i) management to assess the effectiveness of our internal control over financial reporting and (ii) the independent registered public accounting firm to perform its own separate audit of our internal control over financial reporting. See "Audit Committee Report" below for further details.

AUDIT COMMITTEE REPORT

We, the Audit Committee, oversee Interactive Intelligence's financial reporting process on behalf of the Board of Directors. Interactive Intelligence's management is responsible for the preparation and integrity of the consolidated financial statements and notes thereto and the financial reporting process, including a system of internal control over financial reporting, and has represented to us that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Interactive Intelligence's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Interactive Intelligence's internal control over financial reporting.

In fulfilling our responsibilities, we have reviewed and discussed Interactive Intelligence's audited consolidated financial statements with its management and the independent registered public accounting firm. We met with the independent registered public accounting firm to discuss the results of its examinations and its evaluations of Interactive Intelligence's internal control over financial reporting. We reviewed and discussed Interactive Intelligence's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the PCAOB's Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements, which was released during May 2007 and superseded PCAOB Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.

We also discussed with the independent registered public accounting firm the matters required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees,  as amended (Codification of Statement on Auditing Standards, AU 380), as adopted by the PCAOB in Rule 3200T, which include but are not limited to: (i) the scope and results of the audit, (ii) the responsibility of the independent registered public accounting firm, (iii) Interactive Intelligence's significant accounting policies, (iv) management's judgments and estimates and (v) significant audit adjustments.

We have also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with us concerning independence, and have discussed with KPMG its independence from Interactive Intelligence and its management. In addition, we considered whether KPMG's independence would be jeopardized by providing non-audit services to Interactive Intelligence.

Based on the reviews and discussions referred to above, we, the Audit Committee, recommended to the Board of Directors that the audited consolidated financial statements be included in Interactive Intelligence's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

Submitted by the Audit Committee

Edward L. Hamburg, Chairman
Michael C. Heim
Richard A. Reck

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Under our Audit Committee's charter, which is available free of charge on our website at http://investors.inin.com under "Governance," our Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the company, or any of their immediate family members, has a direct or indirect material interest. The Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

Under our Ethics Code, which is available free of charge on our website at http://investors.inin.com under "Governance," related person transactions are strictly prohibited unless approved or ratified by the Audit Committee, and other conflicts of interest involving our executive officers or directors are prohibited unless approved by the Audit Committee.

Donald E. Brown, our Chief Executive Officer, and Mark E. Hill, a member of our Board of Directors, have relatives who are employed by us and who earned more than $120,000 in total compensation in 2015 (which includes salary, performance-based bonuses and the grant date fair value of any equity awards received in 2015). Dr. Brown's sister, a senior director of sales, and Mr. Hill's son-in-law, a manager of professional services, received $164,031 and $122,048, respectively, in total compensation during 2015.

In November 2007, our Compensation Committee adopted a travel policy for our Chief Executive Officer wherein Dr. Brown is permitted to utilize his private airplane for business travel. As set forth in the Compensation Committee minutes approving the travel policy, Dr. Brown will be reimbursed for expenses incurred in the operation of his private plane only when used for company business. The cost reimbursement shall occur upon us receiving supporting documentation, at a practicable date after completion of each trip, of the expenses incurred by Dr. Brown and documentation evidencing that the trip was business related. During 2015, we reimbursed Dr. Brown for approximately $20,000 in expenses pursuant to this reimbursement policy. The hourly reimbursement rate in effect for 2015 was approved by our Compensation Committee and ratified and approved by our Audit Committee based on the standards set forth in the Audit Committee's charter and described above. The hourly reimbursement rate was negotiated by us on an arms-length basis and was made on terms no less favorable to us than could be obtained from an unaffiliated third party.

On May 14, 2014, we entered into a stock purchase agreement and acquired OrgSpan, Inc. ("OrgSpan"), a privately held provider of cloud-based enterprise social communications solutions. As previously disclosed, Donald E. Brown, our Chairman of the Board, President and Chief Executive Officer, was a founder and majority stockholder of OrgSpan. In exchange for his shares of OrgSpan stock, Dr. Brown has the right to receive an aggregate of 98,999 restricted shares of our common stock (the "Restricted Shares"), representing approximately $4.7 million of the purchase price, which Restricted Shares will vest and be issued by us upon the achievement of certain performance-based conditions tied to the launch and sales of our PureCloud Platform, which incorporates certain OrgSpan products and technology. With the first commercial release of our PureCloud Platform in June 2015, we met the first performance-based condition for the Restricted Shares set forth in the stock purchase agreement. As a result, we issued 32,999 of the Restricted Shares to Dr. Brown during July 2015, which shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act. Any additional Restricted Shares issued to Dr. Brown will also be unregistered.

The OrgSpan transaction was negotiated and approved by our Audit Committee following its previously disclosed reassessment of the relationship between us and OrgSpan. The Audit Committee retained its own independent valuation consultant and its own independent counsel in connection with the reassessment. The committee's valuation consultant subsequently provided the Audit Committee with a fairness opinion concerning the transaction. Following its approval, the Audit Committee recommended that the acquisition be approved by our Board of Directors. The independent members of our Board of Directors unanimously approved the transaction, with Dr. Brown recusing himself from all Board deliberations related to OrgSpan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, our executive officers, directors and holders of more than ten percent of the outstanding shares of our common stock ("Insiders") are required to file reports (on prescribed forms) of their beneficial ownership of our common stock, shares of our common stock underlying stock options and RSUs with the SEC and furnish copies of such forms to us. Based solely on a review of the copies of such forms furnished to us, or written representations that no other reports were required to be filed, we believe that for the year ended December 31, 2015, all Forms 3, 4 and 5 required by Section 16(a) to be filed by Insiders were filed on a timely basis, with the exception of (1) one late Form 4 filing for each of Gary R. Blough, Donald E. Brown, Thomas J. Fisher, Stephen R. Head and Paul F. Weber related to the vesting of two tranches of RSUs, (2) one late Form 3 filing for William J. Gildea, (3) one late Form 4 filing for Jeff M. Platon related to the granting of RSUs, (4) two late Form 4 filings for William J. Gildea related to the granting of RSUs, (5) one late Form 4 filing for Ashley A. Vukovits related to the vesting of RSUs, (6) one late Form 4 filing for Richard A. Reck related to the exercise of options and (7) one late Form 4 filing for Donald E. Brown reporting the receipt of restricted shares of our common stock upon the launch of our PureCloud Platform.

APPROVAL OF AMENDMENTS TO THE
INTERACTIVE INTELLIGENCE GROUP, INC. 2006 EQUITY INCENTIVE PLAN
(ITEM 4 ON PROXY CARD)

On April 7, 2006, our Board of Directors adopted, and on May 18, 2006 our shareholders approved, the Interactive Intelligence, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). On February 22, 2008 and March 4, 2008, our Board of Directors adopted, and on May 30, 2008 our shareholders approved, amendments to the 2006 Plan to increase the total number of shares of our common stock available for issuance under the 2006 Plan from 1,250,000 to 2,150,000 shares. The amendments also revised certain definitions and payment provisions to comply with the final IRS regulations under Section 409A of the Code. On February 12, 2010, our Board of Directors adopted, and on May 20, 2010 our shareholders approved, an amendment to the 2006 Plan to increase the total number of shares of our common stock available for issuance under the 2006 Plan from 2,150,000 to 3,350,000. On July 1, 2011, the 2006 Plan was assigned to, and assumed by, Interactive Intelligence Group, Inc. On February 13, 2013, our Board of Directors adopted, and on May 22, 2013 our shareholders approved, an amendment to the 2006 Plan to increase the total number of shares of our common stock available for issuance under the 2006 Plan from 3,350,000 to 5,350,000.
On February 24, 2016, based on the recommendation of our Compensation Committee, our Board of Directors adopted amendments to the 2006 Plan (the "Amendments") and directed that the Amendments be submitted to our shareholders for consideration and approval at the annual meeting. The Amendments would:

•	Increase the total number of shares of our common stock available for issuance under the 2006 Plan from 5,350,000 to 7,950,000;

•	Increase the maximum aggregate number of shares that may be granted to an individual participant during any calendar year pursuant to any and all awards from 100,000 shares to 150,000 shares; and

•	Extend the date through which awards may be granted under the 2006 Plan from May 17, 2016 to May 17, 2026.

In addition, by approving the Amendments, shareholders will re-approve the material terms of the 2006 Plan, which are summarized below, for purposes of the approval requirements of Section 162(m) of the Code.
Objectives and Available Shares Analysis
The objectives of the 2006 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to participants, and to optimize our profitability and growth through incentives that are consistent with our goals and that link the participants' personal interests to those of our shareholders.
As discussed above under "Executive Compensation and Related Information—Compensation Discussion and Analysis," the Compensation Committee believes that equity-based compensation should be a major component of the total compensation for our executives and that the use of our common stock in the payment of compensation enhances our executives' commitment to our company over the long-term, because the value of equity-based compensation awards helps align the executives' interests with those of our shareholders. Under the 2006 Plan, no awards may be granted after May 17, 2016. To enable our Compensation Committee to continue to utilize the 2006 Plan to grant equity-based compensation to our executives, our other employees, our non-employee directors and the other participants under the plan, the Amendments extend that date to May 17, 2026.

At its meeting in February 2016, the Compensation Committee reviewed the fact that the number of shares remaining available for future grants under the 2006 Plan, which was approximately 1,215,271 shares as of December 31, 2015 and approximately 409,051 shares as of March 15, 2016, would likely be insufficient to make awards of equity-based compensation through the date of the 2017 Annual Meeting of Shareholders having the same value that typically have been awarded as part of annual grants to our executives and other employees during prior years. Equity grants to executives and other employees are made on an annual basis at the beginning of the calendar year with minimal additional grants made for certain new hires or in connection with an acquisition. Over the past three years, we have granted equity awards representing a total of:

•	approximately 827,896 shares in 2016 to date;

•	approximately 565,548 shares in 2015;

•	approximately 585,019 shares in 2014; and

•	approximately 481,753 shares in 2013.

In setting the number of additional shares to be available for issuance under the amended 2006 Plan, subject to shareholder approval, the Board considered the percentage of our options outstanding compared to certain other technology companies, the percentage of awards granted and the resulting net dilution, and the proceeds that would be received by us upon the exercise of options granted under the 2006 Plan.
Based on these considerations, the Compensation Committee and the Board concluded that increasing the number of shares available for issuance under the 2006 Plan by 2,600,000 shares is appropriate at this time.
Considering that awards under the 2006 Plan will be subject to the discretion of the Compensation Committee, we cannot calculate the amount and timing of subsequent dilution that may ultimately result from such awards. It also is not possible to predict with complete accuracy the number of years over which the shares available for future grants, including the additional shares to be made available pursuant to the Amendments, will be utilized. If approximately the same number of shares granted in 2015 is awarded in 2016 and future years, we believe that the number of shares available under the 2006 Plan, following the Amendments, would be sufficient for grants through 2021. This could change based on actual award activity, which is at the discretion of the Compensation Committee.
Key Compensation Practices
The 2006 Plan contains a number of provisions that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including:

•
No repricing of stock options or SARs. The 2006 Plan prohibits repricing, replacing, regranting through cancellation or modifying an outstanding option or SAR if the effect of such action would be to reduce the exercise price of the option or the grant price of the SAR, without first obtaining shareholder approval. The 2006 Plan also prohibits cancelling an outstanding option or SAR having an exercise price or grant price above the then-current fair market value of our common stock in exchange for the grant of another type of award, without first obtaining shareholder approval.

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or grant price equal to or greater than the fair market value of the underlying stock on the date of grant.

•	Assignment and transfer limitations. The 2006 Plan prohibits the assignment or transfer of any award, except by will or by the laws of descent and distribution.

•
Conservative share recycling provisions. We may not add back to the number of shares available for issuance under the 2006 Plan any shares that are withheld or otherwise not issued upon exercise of any award to satisfy the participant's tax withholding obligations or in payment of any subscription price or exercise price, or any shares subject to an award (or any portion of an award) that is settled in cash in lieu of settlement in shares.

•
Accelerated vesting upon a change in control only after involuntary termination of employment or service. The 2006 Plan provides that a participant's outstanding awards with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, if his or her employment or service is involuntarily terminated within 12 months after a change in control. A participant's outstanding awards with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid based on the level of performance achieved as of the date of the termination, if determinable, or at the target level, if not determinable, if his or her employment or service is involuntarily terminated within 12 months after a change in control.

•	Minimum vesting period. The 2006 Plan requires all restricted stock and RSU awards to have a minimum vesting period of at least one year, subject to limited exceptions.

•
Limitation on amendments. No amendments to the 2006 Plan can be made without shareholder approval if any such amendment would increase the maximum number of shares for which awards may be granted under the plan, reduce the exercise price of outstanding options or the grant price of outstanding SARs, extend the term of the plan or the maximum term of options granted under the plan, or change the class of persons eligible for grants of awards under the plan.

The following is a summary of the principal features of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan, as proposed to be amended, as set forth as Appendix A to this proxy statement. Shareholders are urged to read the actual text of the 2006 Plan, as proposed to be amended, as set forth in Appendix A. Capitalized terms used but not defined herein have the meanings assigned to them in the 2006 Plan.
Eligibility to Receive Awards and Plan Benefits
The 2006 Plan provides that awards may be granted to our employees and directors and those of our subsidiaries, as well as our consultants and other individuals as determined by the Committee (as defined below). The approximate number of persons currently eligible to participate in the 2006 Plan is 2,200, including all of our directors and executive officers. The following table sets forth the awards received by or allocated to the groups listed under the 2006 Plan in 2015:

	Plan Benefits
Name and Principal Position	Number of RSUs Granted	Weighted Average Grant Date Price of RSUs Granted
Executive officers as a group	114,307	$42.71
Non-employee directors as a group	19,434	$43.21
Employees (not including executive officers) as a group	431,807	$40.86

For information regarding the awards granted to each of our named executive officers under the 2006 Plan in 2015, see "Executive Compensation and Related Information—Executive Compensation Tables and Narratives—Grants of Plan-Based Awards Table."
Types of Awards
The 2006 Plan permits the grant of the following types of awards:

•	stock options (incentive and nonqualified);

•	stock appreciation rights ("SARs");

•	restricted stock;

•	restricted stock units ("RSUs");

•	performance shares;

•	performance units; and

•	other stock-based awards.

Duration of the Plan
If our shareholders do not approve the Amendments, no award may be granted under the 2006 Plan after May 17, 2016. The Amendments would extend that date to May 17, 2026.
Administration
The 2006 Plan is administered by a committee consisting of two or more members of our Board of Directors (the "Committee"). Each member of the Committee is a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, an "outside director" under regulations promulgated under Section 162(m) of the Code, and an "independent director" under the NASDAQ listing standards. Our Compensation Committee acts as the Committee for the 2006 Plan; however, our entire Board of Directors has the authority to make awards to non-employee directors. Subject to applicable law, the Committee may delegate its authority under the 2006 Plan.

Subject to the provisions of the 2006 Plan, the Committee has the authority to:

•	select the individuals to whom awards are to be granted;

•	determine whether and to what extent awards are to be granted;

•	determine the size, type, terms and conditions of awards;

•	approve the form of award agreements for use under the 2006 Plan;

•	establish performance measures or other performance goals for any performance period and determine whether such goals were satisfied;

•	amend any outstanding award in the event of termination of employment or service or a change in control, subject to certain limitations;

•	construe and interpret the 2006 Plan and any award agreement and apply their provisions; and

•	take any other action consistent with the terms of the 2006 Plan that the Committee deems appropriate.

All decisions, determinations and interpretations of the Committee will be final, binding and conclusive on all persons, including us and the participants.
Shares Subject to the 2006 Plan
The shares of our common stock presently subject to the 2006 Plan consist of (i) 5,350,000 shares, plus (ii) up to 320,000 shares that were available for issuance under the 1999 Stock Option and Incentive Plan and the Outside Directors Stock Option Plan (collectively, the "1999 Plans"), but that were not underlying any outstanding stock options or other awards under the 1999 Plans as of the effective date of the 2006 Plan, plus (iii) any shares allocable to outstanding stock options or other awards under the 1999 Plans as of the effective date of the 2006 Plan to the extent that on or after the effective date such stock options or other awards expired, were forfeited or otherwise terminated unexercised. Approximately 409,051 shares remained available for issuance as of March 15, 2016. The Amendments would increase from 5,350,000 to 7,950,000 the total number of shares of our common stock available for issuance under the 2006 Plan, subject to adjustments as provided in the 2006 Plan.
The source of shares for issuance under the 2006 Plan may be authorized and unissued shares. No additional awards may be made under the 1999 Plans.
If an award under the 2006 Plan is forfeited or terminated for any reason before being exercised, fully vested or settled, as the case may be, then the shares underlying that award will be added back to the remaining shares and will be available for further awards under the 2006 Plan. The number of shares available for future grants under the 2006 Plan, however, will be reduced by: (a) any shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant's tax withholding obligations or to pay the exercise price of the award; and (b) shares subject to an award that is settled in cash in lieu of shares.
Pursuant to the 2006 Plan, subject to antidilution adjustments:

•
the maximum aggregate number of shares that may be delivered in connection with stock options intended to be incentive stock options under Section 422 of the Code ("incentive stock options") may not exceed 1,500,000 shares;

•	the maximum aggregate number of shares that presently may be granted to an individual participant during any calendar year:

◦	pursuant to all forms of awards is 100,000 shares;

◦	pursuant to incentive stock options is 100,000 shares;

◦	pursuant to restricted stock and RSU awards is 50,000 shares; and

◦	pursuant to performance share awards is 50,000 shares; and

•
the maximum aggregate compensation that may be paid pursuant to performance units awarded in any one calendar year to an individual participant is $250,000, or a number of shares having an aggregate fair market value not in excess of that amount.

The Amendments would increase the maximum aggregate number of shares that may be granted to an individual participant during any calendar year pursuant to all forms of awards from 100,000 shares to 150,000 shares.

Further, no incentive stock option will be granted to a participant if as a result of such grant the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time in any calendar year would exceed $100,000.
The closing sale price of our common stock on April 4, 2016, as quoted on the NASDAQ Global Select Market, was $36.54 per share.
Adjustments Upon Changes in Capitalization
In the event of any change in our capitalization or other corporate event that has a material effect on the fair market value of our common stock, the Committee will adjust, as it determines to be appropriate and equitable to prevent dilution or enlargement of rights:

•	the number and kind of shares that may be delivered under the 2006 Plan;

•	the individual limits set forth in the 2006 Plan;

•	the number and kind of shares subject to outstanding awards;

•	the exercise price, grant price or other price of shares subject to outstanding awards;

•	any performance conditions relating to outstanding awards;

•	the market price of shares, or per-share results; and

•	other terms and conditions of outstanding awards.

Corporate events that may give rise to adjustments in awards include, but are not limited to, mergers, reorganizations, consolidations, recapitalizations, liquidations, stock dividends, split-ups, spin-offs, stock splits, reverse stock splits, share combinations, share exchanges, any change in the corporate structure that affects our common stock, and the payment of a dividend or distribution to our shareholders in a form other than our common stock (except for normal cash dividends).
No Repricing Without Shareholder Approval
The 2006 Plan prohibits us from reducing the exercise price or grant price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR that has an exercise price or grant price above the value of our common stock with a new option or SAR that has a lower exercise price or grant price, or with any other type of new award other than as described under "Adjustments Upon Changes in Capitalization" above, without first obtaining shareholder approval.
Stock Options
Stock options granted under the 2006 Plan may be either nonqualified or incentive stock options. Each option grant will be evidenced by an award agreement between the participant and us setting forth the terms and conditions of the option. The Committee will set the exercise price of each option, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date the option is granted. In addition, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the incentive stock option will not be less than 110% of the fair market value of our common stock on the date the option is granted.
The Committee will determine the term of each stock option that it grants under the 2006 Plan; however, the term may not exceed 10 years from the date of grant. Moreover, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the term of the option may not exceed five years from the date of grant.
Each award agreement will specify the date(s) on which a stock option granted under the 2006 Plan is to become exercisable (based on the passage of time or the achievement of performance goals).
If a participant's employment or service terminates due to death or disability, the participant may exercise any options that were exercisable on the date of termination, but only within the one year period following termination, and in no event after the date the options expire in accordance with their terms. Upon termination by us of a participant's employment or service without cause, or upon termination of employment or service by the participant for a reason other than death or disability, or upon a participant's retirement, a participant may exercise any options that were exercisable on the date of termination, but only within the one month following termination, and in no event after the date the options expire in accordance with their terms. Upon termination of employment or service for cause, a participant will immediately forfeit all of his outstanding options and will, if the Committee in its sole discretion so determines, repay to us the amount of any gain that the participant had realized upon any exercise within the 90-day period prior to the termination.
The Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment or service, to the extent permitted by applicable law.
Stock Appreciation Rights
SAR grants may be either freestanding grants or grants in tandem with option grants. Each SAR grant will be evidenced by an agreement that will specify the number of shares to which the SAR pertains, the grant price, the term of the SAR and such other provisions as the Committee shall determine.
Upon exercise of a SAR, the holder will receive payment from us in an amount equal to the product of (i) the difference between the fair market value of our common stock on the date of exercise over the grant price and (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof.
The grant price of a freestanding SAR will not be less than 100% of the fair market value of our common stock on the grant date, and the grant price of a tandem SAR will equal the exercise price of the related option. The Committee will determine the term of each SAR that it grants under the 2006 Plan; however, the term may not exceed 10 years from the date of grant.
A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. The exercise of all or part of a tandem SAR will result in the forfeiture of the right to purchase a number of shares under the related option equal to the number of shares with respect to which the SAR is exercised. The 2006 Plan also contains specified additional conditions on the exercise of a tandem SAR granted in connection with an incentive stock option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes upon them; however, except as otherwise provided upon a termination of employment or service or in the event of a change in control or subsidiary disposition, no freestanding SARs may be exercisable prior to one year from the date of grant.
If the employment or service of a holder of a SAR is terminated, the SAR will be treated in the same manner as options are treated, as described above under "Stock Options."
Restricted Stock and Restricted Stock Units
Each restricted stock or RSU grant will be evidenced by an agreement that specifies the applicable period of restriction, the number of restricted shares or RSUs granted, the vesting or settlement date, and such other provisions as the Committee determines.
The period of restriction applicable to an award of restricted stock or RSUs will be at least one year, except as provided upon a termination of employment or service due to death or disability or upon a change in control or a subsidiary disposition.
Participants holding restricted stock may exercise full voting rights and will receive all regular cash dividends paid with respect to those shares. Except as otherwise determined by the Committee, all other distributions paid with respect to the restricted stock will be credited to the participant subject to the same restrictions on transferability and forfeitability as the underlying restricted stock. A holder of RSUs will not have voting rights or other rights as a shareholder with respect to such RSUs.
When the applicable period of restriction on the restricted stock ends, the stock will become freely transferable, and the participant will be entitled to receive a certificate evidencing those shares. When the applicable period of restriction ends, RSUs will be settled and paid. The Committee shall determine whether the RSUs will be settled by delivery of shares or payment in cash of an amount equal to the fair market value of the shares on the settlement date, or a combination thereof.
Except as otherwise determined by the Committee, upon a participant's death or disability:

•
with respect to restricted stock or RSUs with a time-based period of restriction, the restrictions on the "Ratable Portion" of the award will lapse on the date of the participant's death or disability (where "Ratable Portion" means (i) the number of shares of restricted stock or the number of RSUs awarded to the participant multiplied by the portion (expressed as a percentage) of the restricted period that expired on the date of the participant's death or disability, reduced by (ii) the number of restricted shares or RSUs with respect to which the restrictions had lapsed as of such date); and

•
with respect to restricted stock or RSUs with a performance-based period of restriction, the unvested portion of the award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the termination, if determinable, or (b) at the target level, if not determinable.

Upon a participant's termination of employment or service for a reason other than death or disability, except upon a change in control or subsidiary disposition or as the Committee may otherwise determine, the participant will forfeit all unvested restricted stock or RSUs immediately after the termination of employment or service.
Performance Shares and Performance Units
Each grant of performance shares and performance units will be evidenced by an agreement that specifies the number granted, the applicable performance goals and performance periods, and such other provisions as the Committee determines. Except as otherwise provided in the applicable award agreement, upon termination of employment or service or upon a change in control or subsidiary disposition, the performance period for performance shares and performance units must be at least one year.
A participant will not have voting rights or other rights as a shareholder with respect to the shares subject to an award of performance shares or performance units until the time, if at all, when shares are issued to the participant pursuant to the terms of the applicable award agreement.
As soon as practicable following the completion of the performance period applicable to outstanding performance shares or performance units, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement. The Committee, in its sole discretion as specified in the award agreement, may pay earned performance shares or performance units by delivery of shares or by payment in cash or a combination thereof.
Except as otherwise determined by the Committee, if a participant terminates employment or service due to death or disability, the performance shares or performance units will be paid based on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the termination, if determinable, or (b) at the target level, if not determinable. If a participant terminates employment or service for any reason other than death or disability prior to the end of the performance period, the participant will forfeit any and all right to payment under the performance shares or performance units, except as otherwise determined by the Committee.
Other Stock-Based Awards
The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares based on attainment of performance goals, payment of shares as a bonus or in lieu of cash based on attainment of performance goals, and the payment of shares in lieu of cash under other of our incentive programs.
Except as otherwise provided in the applicable award agreement, upon a termination of employment or service or upon a change in control or subsidiary disposition, other stock-based awards will have a minimum period of restriction of one year, which period may, in the Committee's discretion, lapse on a pro-rated, graded, or cliff (i.e., all at once) basis. However, in the Committee's discretion, up to 5% of the shares available for issuance under the 2006 Plan may have a shorter period of restriction. Moreover, an award of payment in shares in lieu of cash under other of our incentive programs will not be subject to the minimum period of restriction limitation described above and will not be applied against or included when calculating the 5% limitation.
Performance-Based Awards
The Committee may grant awards that are intended to qualify as "performance-based compensation" for purposes of deductibility under Section 162(m) of the Code. For any such award, the Committee will establish the goals to be used (which must be one or more of the "performance measures" specified in the 2006 Plan) within 90 days after the commencement of the performance period, or, if less, the number of days equal to 25% of the performance period applicable to such award. Pursuant to the 2006 Plan, "performance measures" means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return; stock price; net customer sales; volume; gross profit; gross margin; operating profit; operating margin; earnings from continuing operations before income taxes; earnings from continuing operations; earnings per share from continuing operations; net operating profit after tax; net earnings; net earnings per share; return on assets; return on investment; return on equity; return on invested capital; cost of capital; average capital employed; cash flow; cash flow from operations; working capital; working capital as a percentage of net customer sales; asset growth; asset turnover; market share; orders received; days sales outstanding; and operating unit results.

The Committee may establish performance measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade levels, or positions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In addition, unless otherwise determined by the Committee, measurement of performance measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management's discussion and analysis, or other filings with the SEC.
Non-Transferability of Awards
Awards granted under the 2006 Plan will not be assignable or transferable by the participant, except by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant or the participant's guardian or legal representative.
Tax Withholding Obligations
The 2006 Plan authorizes us to deduct or withhold, or to require the participant to remit to us, an amount sufficient to satisfy all applicable tax withholding requirements prior to the delivery of any shares or cash pursuant to an award.
Change in Control, Cash-Out and Subsidiary Disposition
Except as otherwise provided in the applicable award agreement, if a participant's employment or service with us is involuntarily terminated, for whatever reason, at any time within 12 months after a change in control (as defined in the 2006 Plan) of us:

•	any and all outstanding awards granted under the 2006 Plan with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed; and

•
any and all outstanding awards granted under the 2006 Plan with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the termination, if determinable, or (b) at the target level, if not determinable.

In addition, the Committee may, in its sole discretion, determine that: (a) all outstanding stock options and SARs will be terminated upon the occurrence of a change in control and that each participant will receive, with respect to each share subject to the options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option's exercise price or the SAR's grant price; and (b) options and SARs outstanding as of the date of the change in control may be cancelled and terminated without payment, if the consideration payable with respect to one share in connection with the change in control is less than the option's exercise price or the SAR's grant price. Further, the Committee has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the 2006 Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the awards in connection with a disposition of one of our subsidiaries, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.
Amendment, Suspension and Termination of the 2006 Plan
The Board of Directors may amend, suspend or terminate the 2006 Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with the applicable rules of any national securities exchange or other market system or applicable laws. In addition, no termination, amendment or modification may adversely impact an award previously granted in any material way without the consent of the participant to whom such award was granted unless required by applicable law.
U.S. Federal Income Tax Treatment
The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the 2006 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant's death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. Except as described below, an incentive stock option results in no taxable income to the optionee and no deduction to us at the time it is granted or exercised. The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a "disqualifying disposition"), however, then the optionee will recognize ordinary income in the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as ordinary income. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his income as a result of a disqualifying disposition.
Nonqualified Stock Options. A nonqualified stock option results in no taxable income to the optionee and no deduction to us at the time it is granted. An optionee exercising such an option will, at that time, recognize ordinary income, which is treated as compensation subject to all applicable employment taxes, in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.
If a nonqualified stock option is exercised by tendering previously owned shares of our common stock in payment of the option price, then, instead of the treatment described immediately above, the following generally will apply:

•	the optionee will be considered to have received, in a tax-free exchange, a number of new shares equal to the number of previously owned shares tendered by the optionee in payment of the option price;

•	the optionee's basis and holding period for those new shares will be equal to the basis and holding period of the previously owned shares;

•
the optionee will have compensation income, which is subject to all applicable employment taxes, equal to the fair market value on the date of exercise of the excess shares (that is, the number of new shares received in total upon the exercise of the nonqualified option, less the number of previously owned shares that were tendered);

•	the optionee's basis in those excess shares will be equal to the amount of that compensation income;

•	subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to that compensation income; and

•	the holding period of those excess shares will begin on the date of exercise.

Any gain (or loss) upon subsequent disposition of the new shares or the excess shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.
Stock Appreciation Rights. Generally, the recipient of a freestanding SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SARs in cash, the participant will recognize ordinary income, which is treated as compensation, at the time it is received on the vesting date minus any amount paid by the recipient for the stock. If a participant receives the appreciation inherent in the SARs in stock, he will recognize ordinary income, which is treated as compensation, in an amount equal to the market value of the stock at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. Upon the settlement of a SAR, however, we will be entitled to a deduction equal to the amount of income the recipient is required to recognize as a result of the settlement.
Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units. A participant generally will not have taxable income upon the grant of restricted stock, RSUs, performance shares, or performance units. Instead, the participant will recognize ordinary income, which is treated as compensation, at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid by the participant for the restricted stock, RSUs, performance shares or performance units. For restricted stock only, a participant instead may elect to be taxed at the time of grant, in which event the participant will recognize ordinary income which is taxed as compensation but will not be subject to tax when the shares vest. In each of these cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes income. If a participant elects to be taxed on the value of the restricted stock when received and the restricted stock is subsequently forfeited, the participant will be entitled to deduct only the amount, if any, that he paid for the forfeited stock, less the amount, if any, received in connection with such forfeiture. A participant's basis in restricted stock will be equal to the price paid plus the amount of income recognized by the participant at the time the shares vested or, in the event the participant makes an election to be taxed as of the grant date, the amount of income recognized by the participant when the shares were granted.
Other Stock-Based Awards. A participant generally will recognize ordinary income upon receipt of the shares subject to the award (or, if later, at the time of vesting of such shares), and we will generally be entitled to a corresponding federal income tax deduction at the same time.
Section 409A. Section 409A of the Code provides certain requirements for deferred compensation arrangements. If the requirements of Section 409A are not complied with, the recipient of an award could be subject to tax on the award, and an additional 20% tax, at the time the award is granted or vested plus interest at the underpayment rate plus one percentage point on any underpayment of that tax. The 2006 Plan has been designed so that certain types of awards (such as options, SARs and restricted stock) will generally not be "deferred compensation" for Section 409A purposes and will thereby be exempt from Section 409A's requirements. Certain other types of awards, however, may be deferred compensation under Section 409A, and in those cases, the 2006 Plan is intended to comply with the requirements of Section 409A.
Section 162(m). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our next three most highly compensated executive officers (other than our chief financial officer). Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The 2006 Plan is intended to permit the Committee to grant stock options that may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000. Other awards granted under the 2006 Plan, however, will be subject to the Section 162(m) deduction limitation to the extent that the vesting of these awards is based on the passage of time or is otherwise not performance-based for purposes of Section 162(m) of the Code.
The Board of Directors recommends a vote "FOR" the approval of the Amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INTERACTIVE INTELLIGENCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
(ITEM 5 ON PROXY CARD)
On February 22, 2000, our Board of Directors adopted, and on May 16, 2000 our shareholders approved, the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan (the "ESPP"). On April 1, 2005, our Board of Directors adopted, and on May 19, 2005 our shareholders approved an amendment to the ESPP that increased the total number of shares of our common stock available for issuance and purchase under the ESPP from 500,000 to 750,000 shares. On December 30, 2005, our Board of Directors approved an amendment to change the discount at which shares are purchased under the ESPP to 95% of the fair market value of our common stock on the first business day of the calendar quarter following each offering period. On July 1, 2011, the ESPP was assigned to, and assumed by, Interactive Intelligence Group, Inc.
Effective as of March 15, 2016, based on the recommendation of the Compensation Committee, our Board of Directors adopted an amendment and restatement of the ESPP (the "Amended and Restated ESPP") and directed that the Amended and Restated ESPP be submitted to our shareholders for consideration and approval at the annual meeting.
The following is a summary of the principal differences between the ESPP and the Amended and Restated ESPP:

•	Increases the total number of shares of our common stock available for issuance and purchase under the ESPP from 750,000 to 1,050,000;

•
Adds definitions for "Purchase Period" and "Purchase Date" to provide the Compensation Committee with flexibility to establish a purchase period of a calendar quarter or any other period of time not to exceed 27 months or such longer period as may be permitted under Section 423 of the Code;

•	Eliminates the definition of "Investment Date;"

•	Updates certain definitions, including "Agent," "Effective Date" and "Entry Date;"

•
Provides for pro rata allocation if the purchases by all participants on a purchase date would otherwise cause the aggregate number of shares of common stock to be sold under the plan to exceed the number of shares available for issuance and purchase;

•	Allows the company to decrease a participant's payroll deduction contributions to 0% in certain circumstances;

•	Adds new sections setting forth the authority of the Compensation Committee under the plan;

•
Provides that, in addition to being able to amend the plan, the Board also has the power to suspend the plan at any time and provides certain actions that may and may not be taken during any suspension of the plan;

•	Amends the termination provision to provide that the plan shall terminate at any date at the discretion of the Board; and

•	Allows for the delivery of uncertificated shares.

The following is a summary of the principal features of the Amended and Restated ESPP and is qualified in its entirety by reference to the complete text of the Amended and Restated ESPP, as set forth as Appendix B to this proxy statement. Shareholders are urged to read the actual text of the Amended and Restated ESPP, as set forth in Appendix B.
Purpose
The purpose of the Amended and Restated ESPP is to facilitate employee ownership of our common stock, thereby providing a broad-based incentive for our employees to enhance our performance through their services.
Administration
Pursuant to the Amended and Restated ESPP, the Board of Directors appointed the Compensation Committee to administer the Amended and Restated ESPP. The Compensation Committee has primary responsibility for administering and interpreting the Amended and Restated ESPP, assisted by our payroll department and E*TRADE Financial Corporate Services, Inc., the plan Agent. Unless otherwise expressly provided in the Amended and Restated ESPP, all designations, determinations, interpretations and other decisions with respect to the Amended and Restated ESPP are within the sole discretion of the Compensation Committee and shall be final, conclusive and binding on all persons, including us and any participant or eligible employee under the plan.
Shares
Currently under the ESPP, 750,000 shares of our common stock are available for issuance and purchase. Through March 15, 2016, our employees had purchased a total of 744,039 shares, and 5,961 shares remained available for purchase.
The Amended and Restated ESPP would increase by 300,000 the total number of shares of our common stock available for issuance and purchase under the plan, subject to adjustment in certain events. The source for the shares of our common stock purchased under the Amended and Restated ESPP may be newly issued shares, treasury shares or shares purchased on the open market or in private transactions.
The closing sale price of our common stock on April 4, 2016, as quoted on the NASDAQ Global Select Market, was $36.54 per share.
Eligibility and Participation
Regular employees of the company and any designated subsidiary who have been employed for at least 30 days are eligible to participate in the Amended and Restated ESPP, on a voluntary basis, if they meet certain conditions. To be eligible, an employee's customary employment must be greater than both 20 hours per week and five months in any calendar year. Currently there are approximately 2,015 employees eligible to participate in the Amended and Restated ESPP. As of the most recent purchase date, approximately 400 employees purchased shares under the ESPP.
Eligible employees become participants in the Amended and Restated ESPP by filing an enrollment form authorizing payroll deductions and electing a payroll deduction amount. If the enrollment form is filed within the time period prescribed by the Amended and Restated ESPP, the employee will become a participant in the Amended and Restated ESPP on the first day of the next purchase period (each such date, an "Entry Date").

Because participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions, future purchases under the Amended and Restated ESPP are not determinable. The following table sets forth the number of shares of our common stock purchased under the ESPP in 2015:

	Plan Benefits
Name and Principal Position	Number of Shares Purchased Under the ESPP	Weighted Average Purchase Price per Share
Ashley A. Vukovits, Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer	309	$37.16
Executive officers as a group	564	$36.92
Employees (not including executive officers) as a group	42,075	$37.42
Other than Ms. Vukovits, no other named executive officers purchased shares under the ESPP in 2015. Our non-employee directors are not eligible to participate in the ESPP (or the Amended and Restated ESPP).
Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the duration of each purchase period, which can be a calendar quarter or any other period of time not to exceed 27 months or such longer period as may be permitted under Section 423 of the Code. The deducted amounts are credited to an account in the employee's name. The deductions may not exceed 20% of a participant's compensation, and the maximum deduction that may be made during each payroll period is $1,000. Payroll deductions commence on the first payday following an Entry Date and will continue at the same rate until terminated or changed as provided in the Amended and Restated ESPP.
Purchase of Stock; Purchase Price
Unless the participant discontinues payroll deductions, on the first business day following the end of a purchase period, each participant will be deemed, without further action, to have purchased shares of our common stock with the entire balance in his payroll deduction account. Under the Amended and Restated ESPP, the price at which shares are sold to participating employees is equal to 95% of the fair market value of our common stock on the first business day following the end of a purchase period. For purposes of the Amended and Restated ESPP, fair market value is defined as the closing price of our common stock as reported on the NASDAQ Stock Market on the relevant date. Once purchased, the Plan Agent credits the shares to the participant's investment account, where it is held until the employee dies, withdraws the stock or leaves the company.
Limitation on Purchases
Notwithstanding the foregoing, participant purchases under the Amended and Restated ESPP are subject to certain limitations. During any one calendar year, a participant may not purchase, under the Amended and Restated ESPP or under any other plan qualified under Section 423 of the Code, shares of our common stock having a fair market value (determined by reference to the fair market value on each date of purchase) in excess of $25,000. In addition, during any one calendar year, all participants who are executive officers of the company may not purchase, in the aggregate, more than half of the shares of our common stock purchased under the Amended and Restated ESPP during that calendar year. A participant's payroll deduction account may not be used to purchase shares of our common stock to the extent that, after a purchase under the Amended and Restated ESPP, the participant would, in the aggregate, own or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power of the company. Furthermore, if the aggregate number of shares which would otherwise be purchased exceeds the number of shares then available for issuance and purchase under the Amended and Restated ESPP, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable. To the extent necessary to comply with Section 423 of the Code or the above, a participant's payroll deduction contributions to the Amended and Restated ESPP may be decreased by the company to 0% for any payroll period.
Withdrawal
A participant may discontinue payroll deductions at any time during the first 2 ½ months of a purchase period and receive a refund of the balance in his payroll deduction account accumulated during that purchase period. A participant may also elect to withdraw the shares held in his investment account as of the first business day of any purchase period. In either event, the employee may not resume participation in the Amended and Restated ESPP until the second Entry Date following his election to discontinue or following the withdrawal.

Termination of Employment
Termination of a participant's employment for any reason, including retirement or death, cancels his participation in the Amended and Restated ESPP immediately. In such event, the payroll deductions credited to the participant's payroll deduction account and the shares in the participant's investment account will be returned to the participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee.
Capital Changes
In the event of any changes in the capitalization of the company, such as a stock split, stock dividend, recapitalization or merger in which the company is the surviving company, appropriate adjustments will be made by the Compensation Committee in the number and kind of shares subject to purchase, in the maximum number of shares which may be purchased under the Amended and Restated ESPP and in the purchase price of the shares.
Merger, Asset or Stock Sale
If the company is a party to a consolidation or merger in which it is not the surviving corporation, a transaction that results in the acquisition of substantially all of our outstanding stock by a single person or entity or a sale or transfer of substantially all of our assets, the Compensation Committee may take such actions with respect to the Amended and Restated ESPP as it deems appropriate.
Nontransferability
No rights or accumulated payroll deductions of a participant under the Amended and Restated ESPP may be pledged, assigned, transferred or otherwise disposed of in any way by the participant.
Amendment, Suspension and Termination of the Amended and Restated ESPP
The Board of Directors may at any time and for any reason amend, suspend or terminate the Amended and Restated ESPP. However, no amendment may be made to the Amended and Restated ESPP without approval by our shareholders if such amendment would increase the number of shares of our common stock that may be issued under the Amended and Restated ESPP (other than an increase merely reflecting a change in the capitalization of the company), would change the designation of any corporation (other than a subsidiary of the company) whose employees become eligible to participate in the Amended and Restated ESPP, or would require shareholder approval under applicable law or NASDAQ rules. No amendment or suspension may adversely affect the rights of participants with respect to shares of our common stock previously acquired under the Amended and Restated ESPP. During any suspension of the Amended and Restated ESPP, no new purchase period may begin and no new eligible employee may be offered any new right to purchase shares of our common stock under the Amended and Restated ESPP or any opportunity to elect to participate in the plan, and any existing payroll deduction authorizations will be suspended, but any right to purchase shares of our common stock previously granted for a purchase period that began prior to the suspension of the Amended and Restated ESPP will remain subject to the other provisions of the plan and the discretion of the Board or the Committee.
Use of Funds
All payroll deduction amounts held by the company under the Amended and Restated ESPP are general assets of the company, free of any trust or other restriction. No interest will accrue on the payroll deductions of a participant in the Amended and Restated ESPP.
Federal Income Tax Consequences
The Amended and Restated ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. No income will be taxable to a participant until the shares purchased under the Amended and Restated ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period (the "Statutory Holding Period"), then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) the excess of the fair market value of the shares as of the first day of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Statutory Holding Period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding periods. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the Statutory Holding Period described above.
The foregoing is only a summary of the effect of federal income taxation upon the participant and the company with respect to the shares purchased under the Amended and Restated ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.
The Board of Directors recommends a vote "FOR" the approval of the amendment and restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan.

OTHER BUSINESS AT OUR ANNUAL MEETING
Our Board is not aware of any business which properly may be presented for action at our meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR 2017 ANNUAL MEETING OF SHAREHOLDERS

All shareholder proposals intended for inclusion in our 2017 proxy materials for presentation at our 2017 Annual Meeting of Shareholders must be received by us (to the attention of our Corporate Secretary) at our world headquarters no later than December 9, 2016. In addition, our By-Laws, as currently in effect, established procedures for shareholder nominations for election of directors and bringing business before our annual meeting of shareholders. Among other requirements, to bring business before our 2017 Annual Meeting of Shareholders or to nominate a person for election as a director, a shareholder must give written notice to our Corporate Secretary no less than 90 days or more than 120 days prior to May 18, 2017. However, in the event our 2017 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from May 18, 2017, the written notice must be delivered no earlier than 120 days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-Law provisions, as currently in effect, from our Corporate Secretary.

INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the sections of this proxy statement entitled "Audit Committee Report" and "Compensation Committee Report" do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference in any such filings.
The information on, or accessible through, our website, www.inin.com or http://investors.inin.com, is not, and should not be deemed to be, a part of this proxy statement.

By order of the Board of Directors,
Interactive Intelligence Group, Inc.

Ashley A. Vukovits
Corporate Secretary

Indianapolis, Indiana
April 8, 2016

APPENDIX A

INTERACTIVE INTELLIGENCE GROUP, INC.
2006 EQUITY INCENTIVE PLAN
(As Proposed to be Amended)

1.Establishment, Objectives and Duration.

(a)Establishment of the Plan. The Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan (the "Plan") became effective upon its approval by the Company's shareholders at the 2006 Annual Meeting on May 18, 2006 ("Effective Date").

(b)Objectives of the Plan. The Plan's objectives are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Participants, and to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link Participants' personal interests to those of the Company's shareholders.

(c)Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding May 18, 2026. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	Definitions. As used in the Plan, the following definitions will apply:

(a)"Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined, respectively, in Code Sections 424(e) and (f).

(b)"Applicable Law" means the legal requirements relating to stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the rules and regulations of any governing governmental agencies, the Code, and the rules of any applicable stock exchange or national market system.

(c)"Award" means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards granted under the Plan.

(d)"Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

(e)"Board" means the Board of Directors of the Company.

(f)"Cashless Exercise" means, to the extent permitted by Applicable Law, a program approved by the Committee in which payment of the applicable Exercise Price of an Option may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company's withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(g)"Cause" means, unless that term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant's material failure to abide by the Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant's improper use or disclosure of the Company's confidential or proprietary information); (iv) any intentional act by the Participant that has a material detrimental effect on the Company's reputation or business; (v) any material breach by the Participant of any employment, service, consulting, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of the applicable agreement; or (vi) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant's ability to perform his or her duties with the Company.

(h)	"Change in Control" means the occurrence of one or more of the following:

(i)The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of the "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the Company's then outstanding voting securities; provided, however, that the following acquisitions will not constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (II) any acquisition by the Company, or (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii)The Company is party to a merger or consolidation, or series of related transactions, that results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii)the sale or disposition of all or substantially all of the Company's assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a Subsidiary);

(iv)A change in the composition of the Board within any consecutive two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or

(v)	The liquidation or dissolution of the Company.

Notwithstanding the preceding provisions of this Subsection or any other provision of the Plan, with respect to any provision or feature of the Plan that constitutes or provides for a deferred compensation plan subject to Code Section 409A, the term "Change in Control" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and interpretive regulations.

(i)	"Code" means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

(j)"Committee" means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan; provided, however, that, where appropriate, "Committee" also means (i) the Board, which, pursuant to Section 3(b), administers the Plan with respect to Non-Employee Directors; and (ii) any delegate of the Committee that, pursuant to Section 3(d), has the authority to grant Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) "covered employees" under Code Section 162(m).

(k)"Company" means Interactive Intelligence Group, Inc., an Indiana corporation, and any successor thereto as provided in Section 23.

(l)"Continuous Service" means an Employee's provision of services in any capacity to the Company or any Affiliate that is not interrupted or terminated. Continuous Service will not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor. A leave of absence approved by the Company may include medical leave, military leave, or any other personal leave approved by an authorized Company representative. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of the leave is guaranteed by statute or contract.

(m)"Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

(n)	"Dividend" means a dividend declared and paid on Shares subject to an Award.

(o)	"Employee" means any employee of the Company or an Affiliate.

(p)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(q)	"Exercise Price" means the price at which a Participant may purchase a Share pursuant to an Option.

(r)	"Fair Market Value" means, as of any date, the value of a Share determined as follows:

(i)Where a public market exists for the Share, the Fair Market Value will be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the Nasdaq National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)In the absence of an established market for the Share of the type described above, the Committee will determine the Share's Fair Market Value in good faith using a reasonable valuation methodology, and that determination will be conclusive and binding on all persons.

(s)"Freestanding SAR" means a SAR that is granted independently of any Options, as described in Section 8.

(t)"Incentive Stock Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(u)"Incumbent Directors" means directors who either (i) were directors of the Company as of the Effective Date of this Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of a least a majority of those directors whose election or nomination was not in connection with an actual or threatened proxy contest related to the election of directors to the Company.

(v)"Non-Employee Director" means any individual who is a member of the Board of Directors of the Company or an Affiliate and who is not an Employee.

(w)"Nonqualified Stock Option" means an Option that is not intended to meet the requirements of Code Section 422.

(x)"Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 7.

(y)"Other Stock-Based Award" means a Share-based or Share-related Award granted pursuant to Section 13.

(z)"Participant" means a current or former Employee, Non-Employee Director, consultant of the Company or any other individual who the Committee selects (or selected) to receive an Award.

(aa)    "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(bb)    "Performance Measure" means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, orders received, days sales outstanding and operating unit results.

(cc)    "Performance Period" means the period during which a Performance Measure or other performance goal must be met.

(dd)    "Performance Share" means an Award granted to a Participant pursuant to Section 11.

(ee)    "Performance Unit" means an Award granted to a Participant pursuant to Section 12.

(ff)    "Period of Restriction" means the period during which Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 9, 10 and 13.

(gg)    "Plan" means this Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended from time to time.

(hh)    "Prior Plans" means the Interactive Intelligence Group, Inc. 1999 Stock Option and Incentive Plan and the Interactive Intelligence Group, Inc. Outside Directors Stock Option Plan.

(ii)    "Restricted Stock" means an Award granted to a Participant pursuant to Section 9.

(jj)    "Restricted Stock Units" means an Award granted to a Participant pursuant to Section 10.

(kk)    "Retirement" means, with respect to an Employee, termination of employment after attaining age 65, or such other age as the Company specifies in its written policies.

(ll)    "SEC" means the United States Securities and Exchange Commission.

(mm)    "Section" means, except where used in direct reference to a provision of the Code or the Exchange Act, a provision of this Plan.

(nn)    "Share" means a share of the Company's common stock, par value $0.01 per share, subject to adjustment pursuant to Section 18.

(oo)    "Stock Appreciation Right" or "SAR" means an Award granted to a Participant, either alone or in connection with a related Option, pursuant to Section 8.

(pp)    "Subsidiary" means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity.

(qq)    "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary, or the Company's sale or distribution of substantially all of the outstanding capital stock of that Subsidiary.

(rr)    "Tandem SAR" means a SAR that is granted in connection with a related Option, as described in Section 8.
(ss)    "Voting Securities" means voting securities of the Company entitled to vote generally in the election of directors.

3.	Administration of the Plan.

(a)The Committee. The Plan will be administered by the Compensation and Stock Option Committee of the Board or such other committee ("Committee") as the Board selects consisting of two or more members of the Board each of whom is intended to be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an "outside director" under regulations promulgated under Code Section 162(m), and an "independent director" under Nasdaq Stock Market or other applicable exchange listing standards. The members of the Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

(b)Board as the Committee. Notwithstanding subsection (a) above, the Board will constitute the Committee and administer the Plan with respect to Non-Employee Directors, determine the terms of Awards, and their related Award Agreements, to Non-Employee Directors, and grant Awards to Non-Employee Directors.

(c)Authority of the Committee. Subject to Applicable Law and the Plan's provisions, and except as the Board may provide otherwise, the Committee will have full, final and discretionary authority to take all actions it determines necessary to administer the Plan, including, without limitation, the following actions:

(i)select the individuals to whom Awards may from time to time be granted under the Plan;

(ii)	determine whether and to what extent Awards are granted under the Plan;

(iii)	determine the size, type, terms, and conditions of any Awards granted under the Plan;

(iv)	approve forms of Award Agreements for use under the Plan;

(v)establish Performance Measures or other performance goals for any Performance Period and determine whether those goals were satisfied;

(vi)amend the terms of any outstanding Award granted under the Plan in the event of a Participant's termination of employment or service or in the event of a Change in Control, provided that, except as otherwise provided in Section 19, no such amendment will reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the shareholders of the Company, and provided further, that any amendment that would adversely affect the Participant's rights under an outstanding Award will not be made without the Participant's written consent;

(vii)construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and decide all questions of fact arising in the application of the Plan and any Award Agreement; and

(viii)take such other action, not inconsistent with the Plan's terms, as the Committee deems appropriate.

(d)Delegation of Authority. As permitted by Applicable Law, the Committee may delegate, to one or more officers of the Company, its authority, including the power and authority to make Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) "covered employees" under Code Section 162(m), pursuant to such conditions and limitations as the Committee may establish. The Committee may delegate authority pursuant to this provision only by resolution or other valid action it reflects in writing.

(e)Effect of Committee's Decision. The Committee's decisions, determinations and interpretations will be final, binding and conclusive on all persons, including the Company, its Subsidiaries, Employees, Non-Employee Directors, consultants, other Participants and their estates and beneficiaries.

4.	Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)Number of Shares Available for Grants. Subject to adjustment as provided in Section 18, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be (i) 7,950,000 Shares, plus (ii) up to 320,000 Shares available for issuance under the Prior Plans, as previously approved by the shareholders of the Company, as of the Effective Date, but that are not underlying any outstanding stock options or other awards under the Prior Plans as of the Effective Date, plus (iii) any Shares allocable to outstanding stock options or other awards under the Prior Plans as of the Effective Date to the extent that on or after the Effective Date such stock options or other awards expire, are forfeited or otherwise terminate unexercised; provided, however, that in no event shall the maximum number of Shares issued pursuant to Awards under the Plan exceed 11,650,933 Shares (which is the sum of 7,950,000 Shares set forth above, plus the number of Shares available for issuance under the Prior Plans as of the Effective Date, plus the aggregate number of shares subject to options previously granted and outstanding under the Prior Plans as of the Effective Date). From and after the Effective Date, no further grants or awards shall be made under the Prior Plans; however, grants or awards made under the Prior Plans before the Effective Date shall continue in effect in accordance with their terms.

(b)Limit on Awards of Incentive Stock Options. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares that may be delivered in connection with Incentive Stock Options under the Plan will not exceed 1,500,000 Shares.

(c)Limits on Awards to Individual Participants. Subject to adjustment as provided in Section 18, the following rules will apply with respect to Awards to individual Participants:

(i)Total Limit: The maximum aggregate number of Shares that can be granted to any one Participant in a particular calendar year pursuant to any and all Awards is 150,000 Shares.

(ii)Incentive Stock Options: The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted in any particular calendar year to any one Participant is 100,000 Shares.

(iii)Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units may be granted in a particular calendar year to any one Participant is 50,000 Shares.

(iv)Performance Shares and Performance Units: The maximum aggregate number of Performance Shares that may be granted in a particular calendar year to any one Participant is 50,000 Shares, and the maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one calendar year to any one Participant is $250,000 or a number of Shares having an aggregate Fair Market Value not in excess of that amount.

(d)Forfeited Shares. If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in subsections (a) and (b) and will become available for Awards under the Plan.

(e)Shares for Withholding Obligations. Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant's withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in subsections (a) and (b).

(f)Awards Settled in Cash. Awards valued by reference to Shares that may be settled in equivalent cash value will count against the limitations in this Section 4 to the same extent as if settled in Shares.

5.	Eligibility and Participation.

(a)Eligibility. Employees, Non-Employee Directors, consultants of the Company and other individuals are eligible to participate in the Plan.

(b)Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Non-Employee Directors, consultants of the Company and other individuals those to whom Awards will be granted and will determine the nature and amount of each Award.

(c)Service as an Employee. For purposes of an Employee's participation in the Plan, and the interpretation of the Plan's provisions, no event will constitute a termination of employment unless the event is a termination of Continuous Service.

6.	Types of Awards.

(a)Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b)	Designation of Award. Each Award will be designated in the Award Agreement.

7.	Options.

(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as the Committee determines.

(b)Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the Option vesting schedule, and such other provisions as the Committee determines including, without limitation, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options will be subject to the limitations set forth in Code Section 422 and will be subject to Section 7(m).

(c)Exercise Price. Except for Options adjusted pursuant to Section 18 and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price of each Option will not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price of the Option will not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d)Term of Options. The term of an Option granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)Vesting of Options. Options granted under this Section 7 will be exercisable at such times (based on the passage of time or the achievement of performance goals) and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each grant or for each Participant.

(f)Exercise of Options. Options granted under this Section 7 will be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment for the Exercise Price. An Option's Exercise Price will be payable to the Company:

(i)in cash or its equivalent;

(ii)by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, provided that the Committee may, in its sole discretion, require that Shares tendered for payment have been previously held by the Participant for a minimum duration;

(iii)	in any other manner then permitted by the Committee (including Cashless Exercise); or

(iv)	by a combination of any of the permitted methods of payment in subsections (i), (ii), and (iii) above.
The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Law or for any other reason it deems appropriate.

(g)Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 7 as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

(h)Termination for Cause. Upon a Participant's termination of employment or service for Cause, all rights under any Options granted to the Participant will terminate immediately, and the Participant will (if the Committee, in its sole discretion, exercises its rights under this Section 7(h) within ten (10) days of the termination) repay to the Company within ten (10) days of the Committee's written demand the amount of any gain the Participant had realized upon any exercise within the 90-day period prior to the termination of any Options.

(i)Termination Due to Death or Disability. Upon a Participant's termination of employment or service due to death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent the Participant was entitled to exercise the Options on the date of termination, but only within the one (1)-year period immediately following the Participant's termination due to death or Disability, and in no event after the date the Options expire in accordance with their terms.

(j)Other Terminations. Upon the termination of a Participant's employment or service by the Company without Cause, upon the Participant's voluntary termination of employment or service for a reason other than death or Disability, or upon the Employee's Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of termination, but only within the one (1) month period immediately following the Participant's termination, and in no event after the date the Options expire in accordance with their terms.

(k)Forfeiture of Options. Notwithstanding subsections (i) and (j) above, a Participant or the Participant's beneficiary, as the case may be, will, in connection with any and all terminations of employment or service, forfeit all Options the Participant was not entitled to exercise on the date of termination.

(l)Committee Discretion. Notwithstanding the foregoing paragraphs of this Section 7, and subject to paragraph (m) below, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a Participant's termination, to the extent permitted by Applicable Law.

(m)	Additional Rules For Incentive Stock Options.

(i)Incentive Stock Options may be granted only to Participants who are Employees.

(ii)No Incentive Stock Option will be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options under Code Section 422 are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Affiliate, would exceed $100,000, determined in accordance with Code Section 422(d). This limitation will be applied by taking Options into account in the order in which they were granted.

(iii)An Award of an Incentive Stock Option may provide that the Option may be exercised not later than three (3) months following the Participant's termination of employment with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Code Section 22(e)(3).

(iv)Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, that Option will be deemed to be a Nonqualified Stock Option and fully authorized and validly issued under the Plan.

8.	Stock Appreciation Rights.

(a)Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

(b)Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the number of Shares to which the SAR pertains, the grant price, the term of the SAR, and such other provisions as the Committee determines.

(c)Grant Price. The grant price of a Freestanding SAR will not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR will equal the Exercise Price of the related Option; provided, however, that these limitations will not apply to Awards that are adjusted pursuant to Section 18.

(d)Term of SARs. The term of a SAR granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed ten (10) years from the date of grant.

(e)Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR will result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR will similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f)Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable Award Agreement; provided, however, that except as otherwise provided upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Freestanding SARs may be exercisable prior to one (1) year from the date of grant.

(g)Payment of SAR Amount. SARs granted under this Section 8 will be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the SAR is to be exercised. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee as specified in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h)Termination for Cause. Upon a Participant's termination of employment or service for Cause, all rights under any SARs granted to the Participant will terminate immediately, and the Participant will (if the Committee, in its sole discretion, exercises its rights under this Section 8(h) within ten (10) days of the termination) repay to the Company within ten (10) days of the Committee's written demand the amount of any gain the Participant had realized upon any exercise within the 90-day period prior to the termination of any SARs.

(i)Termination Due to Death or Disability. Upon a Participant's termination of employment or service due to death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding SARs to the extent the Participant was entitled to exercise the SARs on the date of termination, but only within the one (1)-year period immediately following the Participant's termination due to death or Disability, and in no event after the date the SARs expire in accordance with their terms.

(j)Other Terminations. Upon the termination of a Participant's employment or service by the Company without Cause, upon the Participant's voluntary termination of employment or service for a reason other than death or Disability, or upon the Employee's Retirement, the Participant may exercise outstanding SARs to the extent that the Participant was entitled to exercise the SARs at the date of termination, but only within the one (1) month period immediately following the Participant's termination, and in no event after the date the SARs expire in accordance with their terms.

(k)Forfeiture of SARs. Notwithstanding subsections (i) and (j) above, a Participant or the Participant's beneficiary, as the case may be, will, in connection with any and all terminations of employment or service, forfeit all outstanding SARs the Participant was not entitled to exercise on the date of termination.

(l)Committee Discretion. Notwithstanding the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a Participant's termination, to the extent permitted by Applicable Law.

9.	Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)Award Agreement. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee determines.

(c)Period of Restriction. Except as otherwise provided in subsection (h) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, any Period of Restriction for an Award of Restricted Stock will not be less than one (1) year. Notwithstanding Section 3(c) of this Plan, the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock under a Period of Restriction that is shorter than the minimum Period of Restriction in this subsection (c), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock.

(d)Other Restrictions. The Committee may impose such other conditions or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, or restrictions under Applicable Law or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place on them a legend and institute stop-transfer orders on the Shares, and the Participant will be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(e)Removal of Restrictions. Subject to Applicable Law, Restricted Stock will become freely transferable by the Participant after the last day of the applicable Period of Restriction. Once Restricted Stock is released from the restrictions, the Participant will be entitled to receive a certificate evidencing the Shares.

(f)Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Shares of Restricted Stock granted under the Plan may exercise full voting rights with respect to those Shares during the Period of Restriction.

(g)Dividends and Other Distributions. Except as otherwise provided in a Participant's Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock will receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to the Restricted Stock will be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which the distributions were made.

(h)Termination Due to Death or Disability. Except as otherwise determined by the Committee, upon a Participant's termination of employment or service due to death or Disability:

(i)With respect to an Award of Restricted Stock with a time-based Period of Restriction, the restrictions on the Ratable Portion of the Award will lapse, and those Shares will be free of restrictions and will not be forfeited. The "Ratable Portion" of an Award of Restricted Stock is equal to:

(a)the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion (expressed as a percentage) of the Restricted Period that expired on the date of the Participant's death or Disability, reduced by

(b)the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the Participant's death or Disability.

(ii)With respect to an Award of Restricted Stock with a performance-based Period of Restriction, any unvested portion of the Award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: unvested number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(i)Other Terminations of Employment. Immediately after a Participant's termination of employment or service for a reason other than death or Disability, except as provided in Section 19 or as the Committee may otherwise determine, a Participant will forfeit all Restricted Stock that, at the time of termination, remains subject to the restrictions imposed by paragraph (c) of this Section 9.

10.	Restricted Stock Units.

(a)Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)Award Agreement. Each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the applicable Period of Restriction, the number of Restricted Stock Units granted, the settlement date, and such other provisions as the Committee determines.

(c)Value of Restricted Stock Units. The initial value of a Restricted Stock Unit will equal the Fair Market Value of a Share on the date of grant; provided, however, that this requirement will not apply to Awards that are adjusted pursuant to Section 18.

(d)Period of Restriction. Except as otherwise provided in subsection (g) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, any Period of Restriction for an Award of Restricted Stock Units will not be less than one (1) year. Notwithstanding Section 3(c), the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock Units under a Period of Restriction that is shorter than the minimum Period of Restriction in this subsection (d), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock Units.

(e)Form and Timing of Settlement. Except as otherwise provided in Section 19 or a Participant's Award Agreement, settlement and payment of Restricted Stock Units will be made at a specified settlement date that will not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion as specified in the Award Agreement, may settle earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares on the settlement date (or a combination thereof).

(f)Voting Rights. A Participant will not have voting rights or other rights as a shareholder with respect to the Shares subject to an Award of Restricted Stock Units granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(g)Termination Due to Death or Disability. Except as otherwise determined by the Committee, upon a Participant's termination of employment or service due to death or Disability:

(i)With respect to an Award of Restricted Stock Units with a time-based Period of Restriction, the restrictions on the Ratable Portion of the Award will lapse, and those Restricted Stock Units will be free of restrictions and will not be forfeited. The "Ratable Portion" of an Award of Restricted Stock Units is equal to:

(a)the number of Restricted Stock Units awarded to the Participant multiplied by the portion (expressed as a percentage) of the Restricted Period that expired on the date of the Participant's death or Disability, reduced by

(b)the number of Restricted Stock Units awarded with respect to which the restrictions had lapsed as of the date of the Participant's death or Disability.

(ii)With respect to an Award of Restricted Stock Units with a performance-based Period of Restriction, any unvested portion of the Award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: unvested number of Restricted Stock Units times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(h)Other Terminations of Employment. Upon a Participant's termination of employment or service for a reason other than death or Disability, except as provided in Section 19 or as the Committee may otherwise determine, a Participant will forfeit all Restricted Stock Units that, at the time of termination, remain subject to the restrictions imposed by paragraph (d) of this Section 10.

11.	Performance Shares.

(a)Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement that specifies the applicable Performance Period(s) and performance goal(s), the number of Performance Shares granted, and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant's Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c)Value of Performance Shares. The initial value of a Performance Share will equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction will not apply to Awards that are adjusted pursuant to Section 18.

(d)Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Shares, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Shares, payment will be made to each eligible Participant of the final value of the Performance Shares. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares (or a combination thereof).

(e)Voting Rights. A Participant will not have voting rights or other rights as a shareholder with respect to the Shares subject to an Award of Performance Shares granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f)	Termination of Employment or Service.

(i)Except as otherwise determined by the Committee, upon a Participant's termination of employment or service due to death or Disability, the Performance Shares will be paid based on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the Award to be paid may be computed under the following formula: total Performance Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(ii)Except as otherwise determined by the Committee, if a Participant terminates employment or service with the Company for any reason other than death or Disability prior to the end of the Performance Period respecting an Award of Performance Shares, the Participant will forfeit any and all right to payment under the Performance Shares.

12.	Performance Units.

(a)Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)Award Agreement. Each grant of Performance Units will be evidenced by an Award Agreement that specifies the number of Performance Units granted, the Performance Period(s) and performance goal(s), and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant's Award Agreement upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c)Value of Performance Units. The Committee will set performance goal(s) in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid to Participants.

(d)Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Units, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Units, payment will be made to each eligible Participant of the final value of the Performance Units. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof).

(e)Voting Rights. A Participant will not have voting rights or other rights as a shareholder with respect to the Shares subject to an Award of Performance Units granted under the Plan until such time, if at all, as Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f)	Termination of Employment or Service.

(i)Except as otherwise determined by the Committee, upon a Participant's termination of employment or service due to death or Disability, the Performance Units will be paid based on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the Award to be paid may be computed under the following formula: total Performance Units times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(ii)Except as otherwise determined by the Committee, if a Participant terminates employment or service with the Company for any reason other than death or Disability prior to the end of the Performance Period respecting an Award of Performance Units, the Participant will forfeit any and all right to payment under the Performance Units.

13.	Other Stock-Based Awards.

(a)Grant. The Committee has the right to grant Other Stock-Based Awards that may include, without limitation, (i) the grant of Shares based on attainment of performance goal(s) established by the Committee, (ii) the payment of Shares as a bonus or in lieu of cash based on attainment of performance goal(s) established by the Committee, and (iii) the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b)Period of Restriction. Except as otherwise provided in a Participant's Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, Other Stock-Based Awards granted pursuant to this Section 13 will have a minimum Period of Restriction of one (1) year, which period may, in the Committee's discretion, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement); provided, however, that in the Committee's discretion, up to five percent (5%) of the Shares available for issuance under the Plan may have a shorter Period of Restriction. Notwithstanding the above, an Award of payment in Shares in lieu of cash under other Company incentive or bonus programs will not be subject to the minimum Period of Restriction limitations described above and will not be applied against or included when calculating the 5% limitation in the previous sentence.

(c)Other Company Programs. Notwithstanding subsection (b) above, an Award that is payable in Shares in lieu of cash under another Company incentive or bonus program (and not this Plan) will not be subject to any Period of Restriction.

(d)Payment of Other Stock-Based Awards. Subject to Section 13(b), payment under or settlement of any such Awards will be made in such manner and at such times as the Committee determines. The Committee may provide that settlement of Other Stock-Based Awards will be deferred, on a mandatory basis or at the election of the Participant, pursuant to a deferred compensation plan designed to comply with Code Section 409A.

(e)Termination of Employment or Service. The Committee will determine the extent to which the Participant will have the right to receive Other Stock-Based Awards following termination of the Participant's employment or service with the Company and its Subsidiaries. Those provisions will be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

14.	Performance-Based Exception.

(a)If the Committee intends for an Award to qualify for the Performance-Based Exception, it shall specify that the attainment of one or more Performance Measures will determine the degree of granting, vesting or payout with respect to the Award. The Committee may establish Performance Measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade level, or position, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b)Unless otherwise determined by the Committee, measurement of Performance Measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non- recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis, or other filings with the SEC.

(c)Performance Measures may differ for Awards granted to any one Participant or to different Participants.

(d)Achievement of Performance Measures in respect of Awards intended to qualify under the Performance-Based Exception will be measured over a Performance Period specified in the Award Agreement, and the goals will be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days that is equal to 25% of the relevant Performance Period applicable to the Award.

(e)The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust the Awards downward).

15.	Transferability of Awards; Beneficiaries.

(a)Awards Not Transferable. Except as provided in this Section 15, Awards under the Plan will not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and will not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. During the lifetime of a Participant, an Award will be exercised only by the Participant or the Participant's guardian or legal representative.

(b)Death of Participant. Notwithstanding subsection (a), the Committee may provide in an Award Agreement that the Participant has the right to designate a beneficiary or beneficiaries who will be entitled to any rights, payments, or other benefits of the Award following the Participant's death. In the event of the Participant's death, the Participant's beneficiary may exercise the Award, to the extent the Award Agreement permits, in the same manner and to the same extent that the Participant could have exercised the Award on the date of his of her death.

(c)Designation of Beneficiary. If an Award Agreement provides that a Participant has the right to designate a beneficiary or beneficiaries, the Participant must designate his or her beneficiary or beneficiaries in the manner the Committee prescribes in the Award Agreement.

(d)Failure to Designate a Beneficiary. If a Participant's Award Agreement allows the Participant to designate a beneficiary or beneficiaries of the Award, and the Participant dies without a beneficiary designation valid under subsection (c), the Award may be exercised, within the limits of subsection (b), by the legatee of the Award under the Participant's will, by the Participant's estate in accordance with the Participant's will, or the laws of descent and distribution.

16.	Taxes.

Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Company may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which will not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

17.	Conditions Upon Issuance of Shares.

(a)Shares will not be issued pursuant to the exercise or settlement of an Award, unless the exercise of the Award and the issuance and delivery of the Shares pursuant thereto will comply with Applicable Law.

(b)As a condition to the exercise or settlement of an Award, the Company may require the person exercising the Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

18.	Adjustments Upon Changes in Capitalization.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, or any change in the corporate structure affecting the Shares, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Shares (excepting normal cash dividends) or other corporate event that has a material effect on the Fair Market Value of the Shares, such adjustment will be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 4(c), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per- Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award will always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 will be final, binding, and conclusive.

19.Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a)Change in Control. Except as otherwise provided in a Participant's Award Agreement, if a Participant's employment or service is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless otherwise specifically prohibited under Applicable Law:

(i)any and all outstanding Awards granted under the Plan with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed; and

(ii)any and all Awards granted under the Plan with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination.

(b)Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, determine that (i) all outstanding Options and SARs will be terminated upon the occurrence of a Change in Control and that each Participant will receive, with respect to each Share subject to the Options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one Share in connection with the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one Share in connection with the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c)Subsidiary Disposition. The Committee will have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in the Subsidiary Disposition. The Committee also will have the authority to condition any such Award vesting and exercisability or release from limitations upon the subsequent termination of the affected Participant's Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from limitations in connection with a Subsidiary Disposition, will remain fully exercisable until the expiration or sooner termination of the Award.

20.	Amendment, Suspension or Termination of the Plan.

(a)Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval, as described in subsection (b) below, will be effective unless the amendment is approved by the requisite vote of shareholders of the Company entitled to vote thereon within the applicable time period.

(b)Amendments Requiring Shareholder Approval. The Board will seek shareholder approval of any amendment the Board determines would require shareholder approval under the applicable rules of any national securities exchange or other market system, and such an amendment will become effective only upon its approval by the Company's shareholders. Except for adjustments made pursuant to Section 18, plan amendments that require shareholder approval include, without limitation, any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan; (ii) reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs; (iii) extend the term of the Plan or the maximum term of Options granted under the Plan; or (iv) change the class of persons eligible for grants of Awards under the Plan. Except as provided in Section 18, the Committee may not take any action: (1) to reprice, replace, regrant through cancellation or modify an outstanding Option or SAR if the effect of such action would be to reduce the Exercise Price of the Option or the grant price of the SAR; or (2) to cancel an outstanding Option or SAR having an Exercise Price or grant price above the then-current Fair Market Value of the Shares in exchange for the grant of another type of Award, without, in each case, first obtaining approval of the shareholders of the Company of such action.

(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18) affecting the Company or the financial statements of the Company or of changes in Applicable Law, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception will be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(d)Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding the Award, unless the termination, modification or amendment is required by Applicable Law and except as otherwise provided under the Plan.

(e)Compliance with the Performance-Based Exception. If an Award is intended comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 20, make any adjustments to the Plan or Award Agreements it deems appropriate.

21.	Reservation of Shares.

(a)The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares sufficient to satisfy the Plan's requirements. Shares issued under the Plan may be either authorized but unissued Shares, or Shares held in the Company's treasury.

(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority is not obtained.

22.	Rights of Participants.

(a)Continued Service. The Plan will not confer upon any Participant any right to continue employment or service with the Company, nor will it interfere in any way with his or her right or the Company's right to terminate a Participant's employment or service at any time, with or without cause.

(b)Participant. No Employee, Non-Employee Director, consultant or other individual will have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

23.	Successors.

All obligations of the Company under the Plan and with respect to Awards will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the "Company" in the Plan and in any Award Agreements will be deemed to refer to such successors.

24.	Legal Construction.

(a)Gender, Number and References. Except where otherwise indicated by the context, any masculine term used in the Plan also will include the feminine, the plural will include the singular, and the singular will include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or rule or regulation will be deemed to refer to that Section of the Plan, act, code, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, rule or regulation.

(b)Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c)Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan will be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements under the Plan will be construed in accordance with and governed by the laws of the State of Indiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e)Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the Company's shareholders for approval will be construed as creating any limitations on the power of the Board or a committee of the Board to adopt any other incentive arrangements it may deem desirable.

(f)Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. With respect to any Award hereunder that constitutes "deferred compensation" within the meaning of Code Section 409A, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable on account of a separation from service to a "specified employee, " as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) months following the specified employee's separation from service; and (ii) an Award recipient will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A. The determination of which individuals are "specified employees" will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as established from time to time by the Board, or its designee, in its discretion.

APPENDIX B

INTERACTIVE INTELLIGENCE GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated)

Section 1. Designation and Purpose of Plan. The name of this Plan is the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide incentives, through the ownership of Company common stock, for employees to enhance Company performance through their services. The Plan is intended to comply, and should be interpreted where possible to comply, with the terms of Code section 423.

Section 2. Definitions. As used in the Plan, the following terms, when capitalized, have the following meanings:

(a) "Agent" means E*TRADE Financial Corporate Services, Inc., or any successor agent selected by the Company.

(b) "Beneficiary" means, with respect to a Participant, the individual or estate designated, pursuant to Section 11, to receive the Participant's Payroll Deduction Account balance and Investment Account assets in the event of the Participant's death.

(c) "Board" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

(e) "Committee" means the Employee Stock Purchase Plan Committee established pursuant to Section 12 to administer the Plan.

(f) "Common Stock" means the Company's common stock, $0.01 par value.

(g) "Company" means Interactive Intelligence Group, Inc. and any successor by merger, consolidation or otherwise.

(h) "Compensation" means, with respect to an Eligible Employee for a calendar year, the Eligible Employee's wages, salary, commissions, bonuses, and other remuneration for services, including salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k).

(i) "Designated Subsidiary" means any Subsidiary of the Company that is designated from time to time by the Committee to permit the employees of that Subsidiary to participate in the Plan.

(j) "Effective Date" means the effective date of this amendment and restatement of the Plan, which is March 15, 2016, subject to the approval of the amended and restated Plan by the Company's shareholders within 12 months of the adoption of the amended and restated Plan.

(k) "Eligible Employee" means any employee of the Company or any Designated Subsidiary that meets the eligibility requirements of Section 4.

(l) "Enrollment Form" means the form filed with the Committee authorizing payroll deductions pursuant to Section 5.

(m) "Entry Date" means the first day of each Purchase Period that coincides with or follows the Effective Date.

(n) "Fair Market Value" means, with respect to a share of Common Stock as of any date, the closing price for a share of Common Stock, as reported on The Nasdaq Stock Market, on such date.

(o) "Investment Account" means the account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 6.

(p) "Participant" means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 5 and who has not ceased to participate in the Plan pursuant to Section 10.

(q) "Payroll Deduction Account" means the account established for a Participant to hold payroll deductions pursuant to Section 5.

(r) "Plan" means this instrument and the employee stock purchase plan established by this instrument.

(s) "Purchase Date" means, with respect to a Purchase Period, the first business day following the end of the Purchase Period on which shares of Common Stock are or could be traded on The Nasdaq Stock Market.

(t) "Purchase Period" means a calendar quarter beginning on or after the Effective Date or such other period of time (but not to exceed 27 months or such longer period as may be permitted under Code section 423) commencing on such date, on or after the Effective Date, as may be established by the Committee.

(t) "Purchase Price" means, with respect to a Purchase Period, the price for each whole and fractional share of Common Stock, including those purchased by dividend reinvestment, which shall be 95% of the Fair Market Value of such whole or fractional share as of the Purchase Date for the Purchase Period.

(u) "Subsidiary" means any corporation which is a "subsidiary corporation" of the Company as such term is defined in section 424 of the Code.

Section 3. Shares Reserved for the Plan. The Company shall reserve for issuance and purchase by employees under the Plan an aggregate of 1,050,000 shares of Common Stock, subject to adjustment as provided in Section 16. Shares subject to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or in private transactions. Shares needed to satisfy the Plan may be acquired from the Company or by purchases at the Company's expense on the open market or in private transactions. If the purchases by all Participants on a Purchase Date would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in this Section 3, the remaining number of shares that may be sold under the Plan shall be allocated ratably among the Participants making purchases on that Purchase Date.

Section 4. Eligible Employees. All employees of the Company or any Designated Subsidiary are eligible to participate in the Plan for a Purchase Period, except the following:

(a) any employee who had not been employed for more than 30 days prior to the Entry Date for that Purchase Period;

(b) any employee whose customary employment is 20 hours or less per week; and

(c) any employee whose customary employment is for not more than 5 months in a calendar year.

Section 5. Election to Participate. Each Eligible Employee may become a Participant on the Entry Date that coincides with or follows the date he first becomes an Eligible Employee, by complying with this Section.

(a) The Eligible Employee shall file with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Compensation.

(b) Regular payroll deductions shall be subject to a minimum deduction of 1% and a maximum deduction of 20% of Compensation for the payroll period and to a maximum deduction per payroll period of $1,000.

(c) The Company shall hold all payroll deduction amounts as part of its general assets, but shall credit each Participant's payroll deduction amounts, without interest, to a Payroll Deduction Account in his name.

(d) To begin participation as of an Entry Date, an Eligible Employee must file his Enrollment Form with the Committee not less than 14 days before that Entry Date, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the second Entry Date following the filing of the Enrollment Form.

(e) A Participant may increase or decrease his payroll deduction, effective as of the next Entry Date, by filing a new Enrollment Form.

(f) To the extent necessary to comply with Code section 423(b)(8) or Section 7 of the Plan, a Participant's payroll deduction contributions to the Plan may be decreased by the Company to 0% for any payroll period.

(g) At any time during the first 2 ½ months of a Purchase Period, a Participant may elect to terminate his payroll deductions and receive a refund of the balance in his Payroll Deduction Account accumulated during that Purchase Period. In that event, he shall not again become a Participant until the second Entry Date following his election to terminate.

Section 6. Participant Purchases and Investment Accounts. On each Purchase Date, each Participant shall be deemed, without further action, to have purchased shares of Common Stock with the entire balance in his Payroll Deduction Account, and the Agent shall credit the purchased shares to the Participant's Investment Account.

(a) The Participant shall be credited with the number of whole and fractional shares (rounded to three decimal places) that his Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date.

(b) All dividends paid with respect to the whole and fractional shares of the Common Stock and shares so purchased shall be reinvested in Common Stock and added to the shares held for a Participant in his Investment Account.

(c) Expenses incurred in the purchase of shares and the expenses of the Agent shall be paid by the Company.

Section 7. Limitation on Purchases. Participant purchases are subject to the following limitations:

(a) During any one calendar year, a Participant may not purchase, under the Plan or under any other plan qualified under Code section 423, shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each Purchase Date) in excess of $25,000.

(b) During any one calendar year, all Participants who are corporate officers of the Company may not purchase, in the aggregate, more than 50% of the Common Stock purchased under the Plan during that calendar year.

(c) A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Purchase Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5% or more of the total combined voting power of the Company. For this purpose, stock that the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Purchase Date on which this paragraph limits a Participant's ability to purchase Common Stock, the Participant's payroll deductions shall terminate, and he shall receive a refund of the balance in his Payroll Deduction Account.

Section 8. Stock Purchases by Agent. As of each Purchase Date, the Agent shall acquire, using the accumulated balances of all Participants' Payroll Deduction Accounts, shares of Common Stock to be credited to those Participants' Investment Accounts.

(a) The Agent shall acquire shares issued or held as treasury shares by the Company or, if directed by the Committee, by purchases on the open market or in private transactions.

(b) If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Agent the difference between the Purchase Price and the price at which such shares are purchased for Participants.

Section 9. Investment Account Withdrawals. Upon 5 business days advance written notice to the Agent, a Participant may elect as of any Purchase Date to withdraw the assets in his Investment Account.

(a) The Participant may elect to obtain a certificate for the whole shares of Common Stock credited to his Investment Account. As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock before he has satisfied the minimum holding period requirements established by Code section 423(a)(1) with respect to those shares.

(b) The Participant may elect that all shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

(c) In either event, the Agent will sell any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses, to the Participant.

(d) If a Participant withdraws the assets in his Investment Account, he shall cease to be a Participant and shall not again become a Participant until the second Entry Date following the withdrawal.

Section 10. Cessation of Participation. If a Participant dies, terminates employment, or withdraws assets from his Investment Account, he shall cease to participate in the Plan, the Company shall refund the balance in his Payroll Deduction Account, and the Agent shall distribute the assets in his Investment Account.

(a) In the event of the Participant's death, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to his Beneficiary.

(b) If the Participant terminates employment, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to him.

(c) Upon distribution, the Participant or, in the event of his death, his Beneficiary may elect to obtain a certificate for the whole shares of Common Stock credited to the Participant's Investment Account or may elect that any whole shares in his Investment Account be sold. In that event, the Agent will sell such whole shares and any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses.

Section 11. Beneficial Interests in Plan. Each Payroll Deduction Account and each Investment Account shall be in the name of the Participant. A Participant may designate a Beneficiary to receive his interests in both accounts in the event of his death by complying with procedures prescribed by the Committee. If a Participant dies without having designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant's estate shall be his Beneficiary.

Section 12. Administration of the Plan. The Plan shall be administered by the Employee Stock Purchase Plan Committee.

(a) The Committee shall consist of not less than three members appointed by the Board. The Board from time to time may fill vacancies in the Committee.

(b) A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee.

(c) The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

Section 13. Authority of the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a) Determine when each Purchase Date under this Plan shall occur, and the terms and conditions related thereto (which need not be identical for each such date);

(b) Designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan;

(c) Construe and interpret the Plan and establish, amend and revoke rules, regulations and procedures relating to it, and to make all other determinations necessary or advisable in administering the Plan. The Committee may, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in such manner and to the extent it may deem necessary, desirable or appropriate to make the Plan fully effective;

(d) Exercise such powers and perform such acts as the Committee may deem necessary, desirable or appropriate to promote the best interests of the Company and its Designated Subsidiaries, including directing the Agent as to the acquisition of shares, and to carry out the intent that the shares made available for purchase under the Plan are treated as qualifying under Code section 423(b); and

(e) Adopt and amend, as the Committee deems appropriate, a Plan rule specifying that shares of Common Stock purchased by a Participant may not be sold by the Participant for a specified period of time after the Purchase Date on which the shares were purchased by the Participant, and establish such procedures as the Committee may deem necessary to implement such rule.

Section 14. Interpretations and Decisions by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Subsidiary, any Participant and any Eligible Employee.

Section 15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant.

Section 16. Change in Capital Structure. Despite anything in the Plan to the contrary, the Committee may take the following actions without the consent of any Participant or Beneficiary, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Section 17. Amendment or Suspension of the Plan. The Board may at any time, or from time to time, suspend the Plan or amend it in any respect. The shareholders of the Company, however, must approve any amendment that would increase the number of shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization of the Company), a change in the designation of any corporations (other than a Subsidiary) whose employees become Eligible Employees under the Plan, or any other change in the Plan that would require shareholder approval under applicable law or regulations or the rules of any securities exchange on which Common Stock may then be listed. No amendment or suspension shall adversely affect the rights of Participants with respect to shares of Common Stock previously acquired under the Plan. During any suspension of the Plan, no new Purchase Period shall begin and no new Eligible Employee shall be offered any new right to purchase Common Stock under the Plan or any opportunity to elect to participate in the Plan, and any existing payroll deduction authorizations shall be suspended, but any such right to purchase shares of Common Stock previously granted for a Purchase Period that began prior to the Plan suspension shall remain subject to the other provisions of the Plan and the discretion of the Board or the Committee with respect thereto.

Section 18. Termination of the Plan. The Plan and all rights of employees and beneficiaries under the Plan shall terminate at any date at the discretion of the Board. Upon termination of the Plan, each Participant shall receive the balance in his Payroll Deduction Account and all shares in his Investment Account.

Section 19. Indemnification of Committee. Members of the Committee shall be entitled to indemnification and reimbursement to the same extent applicable to directors of the Company pursuant to its Articles of Incorporation and Bylaws.

Section 20. Government Regulations. The Plan, the grant and exercise of the rights to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

Section 21. Miscellaneous.

(a) Any reference in the Plan to elections, Enrollment Forms, notices, authorizations or any other document to be provided in writing shall include the provision of any such form, notice, authorization or document by electronic means, including through the Company's intranet, and any reference in the Plan to the signing of any such document shall include the authentication of any such document provided in electronic form, in each case in accordance with procedures established by the Committee.

(b) Any reference in the Plan to the issuance or transfer of a stock certificate evidencing shares of Common Stock shall be deemed to include, in the Committee's discretion, the issuance or transfer of such shares in book-entry or electronic form. Uncertificated shares shall be deemed delivered for all Plan purposes when the Company or the Agent shall have provided to the recipient of the shares a notice of issuance or transfer by electronic mail (with proof of receipt) or by United States mail, and shall have recorded the issuance or transfer in its records.

Amendment and restatement adopted by the Board of Directors of Interactive Intelligence Group, Inc. effective as of March 15, 2016.

INTERACTIVE INTELLIGENCE

INTERACTIVE INTELLIGENCE GROUP, INC.
ATTN: INVESTOR RELATIONS
7601 INTERACTIVE WAY
INDIANAPOLIS, IN 46278

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	____________________

Nominees

01 Mark E. Hill   02 Michael C. Heim

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers.	☐	☐	☐
3. Consent to the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm.	☐	☐	☐
4. Approve amendments to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.	☐	☐	☐
5. Approve the amendment and restatement of the Interactive Intelligence Group, Inc. Employee Stock Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date   Signature (Joint Owners) Date

0000280489_1 R1.0.1.25

Dear Investor,

For comments: please contact our investor relations department at (317) 872-3000 and press option "4".

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com .

INTERACTIVE INTELLIGENCE GROUP, INC.
2016 Annual Meeting of Shareholders
May 18, 2016 1:30 PM
This proxy is solicited by the Board of Directors

By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and Ashley A. Vukovits, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders of the Company to be held at the Company's World Headquarters, 7601 Interactive Way, Indianapolis, Indiana on Wednesday, May 18, 2016 at 1:30 p.m. Eastern Time, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000280489_2 R1.0.1.25